Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF TEXAS HOUSTON DIVISION

IN RE:	§	CASE NO. 16-31975
§
GOODRICH PETROLEUM	§	(Chapter 11)
CORPORATION, et al.,	§
	§	JOINTLY ADMINISTERED
Debtors.[1]	§

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER APPROVING THE

DISCLOSURE STATEMENT AND CONFIRMING THE DEBTORS’ JOINT CHAPTER

11 PLAN OF REORGANIZATION

The above-captioned debtors and debtors in possession (collectively, the “Debtors”) having:2

a.	commenced these Cases by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) on April 15, 2016 (the “Petition Date”);

b.	filed, on August 12, 2016, the Debtors’ First Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 454] and the Disclosure Statement for the Debtors’ First Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 455];

c.	filed, on August 18, 2016, the Notice of Filing Revised Plan, Disclosure Statement, and Related Pleadings [Docket No. 466];

d.	filed, on August 25, 2016, the Notice of Filing of Solicitation Version of (A) the Disclosure Statement for the Debtors’ First Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code and (B) Debtors’ First Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 481] (the “Disclosure Statement”);

[1]	The Debtors are Goodrich Petroleum Corporation (6193) and Goodrich Petroleum Company, L.L.C. (7273). The Debtors’ service address is: 801 Louisiana, Suite 700, Houston, Texas 77002.
[2]	Capitalized terms used in this Order that are not otherwise defined herein shall have the meanings given to them in the Plan.

e.	caused solicitation materials and notice of the deadline for objecting to confirmation of the Plan to be distributed by August 25, 2016, and continuing thereafter, consistent with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Conditional Disclosure Statement Order (as defined herein), which Conditional Disclosure Statement Order also conditionally approved, among other things, solicitation procedures (the “Solicitation Procedures”) and related notices, forms, Ballots, and Master Ballots (collectively, the “Solicitation Packages”), as evidenced by, among other things, the Certificate of Service [Docket No. 483];

f.	caused notice of the Confirmation Hearing (the “Confirmation Hearing Notice”);

g.	filed, on September 9, 2016, the Notice of Filing of Plan Supplement to the Debtors’ First Amended Joint Chapter 11 Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 490];

h.	filed, on September 14, 2016, the Notice of Filing of First Supplement to the Plan Supplement to the Debtors’ First Amended Joint Chapter 11 Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 492];

i.	filed, on September 22, 2016, the Notice of Filing First Amendment to the Plan Supplement to the Debtors’ First Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 518];

j.	filed, on September 27, 2016, the Notice of Filing Second Amendment to the Plan Supplement to the Debtors’ First Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 526];

k.	filed, on September 23, 2016, the Declaration of Voting Agent Regarding Solicitation and Tabulation of Votes in Connection with the Debtors’ First Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 521] (as may be amended, modified, or supplemented, the “Voting Certification”); and

1.	filed, on September 28, 2016, the Notice of Second Supplement to the Plan Supplement to the Debtors’ First Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 530].

The Bankruptcy Court having:

a.	entered the Order Granting Emergency Motion for Order (I) Approving Term Sheet and Commitment Letter and (II) Authorizing Payment of Fees and Expenses Related Thereto [Docket No. 43] (the “New 2L Notes Commitment Letter Order”);

b.	entered the Order (A) Conditionally Approving the Disclosure Statement, (B) Scheduling Disclosure Statement and Plan Confirmation Hearing, (C) Establishing Disclosure Statement and Plan Objection Deadline and Related Procedures, (D) Approving the Solicitation Procedures, and (E) Approving the Confirmation Hearing Notice [Docket No. 469] (the “Conditional Disclosure Statement Order”);

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c.	set September 21, 2016, at 4:00 p.m. (Central Time) as the deadline for filing objections in opposition to the Plan (the “Plan Objection Deadline”) as set forth in the Conditional Disclosure Statement Order;

d.	set September 21, 2016, at 5:00 p.m. (Central Time) as the deadline for voting on the Plan, as set forth in the Conditional Disclosure Statement Order;

e.	set September 28, 2016, at 3:00 p.m. (Central Time) as the date and time for the Confirmation Hearing pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code, as set forth in the Conditional Disclosure Statement Order;

f.	reviewed the Debtors’ First Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code attached hereto at Exhibit 1 (the “Plan”), the Disclosure Statement, the Voting Certification, and all pleadings, exhibits, statements, responses, and comments regarding Confirmation, including all objections, statements, and reservations of rights filed by parties in interest on the docket of these Cases;

g.	held the Confirmation Hearing;

h.	heard the statements, arguments, and objections made by counsel in respect of Confirmation;

i.	considered all oral representations, testimony, documents, filings, and other evidence regarding Confirmation;

j.	taken judicial notice of all pleadings and other documents filed, all orders entered, and all evidence and arguments presented in these Cases; and

k.	overruled any and all objections to the Plan and to Confirmation and all statements and reservations of rights not consensually resolved or withdrawn unless otherwise indicated herein.

FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.	Findings and Conclusions.

1. The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute the Bankruptcy Court’s findings of fact and conclusions of law under Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following conclusions of law constitute findings of fact, or vice versa, they are adopted as such.

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B.	Jurisdiction, Venue, and Core Proceeding.

2. The Bankruptcy Court has jurisdiction over these Cases pursuant to section 1334 of title 28 of the United States Code. The Bankruptcy Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed. Venue is proper in this district pursuant to sections 1408 of title 28 of the United States Code. Confirmation of the Plan is a core proceeding within the meaning of section 157(b)(2) of title 28 of the United States Code.

C.	Eligibility for Relief.

3. The Debtors were and are entities eligible for relief under section 109 of the Bankruptcy Code.

D.	Commencement and Joint Administration of these Cases.

4. On the Petition Date, each of the Debtors commenced a chapter 11 case by filing a voluntary petition for relief under chapter 11 of the Bankruptcy Code. By prior order of the Bankruptcy Court, these Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015 [Docket No. 37]. The Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in these Cases. On April 27, 2016, the Office of the United States Trustee for the Southern District of Texas (the “U.S. Trustee”) appointed an official committee of unsecured creditors (the “Committee”) [Docket No. 100].

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E.	Burden of Proof—Confirmation of the Plan.

5. The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for Confirmation.

F.	Adequacy of Disclosure Statement.

6. The Disclosure Statement contains “adequate information” as such term is defined in section 1125(a)(1) and used in section 1126(b)(2) of the Bankruptcy Code with respect to the Debtors, the Plan, and the transactions contemplated therein, and is approved in all respects.

G.	Ballots

7. The Ballots used to solicit votes to accept or reject the Plan from the Holders of Claims in the Voting Classes adequately addressed the particular needs of the Cases and were appropriate for the holders of Claims in the Voting Classes to use to vote to accept or reject the Plan and to make any elections, including to opt-out of third-party releases set forth in Article XII of the Plan. No other or further ballots were required.

H.	Notice and Transmittal of Solicitation Materials; Adequacy of Solicitation Notices.

8. The Plan, the Disclosure Statement, the Conditional Disclosure Statement Order, the Solicitation Packages, the Plan Supplement, and the other materials filed and/or distributed by the Debtors in connection with Confirmation of the Plan (collectively, the “Confirmation Materials”) were transmitted and served in compliance with the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, with the Bankruptcy Local Rules for the Southern District of Texas (the “Bankruptcy Local Rules”), and with the procedures set forth in the Conditional Disclosure Statement Order. Notice of the Confirmation Hearing was appropriate and satisfactory based upon the circumstances of these Cases. The transmittal and service of the

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Confirmation Materials complied with the approved Solicitation Procedures, was appropriate and satisfactory based upon the circumstances of these Cases, was conducted in good faith, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and any other applicable rules, laws, and regulations. Because such transmittal and service were adequate and sufficient, no other or further notice is necessary or shall be required.

I.	Voting.

9. On September 23, 2016 the Notice and Claims Agent filed the Voting Certification with the Bankruptcy Court. As evidenced by the Voting Certification, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, the Solicitation Procedures, and the Bankruptcy Local Rules.

J.	Good Faith Solicitation.

10. Based on the record before the Bankruptcy Court in these Cases, the Debtors and their respective members, directors, officers, employees, representatives, attorneys, financial advisors, investment bankers, agents, restructuring advisors, and other professionals have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Solicitation Procedures, and the Bankruptcy Local Rules in connection with the development of the Plan, all of their respective activities relating to the solicitation of acceptances to the Plan, their participation in these Cases, and the activities described in section 1125 of the Bankruptcy Code, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

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K.	Plan Supplement.

11. The filing of the Plan Supplement was proper and in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, and the Conditional Disclosure Statement Order, and no other or further notice is or shall be required. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan.

L.	Objections.

12. To the extent that any objections, reservations of rights, statements, or joinders to Confirmation have not been resolved, withdrawn, waived, or settled prior to entry of this Confirmation Order or otherwise resolved herein or as stated on the record of the Confirmation Hearing, they are hereby overruled on the merits based on the record before this Bankruptcy Court.

M.	Bankruptcy Rule 3016.

13. The Plan is dated and identifies the Debtors as the Plan proponents, thereby satisfying Bankruptcy Rule 3016(a). The filing of the Disclosure Statement satisfied Bankruptcy Rule 3016(b). The Disclosure Statement and Plan describe, in bold font and with specific and conspicuous language, the injunction provisions in the Plan, including all acts to be enjoined by the Plan, and identify the entities that will be subject to the injunction, thereby satisfying Bankruptcy Rule 3016(c).

N.	Compliance with Bankruptcy Code Requirements—Section 1129(a)(1).

14. The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code.

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(i)	Proper Classification—Sections 1122 and 1123.

15. The Plan satisfies the requirements of sections 1122(a) and 1123(a) of the Bankruptcy Code. Article III of the Plan provides for the separate classification of Claims and Equity Interests into 10 Classes. Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and Equity Interests. The classifications reflect no improper purpose and do not unfairly discriminate between, or among, holders of Claims or Equity Interests. Each Class of Claims and Equity Interests contains only Claims or Equity Interests that are substantially similar to other Claims or Equity Interests within that Class.

(ii)	Specified Unimpaired Classes—Section 1123(a)(2).

16. The Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code. Article III of the Plan specifies that Claims, as applicable, in the following Classes (the “Unimpaired Classes”) are Unimpaired under the Plan within the meaning of section 1124 of the Bankruptcy Code:

Class	Claim or Interest
1	Other Priority Claims
2	Other Secured Claims
7	Convenience Class Claims

17. Additionally, Article II of the Plan specifies that Allowed Administrative Claims, Professional Fee Claims, and Allowed Priority Tax Claims will be paid in full in accordance with the terms of the Plan, although these Claims are not classified under the Plan. Article XII of the Plan specifies that certain statutory fees will be paid in full in accordance with the terms of the Plan, although these Claims are not classified under the Plan.

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(iii)	Specified Treatment of Impaired Classes—Section 1123(a)(3).

18. The Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code. Article III of the Plan specifies that Claims and Equity Interests, as applicable, in the following Classes (the “Impaired Classes”) are Impaired under the Plan within the meaning of section 1124 of the Bankruptcy Code, and describes the treatment of such Classes:

Class	Claim or Interest
3	Senior Credit Facility Claims
4	Second Lien Notes Claims
5	Unsecured Notes Claims
6	General Unsecured Claims
8	Section 510(b) Claims
9	Equity Interests in Goodrich Subsidiary
10	Equity Interests in Goodrich

(iv)	No Discrimination—Section 1123(a)(4).

19. The Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code. Article III of the Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest.

(v)	Adequate Means for Plan Implementation—Section 1123(a)(5).

20. The Plan and the various documents included in the Plan Supplement provide adequate and proper means for implementation of the Plan, including, without limitation: (a) the restructuring of the Debtors’ balance sheet and other financial transactions provided for by the Plan; (b) the implementation of the Amended Governance Documents; (c) the implementation of Management Incentive Program; (d) the issuance of the New Goodrich Equity Interests, the New 2L Notes, the New 2L Notes Commitment Fee Warrants, and the Unsecured Warrant Package; (e) the cancellation of certain existing agreements, obligations, instruments, and Equity Interests; (f) the entrance into the Exit Facility; (g) the continued vesting of the assets of the Debtors’ Estates in the Reorganized Debtors; and (h) the execution, delivery, filing, or recording of all contracts, instruments, releases, and other agreements or documents in furtherance of the Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code.

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(vi)	Voting Power of Equity Securities—Section 1123(a)(6).

21. The Amended Governance Documents prohibit the issuance of nonvoting securities and provide an appropriate distribution of voting power among the several classes of securities possessing such power. As such, the Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code.

(vii)	Designation of Directors and Officers—Section 1123(a)(7).

22. The Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code. The Debtors’ initial directors and officers, to the extent known, have been disclosed in the Plan or the Plan Supplement and, to the extent not known, will be determined in accordance with the Amended Governance Documents, which is consistent with the interests of creditors and equity holders and public policy and satisfies section 1123(a)(7) of the Bankruptcy Code.

(viii)	Impairment / Unimpairment of Classes—Section 1123(b)(1).

23. The Plan is consistent with section 1123(b)(1) of the Bankruptcy Code. Article III of the Plan impairs or leaves Unimpaired each Class of Claims and Equity Interests.

(ix)	Assumption and Rejection of Executory Contracts and Unexpired Leases—Section 1123(b)(2).

24. The Plan is consistent with section 1123(b)(2) of the Bankruptcy Code. Article VI of the Plan provides for the assumption of the Debtors’ executory contracts and unexpired leases, including, without limitation, those contracts and leases listed on Exhibit D of the Plan Supplement, unless such executory contract or unexpired lease (a) is being rejected pursuant to the Plan by being identified on the Plan Supplement or any other materials filed with the Bankruptcy Court as an executory contract or unexpired lease being rejected pursuant to the Plan, which shall include any material contracts identified for rejection by the Majority Second Lien Noteholders or the New 2L Notes Purchasers; (b) is the subject of a motion to reject filed on or before the Effective Date; or (c) has been previously assumed or rejected by the Debtors.

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(x)	Settlement, Releases, Exculpation, Injunction, and Preservation of Claims and Causes of Action—Section 1123(b)(3).

25. The Plan is consistent with section 1123(b)(3) of the Bankruptcy Code. In accordance with section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration of the distributions, settlements, and other benefits provided under the Plan, except as stated otherwise in the Plan, the provisions of the Plan constitute a good-faith compromise of all Claims, Equity Interests, and controversies relating to the contractual, subordination, and other legal rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest. The compromise and settlement of such Claims and Equity Interests embodied in the Plan and reinstatement and unimpairment of other Classes identified in the Plan are in the best interests of the Debtors, the Estates, and all holders of Claims and Equity Interests, and are fair, equitable, and reasonable.

26. Section 12.08 of the Plan describes certain releases granted by the Debtors (the “Debtor Releases”). The Debtors have satisfied the business judgment standard with respect to the propriety of the Debtor Releases. Such releases are a necessary and integral element of the Plan, and are fair, reasonable, and in the best interests of the Debtors, the Estates, and holders of Claims and Equity Interests.

27. Section 12.09 of the Plan describes certain releases granted by the holders of Claims (the “Third-Party Release”). The ballots sent to all holders of Claims entitled to vote on the Plan, in each case, unambiguously stated that the Plan contains the Third-Party Release and provided such holders of Claims with the opportunity to opt-out of the Third Party Release. The Third Party Release is a necessary and integral element of the Plan, including the transactions to be executed pursuant to the Plan, and is fair, equitable, reasonable, and in the best interests of the Debtors, the Estates, and all holders of Claims and Equity Interests.

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28. The exculpation, described in Section 12.06 of the Plan (the “Exculpation”), is appropriate under applicable law because it was proposed in good faith, was formulated following extensive good-faith, arm’s-length negotiations with key constituents, and is appropriately limited in scope. Without limiting anything in the Exculpation, each Protected Party has participated in the Debtors’ restructuring and these Cases in good faith and is appropriately exculpated from any liability under the terms set forth in the Plan.

29. The injunction provision set forth in Section 12.07 of the Plan is necessary to implement, preserve, and enforce the Debtors’ discharge, the Debtor Releases, the Third-Party Release, and the Exculpation, and is narrowly tailored to achieve this purpose.

30. Section 4.12 of the Plan appropriately provides that the Reorganized Debtors will retain, and may enforce, all rights to commence and pursue, as appropriate, any and all Causes of Action except for Causes of Action that have been expressly waived, settled, or otherwise released as provided in the Plan, whether arising before or after the Petition Date, including without limitation, any types of Causes of Action described or referred to in the Disclosure Statement, including without limitation, as identified in Exhibit G thereof, or the Schedules. The provisions regarding the preservation of Causes of Action in the Plan are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors, the Estates, and holders of Claims and Equity Interests.

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31. The release and discharge of all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Reorganized Debtors or their Estates described in Section 12.22 of the Plan (the “Lien Release”) is necessary to implement the Plan. The provisions of the Lien Release are appropriate, fair, equitable, and reasonable and are in the best interests of the Debtors, the Estates, and holders of Claims and Equity Interests.

(xi)	Additional Plan Provisions—Section 1123(b)(6).

32. The other discretionary provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code.

(xii)	Cure of Defaults—Section 1123(d)

33. Section 6.07 of the Plan provides for the satisfaction of cure Claims associated with each Executory Contract and Unexpired Lease to be assumed in accordance with section 365(b)(1) of the Bankruptcy Code. The cure amounts identified in the Cure Notice and any amendments thereto, as applicable, represent the amount, if any, that the Debtors shall pay in full and complete satisfaction of such cure Claims. Any disputed cure amounts will be determined in accordance with the procedures set forth in Section 6.07 of the Plan, and applicable bankruptcy and non-bankruptcy law. As such, the Plan provides that the Debtors will cure, or provide adequate assurance that the Debtors will promptly cure, defaults with respect to assumed Executory Contracts and Unexpired Leases in compliance with section 365(b)(1) of the Bankruptcy Code. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

O. Debtor Compliance with the Bankruptcy Code—Section 1129(a)(2).

34. The Debtors have complied with the applicable provisions of the Bankruptcy Code and, thus, satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically, each Debtor:

a.	is an eligible debtor under section 109, and a proper proponent of the Plan under section 1121(a), of the Bankruptcy Code;

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b.	has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Bankruptcy Court; and

c.	complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126, the Bankruptcy Rules, the Bankruptcy Local Rules, any applicable non-bankruptcy law, rule and regulation, the Conditional Disclosure Statement Order, and all other applicable law, in transmitting the Confirmation Materials, and related documents and notices, and in soliciting and tabulating the votes on the Plan.

P. Plan Proposed in Good Faith—Section 1129(a)(3).

35. The Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code. The Debtors have proposed the Plan in good faith and not by any means forbidden by law. In so determining, the Bankruptcy Court has examined the totality of the circumstances surrounding the filing of these Cases, the Plan, the Restructuring Documents, the process leading to Confirmation, including the support of holders of Claims for the Plan, and the transactions to be implemented pursuant thereto. The Cases were filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to reorganize and emerge from bankruptcy with a capital and organizational structure that will allow them to conduct their businesses and satisfy their obligations with sufficient liquidity and capital resources.

Q. Payment for Services or Costs and Expenses—Section 1129(a)(4).

36. Any payment made or to be made by the Debtors, or by a person issuing securities or acquiring property under the Plan, for services or for costs and expenses in connection with the Cases, or in connection with the Plan and incident to the Cases, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

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R. Directors, Officers, and Insiders—Section 1129(a)(5).

37. The Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code. The Debtors’ initial directors and officers, to the extent known, have been disclosed in the Plan or the Plan Supplement and, to the extent not known, will be determined in accordance with the Amended Governance Documents, which is consistent with the interests of creditors and equity holders and public policy and satisfies section 1129(a)(5) of the Bankruptcy Code.

S. No Rate Changes—Section 1129(a)(6).

38. Section 1129(a)(6) of the Bankruptcy Code is not applicable to the Cases. The Plan proposes no rate change subject to the jurisdiction of any governmental regulatory commission.

T. Best Interest of Creditors—Section 1129(a)(7).

39. The Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code. Each Holder of an Impaired Claim or Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

40. The liquidation analysis attached to the Disclosure Statement and the other evidence related thereto in support of the Plan that was proffered or adduced at the Confirmation Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analyses or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that Holders of Allowed Claims in every Class will recover as much or more under

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the Plan on account of such Claim or Interest, as of the Effective Date, than the amount such Holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. Accordingly, the Plan satisfies the “best interest of creditors” test under section 1129(a)(7) of the Bankruptcy Code.

U. Acceptance by Certain Classes—Section 1129(a)(8).

41. The Plan does not satisfy the requirements of section 1129(a)(8) of the Bankruptcy Code. Classes 1, 2, and 7 constitute Unimpaired Classes, each of which is conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code. The Voting Classes 3, 4, 5 have voted to accept the Plan, but Class 6 has voted to reject the Plan. Additionally, holders of Claims or Equity Interests in Classes 8, 9, and 10 receive no recovery on account of their Claims or Equity Interests pursuant to the Plan and are deemed to have rejected the Plan. Notwithstanding the foregoing, the Plan is confirmable because it satisfies sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

V. Treatment of Claims Entitled to Priority Under Section 507(a) of the Bankruptcy Code—Section 1129(a)(9).

42. The treatment of Allowed Administrative Claims, Allowed Professional Fee Claims, and Allowed Priority Tax Claims under Article II of the Plan, Statutory Fees under Article XII, and Allowed Other Priority Claims under Article III of the Plan, satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.

W. Acceptance by At Least One Impaired Class—Section 1129(a)(10).

43. The Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code. As evidenced by the Voting Certification, the Voting Classes 3, 4, and 5, each of which is impaired, voted to accept the Plan by the requisite numbers and amounts of Claims, determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code), specified under the Bankruptcy Code.

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X. Feasibility—Section 1129(a)(11).

44. The Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code. The financial projections attached to the Disclosure Statement and the other evidence supporting Confirmation of the Plan proffered or adduced by the Debtors at the Confirmation Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; (d) establish that the Plan is feasible and Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization of the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan, except as provided in the Plan; and (e) establish that the Reorganized Debtors will have sufficient funds available to meet their obligations under the Plan.

Y. Payment of Fees—Section 1129(a)(12).

45. The Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. Article XII of the Plan provides for the payment of all fees payable by the Debtors under 28 U.S.C. § 1930(a).

Z. Continuation of Employee Benefits—Section 1129(a)(13).

46. The Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code. Section 4.13 of the Plan provides that from and after the Effective Date, the payment of all retiree benefits, as defined in section 1114 of the Bankruptcy Code, will continue in accordance with applicable law.

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AA. Non-Applicability of Certain Sections—Sections 1129(a)(14), (15), and (16).

47. Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to the Cases. The Debtors owe no domestic support obligations, are not individuals, and are not nonprofit corporations.

BB. “Cram Down” Requirements—Section 1129(b).

48. The Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code. Notwithstanding the fact that Voting Class 6 and the classes that are deemed to reject the Plan (collectively, the “Rejecting Classes”) have rejected or been deemed to reject the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code. First, all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) have been met. Second, the Plan is fair and equitable with respect to the Rejecting Classes. The Plan has been proposed in good faith, is reasonable, and meets the requirement that no Holder of any Claim or Interest that is junior to each such Class will receive or retain any property under the Plan on account of such junior Claim or Interest. Accordingly, the Plan is fair and equitable to all holders of Claims and Equity Interests in the Rejecting Classes. Third, the Plan does not discriminate unfairly with respect to the Rejecting Classes because similarly situated creditors will receive substantially similar treatment on account of their Claims and Equity Interests irrespective of Class. The Plan may therefore be confirmed despite the fact that not all Impaired Classes have voted to accept the Plan.

CC. Only One Plan—Section 1129(c).

49. The Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code. The Plan is the only chapter 11 plan filed in each of the Cases.

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DD. Principal Purpose of the Plan—Section 1129(d).

50. The Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code. The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act.

EE. Not Small Business Cases—Section 1129(e).

51. The Cases are not small business cases, and accordingly section 1129(e) of the Bankruptcy Code is inapplicable in the Cases.

FF. Good Faith Solicitation—Section 1125(e).

52. The Protected Parties have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all of their respective activities relating to support and consummation of the Plan, including the execution, delivery, and performance of the Exit Facility, the Exit Facility Documents, the New 2L Notes, the New 2L Notes Documents, the Amended Governance Documents, the New Goodrich Equity Interests, the New 2L Notes Commitment Fee Warrants, the Unsecured Warrant Package, and solicitation of acceptances of the Plan, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

GG. Satisfaction of Confirmation Requirements.

53. Based on the foregoing, the Plan satisfies the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code.

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HH. Implementation.

54. The terms of the Plan, including, without limitation, the Plan Supplement, the Restructuring Documents, and all exhibits and schedules thereto, and all other documents filed in connection with the Plan, and/or executed or to be executed in connection with the transactions contemplated by the Plan and all amendments and modifications of any of the foregoing made pursuant to the provisions of the Plan governing such amendments and modifications (collectively, the “Plan Documents”) are incorporated by reference, are approved in all respects, and constitute an integral part of this Confirmation Order.

II. Binding and Enforceable.

55. The Plan and the Plan Documents have been negotiated in good faith and at arm’s length and, subject to the occurrence of the Effective Date, shall bind any Holder of a Claim or Interest and such Holder’s respective successors and assigns, whether or not the Claim or Interest is Impaired under the Plan, whether or not such Holder has accepted the Plan, and whether or not such Holder is entitled to a distribution under the Plan. The Plan and the Plan Documents constitute legal, valid, binding, and authorized obligations of the respective parties thereto and shall be enforceable in accordance with their terms. Pursuant to section 1142(a) of the Bankruptcy Code, the Plan, and the Plan Documents shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

JJ. Disclosure of Facts.

56. The Debtors have disclosed all material facts regarding the Plan, including with respect to consummation of the Exit Facility Documents, the New 2L Notes Documents, and the Amended Governance Documents, and the fact that each applicable Debtor will emerge from its chapter 11 case as a validly existing corporation or limited liability company, as applicable, with separate assets, liabilities, and obligations.

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KK. Good Faith.

57. The Debtors, the Protected Parties, and the Released Parties have been and will be acting in good faith if they proceed to: (a) consummate the Plan and the agreements, settlements, transactions, and transfers contemplated thereby; and (b) take the actions authorized and directed by this Confirmation Order to reorganize the Debtors’ businesses and effect the Exit Facility Documents, the New 2L Notes Documents, and the Amended Governance Documents.

LL. Revesting of Assets.

58. Except as otherwise provided in the Plan or in the Confirmation Order and excluding the Non-Vesting Assets, as of the Effective Date all property of the Debtors other than the Non-Vesting Assets, including all claims, rights, and Causes of Action and any assets or property acquired by the Debtors or the Reorganized Debtors during the Cases or under or in connection with the Plan, shall vest or revest in the applicable Reorganized Debtor (i) free and clear of all Claims, Liens, encumbrances, and other Equity Interests and (ii) subject to all rights of the Debtors under Bankruptcy Code § 544 as such rights existed during the pendency of these Cases so that the Reorganized Debtors may assert any such rights. Notwithstanding the foregoing, all such property shall be subject to the Claims, Liens, and encumbrances arising under the Exit Facility and the New 2L Notes and the Equity Interests being issued in accordance with the terms of this Plan. From and after the Effective Date, the Reorganized Debtors may operate (or liquidate and wind up) their businesses and use, acquire, and dispose of property and settle and compromise claims or interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order. Without limiting the generality of the foregoing, the Reorganized Debtors may, without application to or approval by the Bankruptcy Court or any other Person or party, pay professional fees and expenses that they incur after the Effective Date.

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MM. The Exit Facility.

59. The Exit Facility is an essential element of the Plan, and entry into the Exit Facility Documents is in the best interests of the Debtors, their Estates, and their creditors. The Debtors have exercised sound business judgment in deciding to enter into the Exit Facility and have provided adequate notice thereof. The Exit Facility has been negotiated in good faith and at arm’s length among the Debtors and the lenders thereto, and any credit extended and loans made to the Reorganized Debtors under the Exit Facility pursuant to the Exit Facility Documents, as applicable, and any fees paid thereunder are deemed to have been extended, issued, and made in good faith. The Debtors are authorized, without further approval of the Bankruptcy Court or any other party, to execute and deliver all agreements, guarantees, instruments, mortgages, control agreements, certificates, and other documents relating to the Exit Facility and Exit Facility Documents to perform their obligations thereunder, including, without limitation, the payment or reimbursement of any fees, expenses, losses, damages, or indemnities.

NN. The New 2L Notes.

60. On August 4, 2016, the Bankruptcy Court entered the New 2L Notes Commitment Letter Order authorizing, ratifying, and approving, inter alia, the Debtors to enter into the New 2L Notes Term Sheet and related commitment letter. The New 2L Notes and the New 2L Notes Commitment Fee Warrants are an essential element of the Plan, and entry into the New 2L Notes Documents is in the best interests of the Debtors, their Estates, and their creditors. The Debtors have exercised sound business judgment in deciding to enter into the New 2L Notes Documents and have provided adequate notice thereof. The New 2L Notes Documents have

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been negotiated in good faith and at arm’s length among the Debtors and the New 2L Notes Purchasers, and any credit extended and loans made to the Reorganized Debtors pursuant to the New 2L Notes Documents and any fees paid thereunder are deemed to have been extended, issued, and made in good faith.

OO. Management Incentive Plan.

61. The Management Incentive Plan is an essential element of the Plan, and the terms of the Management Incentive Plan and the payments contemplated therein are reasonable and comparable to the market. The Management Incentive Plan is hereby approved in its entirety.

PP. Section 1145 and Other Exemptions.

62. On and after the Effective Date, each of the Debtors and the Reorganized Debtors is authorized to and shall provide, distribute, or issue, as applicable, the New Goodrich Equity Interests, the Unsecured Warrant Package, the New 2L Notes, and the New 2L Notes Commitment Fee Warrants (collectively, the “Plan Securities”) and any and all other instruments, certificates, and other documents or agreements required to be provided, distributed, issued, executed, or delivered pursuant to or in connection with the Plan (collectively, the “Plan Securities and Documents”), in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity. The issuance of the Plan Securities and the Distribution thereof under the Plan shall be exempt from registration under applicable securities laws (including Section 5 of the Securities Act or any similar state law requiring the registration for offer or sale of a security or registration or licensing of an issuer of a security) pursuant to section 1145(a) of the Bankruptcy Code, Section 4(a)(2) of the Securities Act, and/or other applicable exemptions. The Plan Securities may not be transferred, encumbered, or otherwise disposed of in the absence of such registration or an exemption therefrom under the Securities Act or under such laws and regulations thereunder. Accordingly, the Plan Securities may be subject to restrictions on transfer as set forth in the governing documents to such Plan Securities.

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63. Without limiting the effect of section 1145 of the Bankruptcy Code, all documents, agreements, and instruments entered into and delivered on or as of the Effective Date contemplated by or in furtherance of the Plan shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization, or approval of any Entity (other than as expressly required by such applicable agreement).

64. In addition, under section 1145 of the Bankruptcy Code, any securities contemplated by the Plan and any and all agreements incorporated therein, including the New Goodrich Equity Interests, the New 2L Notes Commitment Fee Warrants, and the Unsecured Warrant Package, shall be subject to (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, (b) compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments, (c) the restrictions, if any, on the transferability of such securities and instruments, including those set forth in the Amended Governance Documents, and (d) applicable regulatory approval, if any.

65. Each share of the New Goodrich Equity Interests issued and distributed pursuant to the Plan shall be uncertificated and duly authorized, validly issued, and fully paid and non-assessable. Each distribution and issuance referred to in Article IV of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and

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by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. The New Goodrich Equity Interests, the New 2L Notes Commitment Fee Warrants, and the Unsecured Warrant Package shall be issued through the facilities of the Depository Trust Company (“DTC”) and the Debtors may require recipients thereof to identify themselves through the provision of information requested by the Debtors. The Debtors and/or Reorganized Debtors will reflect any ownership of the New Goodrich Equity Interests, the New 2L Notes Commitment Fee Warrants, and the Unsecured Warrant Package through the facilities of the DTC, the Reorganized Debtors need not provide any further evidence other than this Confirmation Order with respect to the treatment of the New Goodrich Equity Interests under applicable securities laws. The DTC shall be required to accept and conclusively rely upon the Plan and this Confirmation Order in lieu of a legal opinion regarding whether the New Goodrich Equity Interests, the New 2L Notes Commitment Fee Warrants, and the Unsecured Warrant Package are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

QQ. Executory Contracts and Unexpired Leases.

66. The Debtors have exercised sound business judgment in determining whether to assume or reject each of their Executory Contracts and Unexpired Leases pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, Article VI of the Plan, and as set forth in the Plan Supplement. Except as set forth herein and/or in separate orders entered by the Bankruptcy Court relating to assumption of Executory Contracts or Unexpired Leases, the Debtors have cured or provided adequate assurances that the Debtors will cure defaults (if any) under or relating to each Executory Contract or Unexpired Lease assumed under the Plan.

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RR. Retention of Jurisdiction.

67. Except as otherwise provided in any of the Plan Documents, the Bankruptcy Court shall retain jurisdiction over the Cases and all matters arising out of, or related to, the Cases and the Plan, including the matters set forth in Article X of the Plan.

ORDER

IT IS ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:

68. Solicitation. The Solicitation Procedures, Solicitation Packages, and the Solicitation were appropriate and satisfactory and were in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Bankruptcy Rules. The Disclosure Statement and the Solicitation are approved in all respects.

69. Ballots. The form of Ballots annexed to the Conditional Disclosure Statement Order are adequate and appropriate, are in compliance with Bankruptcy Rule 3018(c), and are approved in all respects. No other ballots are or were required.

70. Disclosure Statement. The Disclosure Statement contains “adequate information” (as such term is defined in section 1125(a)(1) and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein, and is approved in all respects.

71. Confirmation of the Plan. The Plan is approved in its entirety and CONFIRMED under section 1129 of the Bankruptcy Code. The terms of the Plan, including the Plan Supplement, are incorporated by reference into and are an integral part of this Confirmation Order.

72. Objections. All objections and all reservations of rights pertaining to Confirmation that have not been withdrawn, waived, or settled are overruled on the merits.

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73. Plan Classification Controlling. The terms of the Plan shall solely govern the classification of Claims and Equity Interests for purposes of the distributions to be made thereunder.

74. Plan Modifications. Subsequent to filing the Plan on August 25, 2016, the Debtors made certain modifications to the Plan (the “Plan Modifications”). The Plan Modifications do not materially adversely affect the treatment of any Claim or Interest under the Plan. After giving effect to the Plan Modifications, the Plan continues to satisfy the requirements of sections 1122 and 1123 of the Bankruptcy Code. The filing with the Bankruptcy Court on September 27, 2016, of the Plan Modifications and the disclosure of the Plan Modifications on the record at the Confirmation Hearing constitute due and sufficient notice thereof. Accordingly, pursuant to section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, the Plan Modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or re-solicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that holders of Claims or Equity Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan.

75. Deemed Acceptance of Plan. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of Claims and Equity Interests who voted to accept the Plan or who are conclusively presumed to accept the Plan are deemed to have accepted the Plan as modified by the Plan Modifications. No holder of a Claim or Interest shall be permitted to change its vote as a consequence of the Plan Modifications.

76. OMITTED.

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77. Binding Effect. On the date hereof and after entry of this Confirmation Order and subject to the occurrence of the Effective Date, the Plan, and the Plan Documents shall bind any Holder of a Claim or Interest and such Holder’s respective successors and assigns, whether or not: (a) the Claim or Interest is Impaired under the Plan, (b) such Holder has accepted the Plan, (c) such Holder has failed to vote to accept or reject the Plan or voted to reject the Plan, (d) such Holder is entitled to a distribution under the Plan, (e) such Holder will receive or retain any property or interests in property under the Plan, and (f) such Holder has filed a Proof of Claim in the Cases. The Plan and the Plan Documents constitute legal, valid, binding, and authorized obligations of the respective parties thereto and shall be enforceable in accordance with their terms. Pursuant to section 1142(a) of the Bankruptcy Code, the Plan, and the Plan Documents shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

78. Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in the Plan or in the Confirmation Order and excluding the Non-Vesting Assets, as of the Effective Date, all property of the Debtors other than the Non-Vesting Assets, including all claims, rights, and Causes of Action and any assets or property acquired by the Debtors or the Reorganized Debtors during the Cases or under or in connection with the Plan, shall vest or revest in the applicable Reorganized Debtor (i) free and clear of all Claims, Liens, encumbrances, and other Equity Interests and (ii) subject to all rights of the Debtors under Bankruptcy Code § 544 as such rights existed during the pendency of these Cases so that the Reorganized Debtors may assert any such rights. Notwithstanding the foregoing, all such property shall be subject to the Claims, Liens and encumbrances arising under the Exit Facility and the New 2L Notes and the Equity Interests being issued in accordance with the terms of this Plan. From and after the Effective Date, the Reorganized Debtors may operate (or liquidate and wind up) their businesses and use, acquire, and dispose of property and settle and compromise claims or interests without

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supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order. Without limiting the generality of the foregoing, the Reorganized Debtors may, without application to or approval by the Bankruptcy Court or any other Person or party, pay professional fees and expenses that they incur after the Effective Date. To the extent that the retention by the Debtors of assets held immediately prior to emergence in accordance with the Plan is deemed, in any instance, to constitute a “transfer” of property, such transfer of property to the Debtors (a) is or shall be a legal, valid, and effective transfer of property, (b) vests or shall vest the Debtors with good title to such property, free and clear of all Liens, Claims, charges, or other encumbrances, except as expressly provided in the Plan or this Confirmation Order, (c) does not and shall not constitute an avoidable transfer under the Bankruptcy Code or under applicable non-bankruptcy law, and (d) does not and shall not subject the Debtors to any liability by reason of such transfer under the Bankruptcy Code or under applicable non-bankruptcy law, including by laws affecting successor or transferee liability.

79. Effectiveness of All Actions. Notwithstanding any non-bankruptcy law to the contrary, all actions contemplated by the Plan, including all actions in connection with the New 2L Notes Documents, the Exit Facility Documents, the Amended Governance Documents, the New Goodrich Equity Interests, the New 2L Notes Commitment Fee Warrants, the Unsecured Warrant Package, and the Management Incentive Plan are hereby effective and authorized to be taken on, prior to, or after the Effective Date, as applicable, under this Confirmation Order, without further application to, or order of the Bankruptcy Court, or further action by the respective officers, directors, managers, members, or equity holders of the Debtors or the Reorganized Debtors and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or equity holders.

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80. Restructuring Transactions. The Debtors or the Reorganized Debtors, as applicable, are authorized to enter into and effectuate certain restructuring transactions, including, without limitation, the entry into and consummation of the transactions contemplated by the New 2L Notes Documents, the Exit Facility Documents, the Amended Governance Documents, and the Management Incentive Plan, and may take any actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or a corporate restructuring of the overall corporate structure of the Reorganized Debtors, as and to the extent provided in the Plan (the “Restructuring Transactions”). Any transfers of assets or equity interests effected or any obligations incurred through the Restructuring Transactions are hereby approved and shall not constitute fraudulent conveyances or fraudulent transfers or otherwise be subject to avoidance. Except as otherwise provided in the Plan, each Reorganized Debtor, as applicable, shall continue to exist after the Effective Date as a separate corporate entity or limited liability company, as the case may be, with all the powers of a corporation or limited liability company, as the case may be, under the applicable law in the jurisdiction in which such applicable Debtor is incorporated or formed.

81. Cancellation of Notes, Instruments, Certificates, and Other Documents. Unless otherwise provided for herein, on the Effective Date, all promissory notes, stock, instruments, indentures, bonds, agreements, certificates, or other documents evidencing, giving rise to, or governing any Second Lien Notes and Unsecured Notes Claims against the Debtors and the Equity Interests in Goodrich shall be automatically extinguished, cancelled, and of no further force and effect, without any further act, or action under any applicable agreement, law,

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regulation, order, or rule and shall represent only the right, if any, to participate in the Distributions contemplated by the Plan. The obligations of the Debtors thereunder or in any away related thereto shall be fully released, terminated, extinguished, and discharged and, with respect to the Equity Interests in Goodrich, retired and thereafter cease to exist, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person. Notwithstanding the foregoing and anything else contained in the Plan, the Second Lien Notes shall continue in effect solely for the purposes of (a) allowing the Disbursing Agent or the Second Lien Notes Trustee to make Distributions to the Holders of Second Lien Notes; (b) permitting the Second Lien Notes Trustees to assert its respective Second Liens Notes Charging Lien; (c) allowing the Second Lien Notes Trustee to maintain any right of indemnification, contribution, subrogation, or any other claim or entitlement it may have under the Second Lien Notes Indentures, solely to the extent of the Second Lien Notes Charging Lien; (d) permitting the Second Lien Notes Trustee to appear before the Bankruptcy Court or any other court of competent jurisdiction after the Effective Date; (e) permitting the Second Lien Notes Trustee to perform any functions that are necessary to effectuate the Plan or its rights under the Second Lien Notes Indentures; and (f) exercising the rights and obligations relating to the interests of the Holders of the Second Lien Notes under the Second Lien Notes Indentures in connection with the Plan.

82. In addition to the foregoing, the Unsecured Notes Indentures shall continue in effect to the extent necessary to (i) allow the Disbursing Agent or the Unsecured Notes Trustee, as applicable, to make distributions to the Holders of Unsecured Notes Claims; (ii) permit the Unsecured Notes Trustee to assert its respective Unsecured Notes Trustee Charging Lien; (iii)

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allow the Unsecured Notes Trustee to maintain any right of indemnification, contribution, subrogation, or any other claim or entitlement it may have under the Unsecured Notes Indentures solely pursuant to the Unsecured Notes Trustee Charging Lien; (iv) permit the Unsecured Notes Trustee to appear before the Bankruptcy Court or any other court of competent jurisdiction after the Effective Date; (v) permit the Unsecured Notes Trustee to perform any functions that are necessary to effectuate the foregoing; and (vi) to exercise rights and obligations relating to the interests of the Holders of Unsecured Notes under the Unsecured Notes Indentures. For the avoidance of doubt, all indemnification obligations and expense reimbursement obligations of the Debtors arising under the Unsecured Notes Indentures in favor of the Unsecured Notes Trustee, or its respective directors, officers, employees, agents, affiliates, controlling persons, and legal and financial advisors, shall survive, remain in full force and effect, but shall solely be enforceable through the exercise of the applicable Unsecured Notes Trustee Charging Lien.

83. Notwithstanding the foregoing and anything else contained in the Plan, the Senior Credit Agreement shall continue in effect solely for the purposes of (a) allowing Distributions to be made under the Plan pursuant to the Senior Credit Agreement and for the Senior Credit Facility Agent to perform such other necessary functions with respect thereto with the benefit of all the protections and other provisions of the Senior Credit Agreement and related documents in doing so, and (b) permitting the Senior Credit Facility Agent, the Senior Credit Facility Lenders, the issuing banks in respect of the letters of credit, the Senior Secured Swap Parties (as defined in the Senior Credit Agreement) under the Senior Credit Agreement, to maintain or assert any right or charging lien it may have with respect to Distributions pursuant to the terms of the Plan for its fees and expenses (including fees and expenses of counsel or other agents); (c) permitting the Reorganized Debtors and the Senior Credit Facility Agent to make Plan Distributions on

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account of the Allowed Senior Credit Facility Claims, and deduct therefrom such compensation, fees, and expenses due thereunder or incurred in making such distributions, including by effectuating any charging liens permitted under the Senior Credit Agreement; and (d) permitting each of the Senior Credit Facility Agent, the Senior Credit Facility Lenders, the issuing banks in respect of the letters of credit, and the Senior Secured Swap Parties under the Second Amended and Restated Credit Agreement to seek compensation and/or reimbursement of fees and expenses in accordance with the terms of this Plan.

84. Non-Vesting Assets. The Non-Vesting Assets shall be deemed abandoned as of the Effective Date pursuant to section 554 of the Bankruptcy Code without further order of the Bankruptcy Court and shall not vest in the Reorganized Debtors. Entry of this Confirmation Order shall constitute approval, pursuant to section 554 of the Bankruptcy Code, of the abandonment or relinquishment of the Non-Vesting Assets; provided, however, nothing herein shall be deemed to adjudicate or otherwise affect, in any way, any rights as between the Burns Family Parties (as defined in the Schedule of Non-Vesting Assets) and BlackBrush Oil & Gas, L.P., in the Burns Leases (as defined in the Schedule of Non-Vesting Assets), all such rights, claims and positions being reserved and preserved.

85. Preservation of Rights of Action. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement or the Disclosure Statement, as set forth in the Plan. The Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action

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shall be preserved notwithstanding the occurrence of the Effective Date. The Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan or this Confirmation Order. Notwithstanding the foregoing, (i) Causes of Action under Bankruptcy Code § 547 against counterparties to Assumed Contracts solely as they pertain to such Assumed Contracts may not be pursued by the Reorganized Debtors and (ii) Causes of Action under Bankruptcy Code § 547 against counterparties to Oil and Gas Leases solely as they pertain to such Oil and Gas Leases may not be pursued by the Reorganized Debtors.

86. Release of Liens. Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, including the Exit Facility Documents, the New 2L Notes Documents, or any other document executed in connection therewith, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. Without limiting the foregoing, to the extent that any holder of a Secured Claim that has been satisfied or discharged pursuant to the Plan, or any agent for such holder, has filed or recorded any Liens and/or security interests to secure such holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such holder (or any such agent for such holder) shall be authorized to and shall execute such documents as may be reasonably requested by the Debtors or any of the Reorganized Debtors, at the sole expense of the Debtors or the Reorganized Debtors, as applicable, that are necessary to cancel and/or extinguish such Liens and/or security interests.

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87. Exit Facility. On the Effective Date, the Reorganized Debtors shall enter into the Exit Facility on the terms set forth in the Exit Facility Documents. Upon entry of this Confirmation Order, the Exit Facility (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Debtors or the Reorganized Debtors in connection therewith) shall be deemed approved, to the extent not approved by the Bankruptcy Court previously, and the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the Exit Facility, including the Exit Facility Documents, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person. Notwithstanding anything to the contrary in this Confirmation Order or Article X of the Plan, after the Effective Date, any disputes arising under the Exit Facility Documents will be governed by the jurisdictional provisions therein.

88. New 2L Notes. On the Effective Date, Reorganized Goodrich shall issue the New 2L Notes, the terms of which are set forth in the New 2L Notes Documents.

89. A valid business purpose exists for approval of the New 2L Notes (including the transactions contemplated thereby, and all actions taken, undertakings to be made, and obligations to be incurred and fees paid by Reorganized Goodrich in connection therewith). The terms and conditions of the New 2L Notes, the New 2L Notes Commitment Fee Warrants, and the New 2L Notes Documents are approved and ratified as being entered into in good faith and being critical to the success and feasibility of the Plan, and any credit extended, letters of credit issued for the account of, or loans made to, Reorganized Goodrich by the New 2L Notes Purchasers in accordance with the New 2L Notes shall be deemed to have been extended, issued and made in good faith and for legitimate business purposes. The issuance of the New 2L Notes is in the best interests of the Debtors, their Estates and creditors, and Reorganized Goodrich. Reorganized Goodrich is hereby authorized to execute and deliver any and all New 2L Notes Documents and perform its obligations thereunder.

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90. Subject to the occurrence of the Effective Date, New 2L Notes Documents (when and to the extent entered into) shall constitute the legal, valid, binding, and authorized obligations of Reorganized Goodrich, enforceable in accordance with their terms. In the event of any inconsistency between the provisions of this Confirmation Order and the New 2L Notes Documents, the provisions of the New 2L Notes Documents shall govern with respect to the New 2L Notes and the New 2L Notes Commitment Fee Warrants. In the event of any inconsistency between the provisions of the Plan and the New 2L Notes Documents, the provisions of the New 2L Notes Documents shall govern with respect to the New 2L Notes and the New 2L Notes Commitment Fee Warrants.

91. All consideration granted pursuant to or in connection with the New 2L Notes (including the New 2L Notes Commitment Fee Warrants, which represent and shall constitute reasonable commitment fees in light of the terms, conditions, and circumstances of the transactions contemplated hereby) are hereby deemed to be granted in good faith, for good and reasonably equivalent valuable consideration, and for legitimate business purposes as an inducement to the New 2L Notes Purchasers for their commitment thereunder and do not, and hereby are deemed not to, constitute a fraudulent conveyance or fraudulent transfer and shall not otherwise be subject to avoidance or recharacterization of any kind.

92. No third party consents, authorizations, or approvals are required with respect to the New 2L Notes Documents and such New 2L Notes Documents do not contravene the corporate governance documents of Reorganized Goodrich or constitute a violation of, a default

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under, or otherwise contravene any other instrument, contract, or agreement to which Reorganized Goodrich is or on the Effective Date will become a party. Neither the execution and delivery by Reorganized Goodrich of any of the New 2L Notes Documents nor the performance by Reorganized Goodrich of its respective obligations thereunder constitutes a violation of or a default under any contract or agreement to which it is a party, including those contracts or agreements reinstated under the Plan.

93. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, (a) the Debtors’ obligations (the “New 2L Notes Commitment Fee Letter Obligations”) under the Commitment Letter, dated July 25, 2016, between and among the Debtors and the New 2L Notes Purchasers (the “New 2L Notes Commitment Letter”), including their indemnification obligations to the New 2L Notes Purchasers and their obligations to pay or reimburse costs, fees and expenses of the New 2L Notes Purchasers, shall remain unaffected and shall remain in full force and effect following the Effective Date, (b) the New 2L Notes Commitment Letter Obligations shall not be discharged pursuant to the Plan, (c) the Reorganized Debtors shall be authorized to satisfy the New 2L Notes Commitment Letter Obligations in accordance with the terms of the New 2L Notes Commitment Letter without the need for further action by the Bankruptcy Court, and (d) no New 2L Notes Purchaser shall be required to be file a request for Payment of Administrative Claims with the Bankruptcy Court or serve any such request on the Debtors by the Administrative Claims Bar Date or otherwise with respect to New 2L Notes Commitment Letter Obligations.

94. Amended Governance Documents. The terms of the Amended Governance Documents included in the Plan Supplement are approved in all respects. The obligations of the applicable Reorganized Debtors related thereto, will, upon execution, constitute legal, valid,

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binding, and authorized obligations of each of the Debtors or Reorganized Debtors, as applicable, enforceable in accordance with their terms and not in contravention of any state or federal law. On the Effective Date, without any further action by the Bankruptcy Court or the directors, officers, or equity holders of any of the Reorganized Debtors, each Reorganized Debtor, as applicable, will be and is authorized to enter into the Amended Governance Documents and all related documents, to which such Reorganized Debtor is contemplated to be a party on the Effective Date. In addition, on the Effective Date, without any further action by the Bankruptcy Court or the directors, officers or equity holders of any of the Reorganized Debtors, each applicable Reorganized Debtor will be and is authorized to: (a) execute, deliver, file, and record any other contracts, assignments, certificates, instruments, agreements, guaranties, or other documents executed or delivered in connection with the Amended Governance Documents; (b) perform all of its obligations under the Amended Governance Documents; and (c) take all such other actions as any of the responsible officers of such Reorganized Debtor may determine are necessary, appropriate or desirable in connection with the consummation of the transactions contemplated by the Amended Governance Documents.

95. Filing and Recording. This Confirmation Order is and shall be binding upon and shall govern the acts of all persons or entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required, by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any document or instrument. Each and every federal, state, and local government agency is hereby directed to accept any and all documents and instruments necessary, useful, or appropriate

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(including financing statements under the applicable uniform commercial code) to effectuate, implement, and consummate the transactions contemplated by the Plan and this Confirmation Order without payment of any stamp tax or similar tax imposed by state or local law.

96. Management Incentive Plan. The Management Incentive Plan is hereby approved in its entirety and shall be implemented on the Effective Date by the Reorganized Debtors.

97. Compromise of Controversies. In consideration for the distributions and other benefits, including releases, provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all Claims, Equity Interests, and controversies resolved under the Plan and the entry of this Confirmation Order constitutes approval of such compromise and settlement under Bankruptcy Rule 9019.

98. Bankruptcy Code § 1145 Exemption. Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of the New Goodrich Equity Interests, the New 2L Notes Commitment Fee Warrants, and the Unsecured Warrant Package as contemplated by the Plan, shall be exempt from the registration requirements of section 5 of the Securities Act and any other available exemption from registration under the Securities Act, as applicable. In addition, under section 1145 of the Bankruptcy Code, any securities contemplated by the Plan, including the New Goodrich Equity Interests, the New 2L Notes Commitment Fee Warrants, and the Unsecured Warrant Package, shall be freely transferable under the Securities Act by the recipients thereof, subject to: (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(l1) of the Securities Act and compliance with any applicable state or foreign securities laws, if any, and the rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; and (b) any other applicable regulatory approval.

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99. Assumption of Contracts and Leases. On the Effective Date, each Executory Contract and Unexpired Lease (other than those specifically identified in the Plan Supplement as having been rejected or that are otherwise rejected prior to September 28, 2016 by Order of the Court3) shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, under section 365 of the Bankruptcy Code and the payment of Cures, if any, shall be paid in accordance with Section 6.07 of the Plan. Each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and full payment of any applicable Cure pursuant to Section 6.07 of the Plan shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Cases, including pursuant to this Confirmation Order, and for which any Cure has been fully paid pursuant to Section 6.07 of the Plan shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or

[3]	If the Debtor files a motion to reject a contract or lease between September 28, 2016 and the Effective Date, all arguments with respect to the permissibility of such a rejection are preserved.

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any further notice to or action, order, or approval of the Bankruptcy Court. Notwithstanding the list of rejected contracts and leases, the lease of the Debtors’ office at 801 Louisiana, Houston, Texas 77002 may be amended (by agreement with the Landlord) and then assumed.

100. Each executory contract or unexpired leases that has been identified as being rejected pursuant to the Plan by being identified on the Plan Supplement or any other materials filed with the Bankruptcy Court are hereby rejected effective upon the Effective Date.

101. Authorization to Consummate. The Debtors are authorized to consummate the Plan, and the transactions thereto, after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to Consummation set forth in Article VIII of the Plan.

102. Return of Deposits. All utilities, including any Person who received a deposit or other form of “adequate assurance” of performance pursuant to section 366 of the Bankruptcy Code during the Cases (collectively, the “Deposits”), whether pursuant to the Final Order Providing Adequate Assurance Payments [Docket No. 129] or otherwise, including, gas, electric, telephone, data, cable, trash, and sewer services, are directed to return such Deposits to the Reorganized Debtors, either by setoff against postpetition indebtedness or by Cash refund, within thirty (30) days following the Effective Date.

103. Release, Exculpation, Discharge, and Injunction Provisions. The following release, exculpation, discharge, and injunction provisions set forth in Article XII of the Plan are approved and authorized in their entirety, and such provisions are effective and binding on all parties and Entities to the extent provided therein.

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a. Discharge of the Debtors.

104. Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, without further notice or order, all Claims and Equity Interests of any nature whatsoever shall be automatically discharged forever. Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, the Debtors, Reorganized Debtors, their Estates, and all successors thereto shall be deemed fully discharged and released from any and all Claims and Equity Interests, including, but not limited to, demands and liabilities that arose before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code; (b) a Claim based upon such debt is allowed under section 502 of the Bankruptcy Code; or (c) the Holder of a Claim based upon such debt has accepted the Plan. The Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors, their Estates, and all successors thereto. As provided in section 524 of the Bankruptcy Code, such discharge shall void any judgment against the Debtors, their Estates, or any successor thereto at any time obtained to the extent it relates to a Claim discharged, and operates as an injunction against the prosecution of any action against the Reorganized Debtors and their Affiliates or their property to the extent it relates to a discharged Claim.

b. Releases by the Debtors, Reorganized Debtors, and their Estates.

105. PURSUANT TO SECTION 1123(B) OF THE BANKRUPTCY CODE, AND EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, FOR GOOD AND VALUABLE CONSIDERATION,

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INCLUDING THE SERVICE OF THE RELEASED PARTIES TO FACILITATE THE EXPEDITIOUS REORGANIZATION OF THE DEBTORS, THE REORGANIZED DEBTORS AND THE IMPLEMENTATION OF THE RESTRUCTURING CONTEMPLATED BY THE PLAN, ON AND AFTER THE EFFECTIVE DATE, THE DEBTORS, REORGANIZED DEBTORS, AND THEIR ESTATES, FOR THEMSELVES AND ON BEHALF OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, SHALL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER RELEASED EACH RELEASED PARTY FROM ANY AND ALL CLAIMS, INTERESTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, LOSSES, COSTS AND EXPENSES, ACTIONS, CAUSES OF ACTION, REMEDIES, AND LIABILITIES OF ANY KIND OR CHARACTER WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTORS, REORGANIZED DEBTORS, AND THEIR ESTATES, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, SUSPECTED OR UNSUSPECTED, MATURED OR UNMATURED, FIXED OR CONTINGENT, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY, OR OTHERWISE, THAT THE DEBTORS, THE REORGANIZED DEBTORS OR THEIR RESPECTIVE AFFILIATES OR ESTATES EVER HAD, NOW HAS OR HEREAFTER CAN, SHALL OR MAY HAVE, OR OTHERWISE WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM OR EQUITY INTEREST OR OTHER ENTITY, AGAINST ANY RELEASED PARTY ARISING FROM OR RELATING TO, DIRECTLY OR INDIRECTLY FROM,

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IN WHOLE OR IN PART, THE DEBTORS, THE DEBTORS’ RESTRUCTURING, THE OPERATION OF OR ADMINISTRATION OF DEBTORS’ BUSINESS AND ASSETS, THE CASES, THE PURCHASE, SALE, OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR EQUITY INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS AMONG ANY TWO OR MORE OF ANY DEBTOR, ANY REORGANIZED DEBTOR, OR ANY RELEASED PARTY (AND THE ACTS OR OMISSIONS OF ANY OTHER RELEASED PARTY IN CONNECTION THEREWITH), THE RESTRUCTURING OF CLAIMS AND EQUITY INTERESTS PRIOR TO OR IN THE CASES, THE NEGOTIATION, FORMULATION, OR PREPARATION OF THE PLAN, THE DISCLOSURE STATEMENT, THE OTHER RESTRUCTURING DOCUMENTS, OR RELATED AGREEMENTS, INSTRUMENTS, OR OTHER DOCUMENTS, OR ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE, INCLUDING THE MANAGEMENT AND OPERATION OF THE DEBTORS, TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE. NOTWITHSTANDING THE FOREGOING, NOTHING IN SECTION 12.08 OF THE PLAN SHALL RELEASE ANY RELEASED PARTY OR OTHER INDIVIDUAL FROM (A) ITS RESPECTIVE RIGHTS AND OBLIGATIONS UNDER THE PLAN, THE RESTRUCTURING DOCUMENTS, OR THE CONFIRMATION ORDER OR (B) LIABILITY FOR (I) ANY ACT OR OMISSION BY SUCH RELEASED PARTY OR OTHER INDIVIDUAL INCLUDED WITHIN THIS RELEASE THAT IS FOUND BY A COURT OF COMPETENT JURISDICTION IN A

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FINAL, NON-APPEALABLE JUDGMENT TO CONSTITUTE FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE, OR (II) ANY OBLIGATION FOR BORROWED MONEY OWED BY A RELEASED PARTY TO THE DEBTORS, THE REORGANIZED DEBTORS, OR THEIR RESPECTIVE AFFILIATES OR ESTATES.

THE FOREGOING RELEASES SHALL BE EFFECTIVE AS OF THE EFFECTIVE DATE WITHOUT FURTHER NOTICE TO OR ORDER OF THE BANKRUPTCY COURT, ACT OR ACTION UNDER APPLICABLE LAW, REGULATION, ORDER, OR RULE OR THE VOTE, CONSENT, AUTHORIZATION OR APPROVAL OF ANY PERSON AND THE CONFIRMATION ORDER WILL PERMANENTLY ENJOIN THE COMMENCEMENT OR PROSECUTION BY ANY PERSON OR ENTITY, WHETHER DIRECTLY, DERIVATIVELY OR OTHERWISE, OF ANY CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION, OR LIABILITIES RELEASED PURSUANT TO THESE RELEASES.

ENTRY OF THIS CONFIRMATION ORDER CONSTITUTES THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE FOREGOING RELEASES, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED IN THE PLAN, AND FURTHER, CONSTITUTES THE BANKRUPTCY COURT’S FINDING THAT EACH SUCH RELEASE IS: (I) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE RELEASED PARTIES; (II) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY SUCH RELEASE; (III) IN THE BEST INTEREST OF THE DEBTORS AND THEIR ESTATES; (IV) FAIR, EQUITABLE AND REASONABLE; AND (V) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING.

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c. Releases by Holders of Claims.

106. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, ON AND AFTER THE EFFECTIVE DATE, IN CONSIDERATION OF THE DISTRIBUTIONS UNDER THE PLAN AND OTHER RELEASES, AGREEMENTS, OR DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THE PLAN, HOLDERS OF CLAIMS WHO ARE NOT DEEMED TO ACCEPT OR REJECT THE PLAN WHO DO NOT INDICATE THAT THEY OPT OUT OF THIS RELEASE ON THEIR BALLOT, FOR THEMSELVES AND ON BEHALF OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, SHALL BE DEEMED TO HAVE CONSENTED TO THE PLAN FOR ALL PURPOSES AND THE RESTRUCTURING EMBODIED IN THE PLAN AND SHALL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER RELEASED EACH RELEASED PARTY FROM ANY AND ALL CLAIMS, INTERESTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, LOSSES, COSTS AND EXPENSES, ACTIONS, CAUSES OF ACTION, REMEDIES, AND LIABILITIES OF ANY KIND OR CHARACTER WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTORS, THE REORGANIZED DEBTORS, OR THEIR ESTATES, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, SUSPECTED OR UNSUSPECTED, MATURED OR UNMATURED, FIXED OR CONTINGENT, EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY OR

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OTHERWISE, THAT SUCH ENTITY EVER HAD, NOW HAS OR HEREAFTER CAN, SHALL OR MAY HAVE, OR OTHERWISE WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY OR DIRECTLY OR DERIVATIVELY), AGAINST ANY RELEASED PARTY ARISING FROM OR RELATING TO, DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, THE DEBTORS, THE DEBTORS’ RESTRUCTURING, THE OPERATION OF OR ADMINISTRATION OF THE DEBTORS’ BUSINESS AND ASSETS, THE CASES, THE PURCHASE, SALE OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR EQUITY INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS AMONG ANY TWO OR MORE OF ANY DEBTOR, ANY REORGANIZED DEBTOR, OR ANY OTHER RELEASED PARTY (AND THE ACTS OR OMISSIONS OF ANY OTHER RELEASED PARTY IN CONNECTION THEREWITH), THE RESTRUCTURING OF CLAIMS AND EQUITY INTERESTS PRIOR TO OR IN THE CASES, THE NEGOTIATION, FORMULATION, OR PREPARATION OF THE PLAN, THE DISCLOSURE STATEMENT, THE OTHER RESTRUCTURING DOCUMENTS OR RELATED AGREEMENTS, INSTRUMENTS, OR OTHER DOCUMENTS, OR ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE, INCLUDING THE MANAGEMENT AND OPERATION OF THE DEBTORS, TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE. NOTWITHSTANDING THE FOREGOING, NOTHING IN SECTION 12.09 OF THE PLAN SHALL RELEASE ANY RELEASED

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PARTY FROM (A) ITS RESPECTIVE RIGHTS AND OBLIGATIONS UNDER THE PLAN, THE RESTRUCTURING DOCUMENTS, OR THE CONFIRMATION ORDER OR (B) LIABILITY FOR ANY ACT OR OMISSION BY SUCH RELEASED PARTY THAT IS FOUND BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE JUDGMENT TO CONSTITUTE FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.

THE FOREGOING RELEASES SHALL BE EFFECTIVE AS OF THE EFFECTIVE DATE WITHOUT FURTHER NOTICE TO OR ORDER OF THE BANKRUPTCY COURT, ACT OR ACTION UNDER APPLICABLE LAW, REGULATION, ORDER, OR RULE OR THE VOTE, CONSENT, AUTHORIZATION OR APPROVAL OF ANY PERSON AND THE CONFIRMATION ORDER WILL PERMANENTLY ENJOIN THE COMMENCEMENT OR PROSECUTION BY ANY PERSON OR ENTITY, WHETHER DIRECTLY, DERIVATIVELY OR OTHERWISE, OF ANY CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION, OR LIABILITIES RELEASED PURSUANT TO THESE RELEASES.

ENTRY OF THIS CONFIRMATION ORDER CONSTITUTES THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE FOREGOING RELEASES, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED IN THE PLAN, AND FURTHER, CONSTITUTES THE BANKRUPTCY COURT’S FINDING THAT EACH SUCH RELEASE IS: (I) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE RELEASED PARTIES; (II) A GOOD FAITH

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SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY SUCH RELEASE; (III) IN THE BEST INTEREST OF THE DEBTORS AND THEIR ESTATES; (IV) FAIR, EQUITABLE AND REASONABLE; AND (V) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING.

d. Exculpation.

107. THE PROTECTED PARTIES SHALL NEITHER HAVE NOR INCUR ANY LIABILITY TO ANY ENTITY FOR ANY ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH, OR ARISING OUT OF, THE CASES, THE NEGOTIATION, FORMULATION, DISSEMINATION, CONFIRMATION, CONSUMMATION, OR ADMINISTRATION OF THE PLAN OR THE RESTRUCTURING DOCUMENTS, PROPERTY TO BE DISTRIBUTED UNDER THE PLAN, OR ANY OTHER ACT OR OMISSION IN CONNECTION WITH THE PLAN, THE DISCLOSURE STATEMENT, THE OTHER RESTRUCTURING DOCUMENTS OR ANY CONTRACT, INSTRUMENT, OR OTHER AGREEMENT OR DOCUMENT RELATED THERETO OR DELIVERED THEREUNDER, OR ANY ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH THE RESTRUCTURING OF THE DEBTORS; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT EXTEND TO SUCH EXCULPATED PERSON’S RIGHTS AND OBLIGATIONS UNDER THE PLAN, THE RESTRUCTURING DOCUMENTS, AND THE CONFIRMATION ORDER, OR AFFECT THE LIABILITY OF ANY ENTITY THAT OTHERWISE WOULD RESULT FROM ANY SUCH ACT OR OMISSION TO THE EXTENT THAT SUCH ACT OR OMISSION IS DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE.

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THE FOREGOING EXCULPATION SHALL BE EFFECTIVE AS OF THE EFFECTIVE DATE WITHOUT FURTHER NOTICE TO OR ORDER OF THE BANKRUPTCY COURT, ACT OR ACTION UNDER APPLICABLE LAW, REGULATION, ORDER, OR RULE OR THE VOTE, CONSENT, AUTHORIZATION OR APPROVAL OF ANY PERSON.

e. Permanent Injunction.

108. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, THIS CONFIRMATION ORDER, OR THE RESTRUCTURING DOCUMENTS, ALL ENTITIES WHO HAVE HELD, HOLD, OR MAY HOLD CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES THAT: (A) ARE SUBJECT TO COMPROMISE AND SETTLEMENT PURSUANT TO THE TERMS OF THE PLAN; (B) HAVE BEEN RELEASED PURSUANT TO SECTION 12.08 OF THE PLAN; (C) HAVE BEEN RELEASED PURSUANT TO SECTION 12.09 OF THE PLAN, (D) ARE SUBJECT TO EXCULPATION PURSUANT TO ARTICLE SECTION 12.06 OF THE PLAN OR (E) ARE OTHERWISE DISCHARGED, SATISFIED, STAYED OR TERMINATED PURSUANT TO THE TERMS OF THE PLAN, ARE PERMANENTLY ENJOINED, ON AND AFTER THE EFFECTIVE DATE, FROM COMMENCING OR CONTINUING IN ANY MANNER, ANY ACTION OR OTHER PROCEEDING, INCLUDING ON ACCOUNT OF ANY CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES, SOLELY TO THE EXTENT THAT SUCH ACTIONS HAVE BEEN COMPROMISED OR SETTLED AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, OR ANY ENTITY SO RELEASED OR EXCULPATED (OR THE PROPERTY OR ESTATE OF ANY ENTITY, DIRECTLY OR INDIRECTLY, SO

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RELEASED OR EXCULPATED) ON ACCOUNT OF, OR IN CONNECTION WITH OR WITH RESPECT TO, ANY DISCHARGED, RELEASED, SETTLED, COMPROMISED, OR EXCULPATED CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES, INCLUDING, WITHOUT LIMITATION (A) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND WITH RESPECT TO OR RELATING TO ANY SUCH CLAIM OR EQUITY INTEREST, (B) THE ENFORCEMENT, ATTACHMENT, COLLECTION, OR RECOVERY BY ANY MANNER OR MEANS OF JUDGMENT, AWARD, DECREE OR ORDER AGAINST ANY RELEASED PARTY ON ACCOUNT OF OR RELATING TO ANY SUCH CLAIM OR EQUITY INTEREST, (C) CREATING, PERFECTING, OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST ANY RELEASED PARTY OR AGAINST THE PROPERTY OR INTERESTS IN PROPERTY OF SUCH PROTECTED PARTY ON ACCOUNT OF ANY SUCH CLAIM OR EQUITY INTEREST, AND (D) ASSERTING ANY RIGHT OF SETOFF, RECOUPMENT OR SUBROGATION OF ANY KIND AGAINST ANY OBLIGATION DUE FROM ANY RELEASED PARTY OR AGAINST THE PROPERTY OR INTERESTS IN PROPERTY OF ANY RELEASED PARTY ON ACCOUNT OF ANY SUCH CLAIM OR EQUITY INTEREST. THE FOREGOING INJUNCTION WILL EXTEND TO SUCCESSORS OF ANY RELEASED PARTY AND THEIR RESPECTIVE PROPERTY AND INTERESTS IN THE PROPERTY.

109. Governmental Agencies. Nothing in this Confirmation Order or the Plan discharges, releases, precludes, or enjoins: (a) any liability to any Governmental Unit that is not a Claim; (b) any Claim of a Governmental Unit arising on or after the Effective Date; (c) any

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police or regulatory liability to a Governmental Unit on the part of any Entity as the owner, permittee, or operator of property after the Effective Date; or (d) any liability to a Governmental Unit on the part of any Person other than the Debtors or Reorganized Debtors. Nor shall anything in this Confirmation Order or the Plan enjoin or otherwise bar a Governmental Unit from asserting or enforcing, outside this Bankruptcy Court, any liability described in the preceding sentence. Nor shall anything in this Confirmation Order or the Plan divest any tribunal of any jurisdiction to interpret or adjudicate any defense based on this paragraph of the Confirmation Order.

110. Exemption from Certain Transfer Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (b) the Restructuring Transactions; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; (e) the grant of collateral as security for any or all of the New 2L Notes or the Exit Facility; or (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental

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assessment to the fullest extent contemplated by section 1146(a) of the Bankruptcy Code, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation of any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.

111. Provisions Regarding Objections or Potential Objections to Confirmation.

a.

The Department of the Interior of the United States (“Interior”) consents to the proposed assumption and/or assignment of any and all interests in the federal mineral leases and other agreements related thereto (collectively, the “Federal Leases(s)”), subject to the full payment to the Office of Natural Resources Revenue (“ONRR”) of any and all monies owed by the Debtors and the assumption of any decommissioning obligations and financial assurance requirements under the Federal Leases(s) being assumed on or after the Effective Date; or the date of assumption and/or assignment of the Federal Lease for any Federal Lease assumed and/or assigned following the Effective Date. Notwithstanding any provision in the Plan, this Confirmation Order, and any Plan implementing documents, Interior will retain, and have, the right to audit and/or perform any compliance review, and if appropriate, collect from the Reorganized Debtors and/or their successor(s) and assign(s) (including reorganized Debtor parties, if applicable), in full any additional monies owed by the Debtors prior to the assumption of the Federal Lease(s), including any amounts determined by ONRR to be owed by the Debtors for pre- and post-petition royalties, including interest accrual through the date(s) of receipt by ONRR of payment on account of any such amount(s), without those rights being adversely affected by these bankruptcy proceedings. Such rights shall be preserved in full as if this bankruptcy had not occurred. The Debtors and the Reorganized Debtors and their successors and assigns, will retain all defenses and/or rights, other than defenses and/or rights arising from the bankruptcy, to challenge any such determination: provided, however, that any such challenge, including any challenge associated with this bankruptcy proceeding, must be raised in the United States’ administrative review process leading to a final agency determination by the ONRR. The audit and/or compliance review period shall remain open for the full statute of limitations period established by the Federal Oil and Gas Royalty Simplification and Fairness Act of 1996 (30 U.S.C. § 1702, et seq,). Additionally, the Reorganized Debtors agree to assume decommissioning obligations for all wells located on Federal Leases to be assumed by the Debtors. Nothing herein shall limit Interior’s right to assert, against Debtors and their estates, any decommissioning liability and/or claim arising from the Debtors’ interest in any Federal Lease not assumed by the Debtors. The assignment of any interest

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in any Federal Lease shall be filed in the proper Bureau of Land Management and will be ineffective unless the United States consents to the assignment. Nothing in this Order or the Plan shall affect any setoff or recoupment rights of Interior that is validly exercised (consistent with section 553 of the Bankruptcy Code)

b.	Notwithstanding anything in the Plan to the contrary, any post-petition tax liability owed to the Texas Comptroller of Public Accounts (“Comptroller”) or the Texas Workforce Commission (“TWC”) (including applicable interest and penalties) will be paid in full in the ordinary course of the Reorganized Debtors’ business when due; provided that if there is a dispute as the amount owed or the allocation between prepetition and post-petition amounts due to the Comptroller or TWC, the parties may be bring such dispute to this Court for adjudication within forty-five days (45) after such amount would be due and owing, and the Debtors shall not be required to pay such amounts until such adjudication is complete. Neither the Comptroller nor TWC will be required to file any pleading in this bankruptcy case as a condition of payment for post-petition tax liability.

c.	Notwithstanding anything in the Plan to the contrary, the Plan shall not release, discharge or exculpate any non-debtor party from any debt owed to the State of Texas or from any liability arising under the laws of the State of Texas. In addition, the Plan shall not enjoin or prevent the State of Texas from collecting any such liability from any such non-Debtor party.

d.	Notwithstanding anything in the Plan to the contrary, the Comptroller’s and TWC’s statutory and common law setoff rights against the Debtor are fully preserved in accordance with section 553 of the Bankruptcy Code. Nothing in the Plan shall be interpreted to enjoin or limit the Comptroller or TWC from asserting those rights.

e.	Any prepetition liens of Angelina County, Atascosa County, Bexar County, Dilley ISD, Frio Hospital District, Gregg County, Harris County, Pearsall ISD, Rusk County, San Patricio County, Shelby County, Sheldon Independent School District, Greens Parkway Municipal Utility District, Cass County, Nacogdoches County Central Appraisal District, and Panola County (collectively, the “Texas Taxing Authorities”) that secure ad valorem taxes owed by the Debtors to the Texas Taxing Authorities shall remain attached to their collateral until their Allowed Claims, including interest, if applicable, are paid thereon.

f.	The Internal Revenue Service of the United States of America (the “IRS”) is permitted to pursue ordinary collection remedies against the Debtors after the Effective Date for taxes arising from taxable years ending on or after the Petition Date.

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g.	The United States of America, including the Department of the Interior, the IRS, and the Environmental Protection Agency, shall be deemed to have opted-out of the releases in Section 12.09 of the Plan. Notwithstanding anything to the contrary in the Plan or Confirmation Order, nothing in the Plan or Confirmation Order shall release, discharge, enjoin, preclude, or otherwise affect the exercise of any setoff or recoupment rights of the United States.

h.	Setoff rights, if any, of the Louisiana Department of Revenue (the “LDR”) that exist under applicable non-bankruptcy law shall be retained by the LDR and are not impaired under the Plan; provided, however, that the rights of the Debtors and the Reorganized Debtors to contest any such asserted setoff rights are reserved in all respects.

i.	A failure by the Debtor to make a payment required under the Plan, to file a tax return for any post-Effective Date tax period, or pay any tax due for any post-Effective Date tax period while making any installment payments due pursuant to the terms of the Plan to LDR shall be an “Event of Default”. The LDR will give the Debtor written notice of the Event of Default (“Notice of Default”) at the address listed on the Debtor’s Chapter 11 Petition or the Debtor’s most recent filed tax return, with a copy to the Debtors counsel, provided however, that the failure to declare an Event of Default at the time of occurrence shall not constitute a waiver by the LDR of its right to declare that the Debtor is in default. The Debtor may cure such default within thirty (30) days from the receipt of such notice. If the Debtor fails to cure the default within thirty (30) days after receipt of Notice of Default, then the LDR may (a) enforce the applicable Claim that is subject to the Event of Default; (b) exercise any and all rights and remedies allowed under state law or any other applicable non-bankruptcy law; and/or (c) seek such relief as my be available from the Court. For purposes of this provision Court shall include any state district court of proper jurisdiction and venue or the Bankruptcy Court. Any liens of the LDR that secure Allowed Claims shall remain upon the applicable collateral until their Allowed Claims are paid in full.

j.

Notwithstanding anything in the Plan or in this Confirmation Order to the contrary, the LDR shall not be required to dismiss its lawsuit T.A. “Tim” Barfield, Jr., Secretary, Department of Revenue, State of Louisiana versus Goodrich Petroleum Corporation filed in the 19th Judicial District Court of the Parish of East Baton Rouge, Case No. 627005 “D”, (“State Court Proceeding”) filed on December 19, 2013, which is currently stayed as a result of this Bankruptcy Case and the stay shall continue in effect unless lifted by Bankruptcy Court order or final appellate court order in these Cases; and the maintenance of the State Court Proceeding shall not be considered or construed as a violation of the discharge injunction until after the underlying asserted tax liability set forth in the Louisiana Department of Revenue’s Claim filed in the BMC Group Inc.’s Claims Registry as Claim No. 105 (as may be amended prior to the governmental bar date), is adjudicated by this

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Court or an alternative Court in the event this Court abstains from adjudicating such claim. The parties agree that this provision is to maintain the status quo of keeping the State Court Proceeding stayed until all issues resolving this claim or the asserted tax liability forming the basis of this claim are the subject of a final order of the Bankruptcy Court, the State Court only after Bankruptcy Court approval, or appropriate federal or state appellate court.

k.	The Louisiana Department of Natural Resources is deemed to have objected to its various cure amounts. The Louisiana Department of Natural Resources and the Debtors must comply with the provisions of the Plan and this Order with respect to the determination of cure amounts.

l.	Any rights of the LDR to object to any motion of the Debtors or the Reorganized Debtors to estimate its claims are reserved.

m.	Encana Oil & Gas (USA) Inc. (“Encana”) disputes the adequacy of the cure amount of $160,313.24 listed in Exhibit “D” of the Plan Supplement. Encana and the Debtor require additional time to negotiate the adequacy of this cure amount. Accordingly, the Debtors agree to pay $160,313.24 to Encana in accordance with Section 6.07 of the Plan. Encana and the Debtors agree to negotiate in good faith regarding the adequacy of the cure Claims. Encana’s deadline to dispute the adequacy of the cure amount shall be extended to November 14, 2016. In the event Encana files an objection to the adequacy of the Debtor’s cure amount, it shall not be required to refund to the Debtors the already paid $160,313.24.

n.	Notwithstanding anything in the Plan, any Plan Supplement or this Order to the contrary, the Debtors reject all executory contracts, including, but not limited to, Master Licensing Agreements and all supplements, amendments, schedules and attachments (the “Seitel Agreements”) with Seitel Data, Ltd., Seitel Data Corp., Seitel Offshore Corp., Seitel Canada, Ltd. f/k/a Olympic Seismic, Ltd. as agent for SEIC Trust. Upon rejection of the Seitel Agreements, Debtors will return or cause to be returned to, or will destroy or cause to be destroyed, the Data, as defined in the Seitel Agreements, that can be located with good faith and best effort. Return or destruction of the Data shall be attested to in writing by the Debtors. Debtors shall also maintain confidentiality of the Data to the extent it remains in Debtor’s possession.

o.

Faulconer Energy Joint Venture—1990, LLP (“Faulconer”) disputes the adequacy of the cure amount for the Farmout Agreements between Faulconer and the Debtors dated June 10, 2003 and April 10, 2009 (the “Disputed Faulconer Farmouts”) listed on Exhibit D of the Plan Supplement. Faulconer and the Debtors require additional time to negotiate the adequacy of the cure amount for the Disputed Faulconer Farmouts. Accordingly, the Debtors agree to pay any other amounts to Faulconer in accordance with Section 6.07 of the

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Plan. Faulconer and the Debtors agree to negotiate in good faith regarding the adequacy of the cure amount for the Disputed Faulconer Farmouts; but in no instance shall the cure amount for the Disputed Faulconer Famouts exceed $5,000.00. Faulconer’s deadline to dispute the adequacy of the cure amounts for the Disputed Faulconer Farmouts shall be extended to November 14, 2016. In the event Faulconer files an objection to the adequacy of the cure amounts for the Disputed Faulconer Farmouts, it shall not be required to refund to the Debtors the already paid cure amounts for any other assumed executory contracts or unexpired leases.

p.	Notwithstanding anything in the Plan or in this Order to the contrary, no release or exculpation is being granted to Patrick Malloy III, Malloy Energy Company LLC, or their successors, assigns or heirs.

q.	Notwithstanding anything in the Plan or in this Order to the contrary, the EP Energy E&P Company L.P. contract is deemed breached as of the Petition Date. EP Energy may file any appropriate claim for such breach by October 25, 2016, which claim will be determined and allowed or disallowed by this Court in accordance with applicable law. The claim, if any, will be a pre-petition claim. Any provision in this Order or the Plan purporting to treat the contract as executory is ineffective. The references to “Non-Vesting Assets” in this Order does not include the EP Energy E&P Company L.P. contract.

r.	Notwithstanding anything in the Plan or in this Order to the contrary, the letter agreement dated August 28, 2015 between the Burns Family entities and the Debtors is deemed breached as of the Petition Date. The Burns Family Entities may file any appropriate claim for such breach by October 25, 2016, which claim will be determined and allowed or disallowed by this Court in accordance with applicable law. The claim, if any, will be a pre-petition claim. Any provision in this Order or the Plan purporting to treat the August 28, 2015 letter agreement as executory is ineffective. The references to “Non-Vesting Assets” in this Order does not include the August 28, 2015 letter. All of the Debtor’s interests in the Burns Leases are abandoned. The Reorganized Debtors will record an instrument reflecting that abandonment. This Order may be recorded, which recordation will reflect an abandonment of the Debtor’s interests, if any.

112. Documents, Mortgages, and Instruments. Each federal, state, commonwealth, local, foreign, or other governmental agency is authorized to accept any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement, or consummate the Plan, including the Restructuring Transactions, and this Confirmation Order.

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113. Term of Injunctions or Stay. Unless otherwise provided in the Plan or Confirmation Order, all temporary injunctions or stays provided for in the Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date (excluding any injunctions or stays contained in the Plan or Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or Confirmation Order shall remain in full force and effect in accordance with their terms. All permanent injunctions in existence on the Effective Date shall remain in full force and effect as provided in the order imposing such permanent injunction.

114. Administrative Claims Bar Date. Unless otherwise provided by the Plan, this Confirmation Order, any other applicable order of the Bankruptcy Court, or agreed to by the Holder of an Allowed Administrative Claim and the Debtors, all requests for Payment of Administrative Claims must be filed with the Bankruptcy Court and served on the Debtors no later than the Administrative Claims Bar Date. Holders of Administrative Claims that are required to file and serve a request for payment of such Administrative Claims that do not file and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, or their property and such Administrative Claims shall be deemed discharged as of the Effective Date.

115. Nonseverability of Plan Provisions Upon Confirmation. Each provision of the Plan is: (a) valid and enforceable in accordance with its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ consent (and subject to such other consents and consultation rights set forth in the Plan) in accordance with the terms set forth in the Plan; and (c) nonseverable and mutually dependent.

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116. Amendments and Modifications. After the Confirmation Date and prior to “substantial consummation” of the Plan, as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan with prior notice to parties in interest as may be required under the Bankruptcy Code. The Restructuring Documents may be amended prior to the Effective Date by the Debtors and any applicable counterparty thereto so long as such amendments (i) are not inconsistent with the Plan or the Confirmation Order and (ii) are not materially adverse to (x) the interests of the Debtors’ estate, or (y) any holder of a Claim who does not consent in writing to the amendment.

117. Applicable Non-bankruptcy Law. The provisions of this Confirmation Order, the Plan and related documents, or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

118. Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state, federal, or other governmental authority with respect to the implementation or consummation of the Plan, any certifications, documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan.

119. Notices of Confirmation and Effective Date. The Reorganized Debtors shall serve notice of entry of this Confirmation Order, substantially in the form attached hereto as Exhibit A (the “Confirmation Order Notice”) in accordance with Bankruptcy Rules 2002 and

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3020(c) on all holders of Claims and Equity Interests within 14 Days after the date of entry of this Confirmation Order. As soon as reasonably practicable after the Effective Date, the Reorganized Debtors shall file notice of the Effective Date and shall serve a copy of the same on the above-referenced parties. The notice of the Effective Date may be included in the Confirmation Order Notice, and, for the avoidance of doubt, the Confirmation Order Notice may be modified to exclude the notice of Effective Date. Notwithstanding the above, no notice of Confirmation or Consummation or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed notice of the Confirmation Hearing, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. The above-referenced notices are adequate under the particular circumstances of the Cases and no other or further notice is necessary.

120. Failure of Consummation. If the Effective Date does not occur, then: (a) the Plan will be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan will be null and void in all respects; and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims, Equity Interests, or Causes of Action, (ii) prejudice in any manner the rights of any Debtor or any other Entity, or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity.

121. Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.

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122. Waiver of Stay. For good cause shown, the stay of this Confirmation Order provided by any Bankruptcy Rule is waived, and this Confirmation Order shall be effective and enforceable immediately upon its entry by the Bankruptcy Court.

123. References to and Omissions of Plan Provisions. References to articles, sections, and provisions of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan. The failure to specifically include or to refer to any particular article, section, or provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, it being the intent of the Court that the Plan be confirmed in its entirety, except as expressly modified herein, and incorporated herein by this reference.

124. Headings. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose.

125. Effect of Conflict. This Confirmation Order supersedes any Bankruptcy Court order issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order. If there is any inconsistency between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order govern and control.

126. Termination of Challenge Period. The Challenge Period (as defined in the Cash Collateral Order) terminated prior to the entry of this Confirmation Order, and the stipulations, admissions, findings, and release contained in the Cash Collateral Order shall be binding on the Debtors’ estates and all parties in interest.

127. Final Order. This Confirmation Order is a Final Order.

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128. Retention of Jurisdiction. The Bankruptcy Court may properly, and upon the Effective Date shall, to the full extent set forth in the Plan, retain jurisdiction over all matters arising out of, and related to, the Cases, including the matters set forth in Article X of the Plan and section 1142 of the Bankruptcy Code. Notwithstanding anything to the contrary in this Confirmation Order or the Plan, the Bankruptcy Court’s retention of jurisdiction shall not govern the enforcement of the Exit Facility, the New 2L Notes Documents, or the documents executed in connection therewith or any liens, rights, or remedies related thereto except to the extent that this Confirmation Order has been vacated or reversed, but instead, such enforcement shall be governed as set forth in the Exit Facility Documents or the New 2L Notes Documents.

Dated: September 28, 2016
/s/ MARVIN ISGUR
HONORABLE MARVIN ISGUR UNITED STATES BANKRUPTCY JUDGE

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Exhibit A

Proposed Confirmation Order Notice

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

IN RE:	§	CASE NO. 16-31975
§
GOODRICH PETROLEUM	§	(Chapter 11)
CORPORATION, et al.,	§	JOINTLY ADMINISTERED
	§	Related to Docket Nos. [•]
Debtors.[1]	§

NOTICE OF (I) ENTRY OF ORDER CONFIRMING THE FIRST AMENDED JOINT

PLAN OF REORGANIZATION PURSUANT TO CHAPTER 11 OF THE

BANKRUPTCY CODE OF GOODRICH PETROLEUM CORPORATION, ET AL. AND

(II) OCCURRENCE OF EFFECTIVE DATE

PLEASE TAKE NOTICE that on September [    ], 2016, the Honorable Marvin Isgur, United States Bankruptcy Judge for the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), entered the order [Docket No.     ] (the “Confirmation Order”) confirming the Debtors’ First Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”). Unless otherwise defined in this notice, capitalized terms used in this notice shall have the meanings ascribed to them in the Plan and the Confirmation Order.

PLEASE TAKE FURTHER NOTICE that the Effective Date of the Plan occurred on October [    ], 2016.

PLEASE TAKE FURTHER NOTICE that the Confirmation Order and the Plan, as well as all other documents filed in the above-captioned Cases are available free of charge from the website of the Debtors’ claims and noticing agent, BMC Group, Inc., at www.bmcgroup.com/goodrich or obtained from BMC Group at no cost by calling 888-909-0100 (Toll Free) or emailing Goodrich@bmcgroup.com. You may also obtain copies of any pleadings filed in these Cases by visiting the Court’s website at https://ecf.txsb.uscourts.gov in accordance with the procedures and fees set forth therein.

PLEASE TAKE FURTHER NOTICE that the Bankruptcy Court has approved certain discharge, release, exculpation, injunction, and related provisions in Article XII of the Plan.

PLEASE TAKE FURTHER NOTICE that pursuant to Section 6.08 of the Plan, proofs of claims evidencing any Allowed Claims arising from the rejection of the Debtors’ executory contracts and unexpired leases shall be filed on or before the later of (a) thirty (30) days after the rejection of such contract or unexpired lease or (b) any applicable bar date for creditors in the Cases.

[1]	The Debtors are Goodrich Petroleum Corporation (6193) and Goodrich Petroleum Company, L.L.C. (7273). The Debtors’ service address is: 801 Louisiana, Suite 700, Houston, Texas 77002.

1

PLEASE TAKE FURTHER NOTICE that, pursuant to the Plan and the Confirmation Order, the deadline for filing requests for payment of Administrative Claims shall be the first Business Day following thirty (30) days after the Effective Date, or such other date as approved by Final Order of the Bankruptcy Court.

PLEASE TAKE FURTHER NOTICE that all final requests for compensation or reimbursement of Professional Fee Claims pursuant to sections 327, 328, 330, 331, 363, 503(b), or 1103 of the Bankruptcy Code for services rendered to or on behalf of the applicable Debtors or the Committee prior to the Effective Date (other than Substantial Contribution Claims under section 503(b)(4) of the Bankruptcy Code) must be filed and served on the Reorganized Debtors and their counsel no later than forty-five (45) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court

PLEASE TAKE FURTHER NOTICE that from and after this date, if you wish to receive notice of filings in this case, you must request for such notice with the clerk of the Bankruptcy Court and serve a copy of such notice on counsel to the Reorganized Debtors, listed below. You must do this even if you filed such a notice prior to the Effective Date.

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding upon the Debtors and the Reorganized Debtors, as applicable, and any holders of Claims or Equity Interests (regardless of whether such Claims or Equity Interests are deemed to have accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan or the Confirmation Order, and any and all non-debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims and debts shall be fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any holder of a Claim or debt has voted on the Plan.

[Remainder of page intentionally left blank.]

2

PLEASE TAKE FURTHER NOTICE that the Plan and the Confirmation Order contain other provisions that may affect your rights. You are encouraged to review the Plan and the Confirmation Order in their entirety.

Dated: September [__], 2016

Respectfully submitted,

VINSON & ELKINS LLP

By:	/s/ [DRAFT]

Harry A. Perrin, SBT # 1579800

First City Tower

1001 Fannin Street, Suite 2500

Houston, TX 77002-6760

Ph. (713) 758-2222

Fax (713) 758-2346

hperrin@velaw.com

and

Bradley R. Foxman, SBT # 24065243

Garrick C. Smith, SBT # 24088435

Trammell Crow Center

2001 Ross Avenue, Suite 3700

Dallas, TX 75201-2975

Ph. (214) 220-7700

Fax (214) 220-7716

bfoxman@velaw.com

gsmith@velaw.com

and

David S. Meyer, NY # 4576344

Lauren R. Kanzer, NY # 5216635

666 Fifth Avenue, 26th Floor

New York, NY 10103-0040

Ph. (212) 237-0000

Fax (212) 237-0100

dmeyer@velaw.com

lkanzer@velaw.com

ATTORNEYS FOR THE DEBTORS

3

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

IN RE:	§
	§	CASE NO. 16-31975
GOODRICH PETROLEUM	§
CORPORATION,	§	(Chapter 11)
et al.	§
	§	JOINTLY ADMINISTERED
DEBTORS.[1]	§

DEBTORS’ FIRST AMENDED JOINT PLAN OF REORGANIZATION

PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

THIS IS NOT A SOLICITATION OF AN ACCEPTANCE OR REJECTION OF THE PLAN UNDER BANKRUPTCY CODE SECTION 1125 AND WITHIN THE MEANING OF BANKRUPTCY CODE SECTION 1126. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DRAFT PLAN HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT.

Harry A. Perrin, SBT # 15796800	David S. Meyer (admitted pro hac vice)
First City Tower	Lauren R. Kanzer (admitted pro hac vice)
1001 Fannin Street, Suite 2500	666 Fifth Avenue, 26th Floor
Houston, TX 77002-6760	New York, NY 10103-0040
Ph. (713) 758-2222	Ph. (212) 237-0000
Fax (713) 758-2346	Fax (212) 237-0100
hperrin@velaw.com	dmeyer@velaw.com
lkanzer@velaw.com

Bradley R. Foxman, SBT # 24065243	VINSON & ELKINS LLP
Garrick C. Smith, SBT # 24088435	ATTORNEYS FOR THE DEBTORS
Trammell Crow Center
2001 Ross Avenue, Suite 3700	Dated: August 12, 2016
Dallas, Texas 75201-2975
Ph. (214) 220-7700
Fax (214) 220-7716 bfoxman@velaw.com gsmith@velaw.com

[1]	The debtors in the chapter 11 cases, along with the last four digits of each debtor’s federal tax identification number, are: Goodrich Petroleum Company, L.L.C. (7273) and Goodrich Petroleum Corporation (6193). The Debtors’ service address is: 801 Louisiana, Suite 700, Houston, Texas 77002.

i

ii

iii

INTRODUCTION

Goodrich Petroleum Corporation and its subsidiary, Goodrich Petroleum Company, L.L.C., jointly propose the following plan of reorganization under section 1121(a) of the Bankruptcy Code.

Claims against, and Equity Interests in, the Debtors will be treated as set forth herein. Reference is made to the Disclosure Statement accompanying the Plan, including the exhibits thereto, for a discussion of the Debtors’ history, business, results of operations, and projections for future operations and risk factors, together with a summary and analysis of the Plan. There are also other agreements and documents, which will be filed with the Bankruptcy Court (as defined below), that are referenced in the Plan or the Disclosure Statement as exhibits and schedules. All such exhibits and schedules are incorporated into and are a part of the Plan as if set forth in full herein.

ALL HOLDERS OF CLAIMS OR EQUITY INTERESTS ARE ENCOURAGED TO READ THE PLAN, THE DISCLOSURE STATEMENT, AND OTHER ACCOMPANYING DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY. ALL HOLDERS OF CLAIMS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT CAREFULLY AND IN THEIR ENTIRETY BEFORE VOTING ON THE PLAN. TO THE EXTENT OF ANY DISCREPANCIES BETWEEN THE PROVISIONS OF THE DISCLOSURE STATEMENT AND THE PROVISIONS OF THE PLAN, THE PROVISIONS OF THE PLAN SHALL CONTROL.

ARTICLE I

DEFINITIONS AND CONSTRUCTION OF TERMS

Section 1.01 Scope of Defined Terms; Rules of Construction

For purposes of the Plan, except as expressly defined elsewhere in the Plan or unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings ascribed to them in Section 1.02 of the Plan. Any term used but not defined herein that is defined in the Bankruptcy Code or the Bankruptcy Rules, as the case may be, shall have the meaning ascribed in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular. The masculine gender shall include the feminine, and the feminine gender shall include the masculine.

Section 1.02 Definitions

(1) “8.00% Second Lien Notes” means indebtedness issued under the Indenture, dated as of March 12, 2015, for the benefit of holders thereunder, by and among Goodrich, as Issuer, Goodrich Subsidiary as Subsidiary Guarantor, and U.S. Bank, N.A. as Trustee (as amended, supplemented or otherwise modified) in the principal amount of $100 million.

(2) “8.00% Second Lien Notes Indenture” means that certain Indenture for the 8.00% Second Lien Notes, dated as of March 12, 2015, as amended and supplemented.

(3) “8.875% Second Lien Notes Indenture” means that certain Indenture for the 8.875% Second Lien Notes, dated as of October 1, 2015, as amended and supplemented.

(4) “8.875% Second Lien Notes” means indebtedness issued under the Indenture, dated as of October 1, 2015, for the benefit of holders thereunder, by and among Goodrich, as Issuer, Goodrich Subsidiary as Subsidiary Guarantor, and U.S. Bank, N.A. as Trustee (as amended, supplemented or otherwise modified) in the principal amount of $75 million.

(5) “8.00% Second Lien Noteholders” means the Holders of the 8.00% Second Lien Notes.

(6) “8.875% Second Lien Noteholders” means the Holders of the 8.875% Second Lien Notes.

(7) “Administrative Claim(s)” means a Claim(s) against one or more of the Debtors for costs and expenses of administration pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date and through, and including, the Effective Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries, or commissions for services, and payments for goods and other services and leased premises); (b) all fees and charges assessed against the Estates pursuant to 28 U.S.C. § 1930; and (c) all requests for compensation or expense reimbursement for making a substantial contribution in the Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code.

(8) “Administrative Claims Bar Date” means the first Business Day following thirty (30) days after the Effective Date, or such other date as approved by Final Order of the Bankruptcy Court.

(9) “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

(10) “Allowed” means, in reference to a Claim or Equity Interest, any Claim or Equity Interest that is not Disputed or Disallowed and: (a) any Claim or Equity Interest or any portion thereof as to which no objection to allowance or request for estimation has been interposed on or before the latter of (i) the Claims Objection Deadline or (ii) the expiration of such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court; (b) any Claim listed on the Schedules as liquidated, non-contingent and undisputed, but only to the amount listed on the Schedules for such Claim; (c) as to which any objection to its allowance has been settled, waived through payment, withdrawn, or denied by a Final Order; (d) as to which liability of the Debtors and the amount thereof has been determined by a Final Order; or (e) that is expressly deemed allowed in a liquidated amount in the Plan; provided, however, that with respect to an Administrative Claim, “Allowed Administrative Claim” means an Administrative Claim as to which a timely request for payment has been made in accordance with Section 12.01 of the Plan (if such written request is required), in each case as to which the Debtors or Reorganized Debtors, as applicable, (i) have not interposed a timely objection or (ii) have interposed a timely objection and such objection has been settled, waived through payment, withdrawn, or denied by a Final Order. A request for payment of an Administrative Claim shall not be required to the extent that a governmental unit is not required to file such request under Bankruptcy Code § 503(b). An Allowed Claim shall not, for purposes of computing Distributions under the Plan, include interest on such Claim from and after the Petition Date, except as provided in sections 506(b) or 511 of the Bankruptcy Code or as otherwise expressly set forth in the Plan or a Final Order of the Bankruptcy Court.

(11) “Amended Governance Documents” means any new or amended charter, certificate of incorporation, certificate of formation, bylaws, or limited liability company agreement (or any other applicable formation or organizational documents) of the Reorganized Debtors to be prepared and filed as provided in Section 4.09 of the Plan.

(12) “Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination, or other related Claims and Causes of Action that may be brought by or on behalf of the Debtors or their Estates to avoid a transfer of property or an obligation incurred by the Debtors pursuant to any applicable section of the Bankruptcy Code, including sections 544, 545, 547, 548, 549, 550, 551, 553(b), and 724(a) of the Bankruptcy Code, or applicable non-bankruptcy law.

(13) “Ballots” means the ballots accompanying the Disclosure Statement.

(14) “Balloting Agent” means the Person, if any, selected by the Debtors to serve as balloting agent in regard to the Plan.

(15) “Bankruptcy Code” means title 11 of the United States Code, codified at 11 U.S.C. §§ 101-1532.

(16) “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, Houston Division or any other court properly exercising jurisdiction over the Cases.

(17) “Bankruptcy Restructuring” means the restructuring of the Debtors to be effectuated by the transactions and transfers provided in the Plan.

(18) “Bankruptcy Rules” means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Cases or proceedings therein, as the case may be.

(19) “Bar Date(s)” means the applicable date(s) designated by the Bankruptcy Court (or pursuant to the Local Rules) as the last date for filing proofs of Claims or Equity Interests in the Cases of the respective Debtors.

(20) “Board of Directors” means the board of directors of Goodrich before the Effective Date.

(21) “Business Day” means any day, excluding Saturdays, Sundays, or “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York, New York.

(22) “Case(s)” means (a) when used in reference to a particular Debtor or group of Debtors, the chapter 11 case(s) pending for that Debtor or particular group of Debtors, and (b) when used in reference to all of the Debtors, the above-captioned procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

(23) “Cash” means the legal currency of the United States of America.

(24) “Cash Collateral Order” means the interim and final Orders Pursuant to 11 U.S.C. §§ 105, 361, 362, 363 and 507, Bankruptcy Rules 2002, 4001 and 9014 and Bankruptcy Local Rule 4001-1 (i) Authorizing Debtors’ Use of Cash Collateral, (ii) Granting Adequate Protection to the Prepetition Secured Parties, (iii) Modifying the Automatic Stay, (iv) Granting Related Relief, and (v) Scheduling a Final Hearing entered in the Cases, as amended, modified or supplemented, as permitted by the Bankruptcy Court, from time to time.

(25) “Causes of Action” means all actions, including Avoidance Actions, causes of action, liabilities, obligations, rights, suits, damages, judgments, remedies, demands, setoffs, defenses, recoupments, crossclaims, counterclaims, third-party claims, indemnity claims, contribution claims, or any other Claims whatsoever, whether known or unknown, matured or unmatured, fixed or contingent, liquidated or unliquidated, disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, in law, equity, or otherwise, whether asserted directly or derivatively in law, equity, or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Cases, including through the Effective Date.

(26) “Claim” means a claim, whether or not asserted or Allowed, as defined in section 101(5) of the Bankruptcy Code.

(27) “Claimant” means an Entity holding a Claim.

(28) “Claims Objection Deadline” means the first Business Day which is at least one-hundred eighty (180) days after the Effective Date, or such other date as may be established or extended by the Bankruptcy Court in accordance with Section 7.01(b) of the Plan.

(29) “Class” means a category of Holders of Claims or Equity Interests as set forth in Article III below pursuant to section 1122(a) of the Bankruptcy Code.

(30) “Collateral” means any property or interest in property of the Debtors’ Estates subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid or unavoidable under the Bankruptcy Code or applicable non-bankruptcy law.

(31) “Committee” means the official committee of unsecured creditors appointed pursuant to section 1102(a) of the Bankruptcy Code in the Cases.

(32) “Confirmation” means the occurrence of the Confirmation Date.

(33) “Confirmation Date” means the date on which the Confirmation Order is entered on the docket in the Cases within the meaning of Bankruptcy Rules 5003 and 9021.

(34) “Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be continued from time to time.

(35) “Confirmation Hearing Date” means the date initially set by the Bankruptcy Court for the Confirmation Hearing.

(36) “Confirmation Order” means the order entered by the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

(37) “Consummation” means the occurrence of the Effective Date.

(38) “Convenience Class” means Holders of General Unsecured Claims where each such Holder’s claims are in an Allowed aggregate amount of less than $10,000.

(39) “Convertible Notes” means indebtedness issued under: (i) the Indenture, dated as of December 6, 2006, for the benefit of holders thereunder, by and among Goodrich, as Issuer, Goodrich Subsidiary as Subsidiary Guarantor, and Wilmington Trust, N.A. as Trustee (as amended, supplemented or otherwise modified) in the estimated principal amount of $0.4 million; (ii) the Senior Indenture, dated as of September 28, 2009, for the benefit of holders thereunder, by and among Goodrich, as Issuer, Goodrich Subsidiary as Subsidiary Guarantor, and Wilmington Trust, N.A. as Trustee (as amended, supplemented or otherwise modified) in the estimated principal amount of $6.7 million; (iii) the Third Supplemental Indenture, dated as of August 26, 2013, for the benefit of holders thereunder, by and among Goodrich, as Issuer, Goodrich Subsidiary as Subsidiary Guarantor, and Wilmington Trust, N.A. as Trustee (as amended, supplemented or otherwise modified) in the estimated principal amount of $94.2 million; and (iv) the Indenture, dated as of September 8, 2015, for the benefit of holders thereunder, by and among Goodrich, as Issuer, Goodrich Subsidiary as Subsidiary Guarantor, and Wilmington Trust, N.A. as Trustee (as amended, supplemented or otherwise modified) in the estimated principal amount of $6.0 million.

(40) “Cure Payment” has the meaning set forth in Section 6.07 of the Plan.

(41) “D&O Indemnified Parties” means the Debtors’ present and former managers, directors, officers and employees, and their respective affiliates, representatives, advisors and agents, each solely in its capacity as such.

(42) “Debtor” means, individually, Goodrich Petroleum Corporation or Goodrich Petroleum Company, L.L.C., including, where applicable, such entity in its capacity as a debtor in possession in its respective Case pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

(43) “Debtors” means Goodrich Petroleum Corporation and its subsidiary Goodrich Petroleum Company, L.L.C., in their capacity as debtors in possession in the Case pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

(44) “Disallowed Claim” means a Claim, or any portion thereof, that has been disallowed by a Final Order.

(45) “Disbursing Agent” means, as applicable, (a) the applicable Reorganized Debtor, or (b) the Entity or Entities selected by the Debtors, or the Reorganized Debtors, as applicable, to make or facilitate Distributions pursuant to the Plan.

(46) “Disclosure Statement” means the Solicitation and Disclosure Statement for the Debtors’ Proposed First Amended Joint Plan of Reorganization dated as of August 12, 2016 as the same may be amended, modified or supplemented from time to time, including all exhibits and schedules thereto.

(47) “Disclosure Statement Order” means the Order (A) Conditionally Approving the Disclosure Statement, (B) Scheduling a Combined Disclosure Statement and Plan Confirmation Hearing, (C) Establishing Disclosure Statement and Plan Objection Deadline and Related Procedures, (D) Approving the Solicitation Procedures, and (E) Approving the Confirmation Hearing Notice [Docket No. 469] entered by the Bankruptcy Court on August 18, 2016.

(48) “Disputed” means, in reference to a Claim or Equity Interest, any Claim or Equity Interest, or any portion thereof, not Disallowed, not paid pursuant to either the Plan or Final Order of the Bankruptcy Court, and (a) which was or hereafter is listed on the Schedules as unliquidated, contingent, or disputed, and which has not been resolved by written agreement of the parties or a Final Order of the Bankruptcy Court, (b) proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of Claim or Equity Interest was not timely or properly filed, (c) proof of which was timely and properly filed and which was listed on the Schedules as unliquidated, disputed or contingent, (d) proof of which has been timely and properly filed but such Claim has been designated on the proof of Claim as unliquidated, contingent, or disputed, or in zero or unknown amount and has not been resolved by written agreement of the parties or a Final Order of the Bankruptcy Court; (e) that is disputed in accordance with the provisions of the Plan, or (f) as to which the Debtors, the Disbursing Agent or the Reorganized Debtors, as applicable, have interposed a timely objection or request for estimation in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Bankruptcy Court, or is otherwise disputed by the Debtors, the Disbursing Agent or the Reorganized Debtors, as applicable, in accordance with applicable non-bankruptcy law including any action or proceeding pending in a non-bankruptcy forum, which objection, request for estimation, or dispute has not been withdrawn or determined by a Final Order; provided, however, that for purposes of determining whether a particular Claim or Equity Interest is a Disputed Claim or Disputed Equity Interest prior to the expiration of any period of limitation fixed for the interposition by the Debtors or Reorganized Debtors, as applicable, of objections to the allowance of Claims or Equity Interests, any Claim or Equity Interest that is not an Allowed Claim or Allowed Equity Interest shall be deemed Disputed.

(49) “Distribution” means the payment or distribution under the Plan of cash, assets, securities, or instruments evidencing an obligation under the Plan or other consideration on property of any nature to any Holder of an Allowed Claim or Allowed Equity Interest.

(50) “Distribution Date(s)” means the date or dates, occurring as soon as reasonably practicable after the Effective Date, upon which Distributions are made pursuant to the terms of the Plan to Holders of Allowed Administrative Claims, and other Allowed Claims; provided, however, that should such Allowed Administrative Claims or Allowed Claims be paid in the ordinary course of business, the Distribution Date shall be the date such Allowed Claim becomes payable under the terms of any contract or agreement or applicable non-bankruptcy law.

(51) “Distribution Record Date” means the record date for purposes of making Distributions under the Plan, which shall be the Effective Date.

(52) “Effective Date” means the first Business Day on which all the conditions to consummation of the Chapter 11 Plan have been satisfied in full or waived as permitted hereunder, and the Chapter 11 Plan becomes effective.

(53) “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

(54) “Equity Interests” means an (a) ownership interest in a corporation, whether or not transferable or denominated “stock” or similar security; (b) ownership interest of a limited partner in a limited partnership; (c) ownership interest of a general partner in a partnership; (d) ownership interest of a joint venture partner in a joint venture; (e) ownership interest of a member in a limited liability company; (f) ownership interest in an entity not covered by (a) through (e) above; or (g) any warrant, option, or right, contractual or otherwise, to acquire or receive the interests in (a) through (f) above.

(55) “Estate” means, as to each Debtor, the estate created for such Debtor in its respective Case pursuant to section 541 of the Bankruptcy Code.

(56) “Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. §§ 78a, et seq., as now in effect or hereafter amended, any rules and regulations promulgated thereunder, and any similar federal, state or local law.

(57) “Exit Facility” means a new first priority secured term loan facility in an aggregate outstanding principal amount of $20,000,000 and a cash-secured letter of credit facility in the amount of $250,000, to be provided pursuant to the Exit Facility Credit Agreement and the other Exit Facility Documents.

(58) “Exit Facility Agent” means Wells Fargo Bank, National Association, in its capacity as administrative agent and/or collateral agent under the Exit Facility.

(59) “Exit Facility Credit Agreement” means that certain credit agreement (substantially in the form annexed to the Disclosure Statement as Exhibit F) to be entered into on the Effective Date by and among Reorganized Goodrich Subsidiary, as borrower, Reorganized Goodrich, as parent guarantor, the Exit Facility Agent, the Exit L/C Issuer, and the Exit Facility Lenders, together with all schedules and exhibits thereto, which shall be in form and substance satisfactory to the Debtors and the Senior Credit Facility Agent.

(60) “Exit Facility Documents” means the Exit Facility Credit Agreement and all other guarantee agreements, pledge and collateral agreements, the New Intercreditor Agreement and other documents related to the Exit Facility.

(61) “Exit Facility Lenders” means the Holders of Senior Credit Facility Claims that will be lenders under the Exit Facility.

(62) “Exit L/C Issuer” means Wells Fargo Bank, N.A., in its capacity as the issuer of the letter of credit to be deemed outstanding under the Exit Facility Credit Agreement on the Effective Date.

(63) “Face Amount” means (a) when used in reference to a Disputed Claim, the full stated amount claimed by the Holder of such Claim in any proof of Claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law (or such lesser estimated amount approved by order of the Bankruptcy Court), and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.

(64) “Final Order” means an order or judgment of the Bankruptcy Court (or any other court of competent jurisdiction) entered by the clerk of the Bankruptcy Court (or such other court) on the docket in the Bankruptcy Cases (or the docket of such other court), which is and remains in full force and effect, has not been modified, amended, reversed, vacated, or stayed and as to which (i) the time to appeal, petition for certiorari, or move for a new trial, re argument, or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, re argument, or rehearing shall then be pending or (ii) if an appeal, writ of certiorari new trial, re argument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, re argument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, re argument or rehearing shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Federal Rules of Bankruptcy Procedure; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Federal Rules of Bankruptcy Procedure, may be filed relating to such order, shall not cause an order not to be a Final Order.

(65) “General Unsecured Claim” means any Claim that is not Secured or entitled to priority under the Bankruptcy Code or an order of the Court, including any Claim arising from the rejection of an Executory Contract or Unexpired Lease under section 365 of the Bankruptcy Code, other than (i) an Unsecured Notes Claim, (ii) a Section 510(b) Claim, or (iii) Claims that are Convenience Class Claims.

(66) “Goodrich” means Goodrich Petroleum Corporation.

(67) “Goodrich Subsidiary” means Goodrich Petroleum Company, L.L.C.

(68) “Governance Documents” means any charter, certificate of incorporation, certificate of formation, bylaws, limited liability company agreements (or any other formation and organizational documents) of the Debtors in effect as of the Petition Date.

(69) “Holder(s)” means the beneficial holder(s) of any Claim or Equity Interest.

(70) “Impaired” means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

(71) “Local Rules” means the Local Bankruptcy Rules for the United States Bankruptcy Court for the Southern District of Texas, Houston Division, as amended.

(72) “Lien” means a “lien” as defined in section 101(37) of the Bankruptcy Code and, with respect to any asset, includes, without limitation, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind.

(73) “Management Incentive Plan” means that certain post-Effective Date management incentive plan which shall be implemented as set forth in Section 4.06 of the Plan.

(74) “Majority Second Lien Noteholders” means Holders of more than 50% in principal amount of the Second Lien Notes Claims.

(75) “New 2L Notes” means a new issuance of convertible senior secured second lien notes in an initial aggregate principal amount of $40,000,000 as provided for under the New 2L Notes Term Sheet.

(76) “New 2L Notes Commitment Fee Warrants” means, for each New 2L Notes Purchaser based on its Pro Rata share, costless warrants equal to an aggregate of 20% of the New Goodrich Equity Interests as provided for in the New 2L Notes Documents.

(77) “New 2L Notes Documents” means the New 2L Notes Term Sheet and any other guarantee, security, and relevant documentation with respect to the New 2L Notes, including documentation with respect to the New 2L Notes Commitment Fee Warrants.

(78) “New 2L Notes Purchasers” means Shenkman Capital Management, Inc. on behalf of certain of its investment advisory clients, CVC Capital Partners and/or one or more of its managed funds, J.P. Morgan Securities LLC, Franklin Advisers, Inc., as investment manager on behalf of certain funds and accounts, and such other institutional investors as shall be satisfactory to Shenkman Capital Management, Inc., CVC Capital Partners, J.P. Morgan Securities LLC, and Franklin Advisers, Inc.

(79) “New 2L Notes Term Sheet” means that certain term sheet attached hereto as Exhibit 1 and incorporated herein by reference.

(80) “New Goodrich Equity Interests” means the Equity Interests of Reorganized Goodrich to be authorized and issued pursuant to the Plan and as provided in the Amended Governance Documents.

(81) “New Intercreditor Agreement” means that certain intercreditor agreement, to be entered into on the Effective Date, by and among the Exit Facility Agent and the trustee and collateral trustee for the holders of New 2L Notes, which shall be consistent with the New 2L Notes Term Sheet and shall otherwise be in form and substance satisfactory to the Senior Credit Facility Agent and the New 2L Notes Purchasers.

(82) “Non-Vesting Assets” means any (i) property of the Debtors’ estate that is abandoned under section 554 of the Bankruptcy Code prior to the Effective Date with the consent of the New 2L Notes Purchasers and the Majority Second Lien Noteholders, (ii) asset, right, arrangement, non-executory contract, or other property that is listed in the Plan Supplement as a Non-Vesting Asset with the consent of the New 2L Notes Purchasers and the Majority Second Lien Noteholders.

(83) “Oil and Gas Leases” means any and all unexpired instruments in which any of the Debtors or Reorganized Debtors, as the case may be, were granted or hold an existing leasehold, working interest, or similar interest in oil and gas and/or other liquid or gaseous hydrocarbons, including methane, as of the Effective Date, including, without limitation, the leases set forth in the Plan Supplement; Oil and Gas Leases specifically includes oil and gas leases issued by any department, branch, bureau, or division of the United States government in which the Debtors or Reorganized Debtors, as the case may be, hold an existing leasehold, working interest, or similar interest as of the Effective Date. Oil and Gas Leases specifically excludes any Non-Vesting Assets.

(84) “Old Goodrich Equity Interests” means the Equity Interests in Goodrich existing immediately prior to the Effective Date.

(85) “Other Priority Claims” means a Claim entitled to priority under sections 507(a)(3), (4), (5), (6), (7), and/or (9) of the Bankruptcy Code.

(86) “Other Secured Claim” means any Secured Claim, including Claims secured by mechanics’ and materialmen’s or similar liens, against property of any Debtor, but excluding the Senior Credit Facility Claims and the Second Lien Notes Claims.

(87) “Person” means an individual, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agreed or political subdivision thereof) or other entity of any kind.

(88) “Petition Date” means April 15, 2016, the date on which each of the Debtors filed their voluntary petitions for relief under chapter 11 of the Bankruptcy Code.

(89) “Plan” means this joint plan of reorganization, the Plan Supplement and all exhibits and schedules annexed hereto or referenced herein, as may be amended, modified or supplemented from time-to-time.

(90) “Plan Securities” has the meaning set forth in section 4.16 of the Plan.

(91) “Plan Securities and Documents” has the meaning set forth in section 4.16 of the Plan.

(92) “Plan Supplement” means the compilation of documents and forms of documents, schedules and exhibits to the Plan to be filed with the Bankruptcy Court not later than fourteen (14) days prior to the Confirmation Hearing Date or such later date as may be approved by the Bankruptcy Court, as they may be altered, amended, modified or supplemented from time to time.

(93) “Priority Tax Claim” means a Claim that is entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code and shall include interest solely to the extent that the Holder of such Claim under Bankruptcy Code § 507(a)(8) is entitled to such interest under Bankruptcy Code § 507(a)(8).

(94) “Pro Rata” means when used in reference to a Distribution of property to Holders of Allowed Claims, a proportionate Distribution so that with respect to a particular Allowed Claim in such Class or group of Claims, the ratio of (a) (i) the amount of property distributed on account of such Claim to (ii) the amount of such Claim, is the same as the ratio of (b) (i) the amount of property distributed on account of all Allowed Claims in such Class or group of Claims to (ii) the amount of all Allowed Claims in such Class or group of Claims.

(95) “Professional” means any professional (a) employed in the Cases pursuant to sections 327, 328, or 1103 of the Bankruptcy Code and to be compensated for services rendered pursuant to sections 327, 328, 329, 330 or 331 of the Bankruptcy Code or (b) seeking compensation and reimbursement pursuant to section 503(b)(4) of the Bankruptcy Code.

(96) “Professional Fee Claim” means a Claim of a Professional for compensation or reimbursement of expenses relating to services after the Petition Date through the Effective Date.

(97) “Professional Fee Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses Professionals estimate they have incurred or will incur in rendering services to the Debtors prior to and as of the Effective Date, which estimates Professionals shall deliver to the Debtors as set forth in Section 2.03 herein.

(98) “Professional Fee Escrow” means an interest-bearing account funded by the Debtors with Cash as provided in this Plan in an amount equal to the Professional Fee Amount.

(99) “Protected Parties” means the Debtors, the Reorganized Debtors, the members of the Committee, the Unsecured Notes Trustee, the Second Lien Notes Trustee, and each of their respective Related Persons with the sole exception of Professionals employed in the Cases pursuant to sections 327, 328, or 1103 of the Bankruptcy Code who have indemnity protections in their applicable retention orders.

(100) “Reinstated” or “Reinstatement” means (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim or Equity Interest entitles the Holder thereof so as to leave such Claim or Equity Interest Unimpaired or (b) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim or Equity Interest to demand or receive accelerated payment of such Claim or Equity Interest after the occurrence of a default (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the Holder of such Claim for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; and (iv) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the Holder of such Claim.

(101) “Related Persons” means, with respect to any Person, such Person’s predecessors, successors, assigns (whether by operation of law or otherwise) and present and former Affiliates and subsidiaries, and each of their respective current and former officers, directors, principals, employees, shareholders, members (including ex officio members), managers, managed accounts or funds, management companies, fund advisors, advisory board members, partners, agents, financial advisors, attorneys, accountants, investment bankers, investment advisors, consultants, representatives, and other professionals, in each case serving in such capacity as of the Effective Date, including such Related Persons’ respective heirs, executors, estates, servants, and nominees; provided, however, that no insurer of any Debtor shall constitute a Related Person.

(102) “Released Parties” means (a) (i) each Senior Credit Facility Lender and each Issuing Bank and Secured Swap Party under the Senior Credit Facility (as such terms are defined therein), (ii) the Senior Credit Facility Agent, (iii) the Second Lien Noteholders, and (iv) the New 2L Notes Purchasers, (b) each of the respective Related Persons for a(i)-a(iv), (c) the past and present directors, managers, officers, employees, attorneys, advisors and other representatives of the Debtors and the Reorganized Debtors, in each case, solely in their capacity as such, and (d) the Protected Parties.

(103) “Reorganized” when used with any specifically named Debtor or group of Debtors means that Debtor or group of Debtors after the Effective Date and each of their respective successors.

(104) “Reorganized Goodrich Board” means the board of directors of Reorganized Goodrich.

(105) “Restructuring Documents” means, collectively, the documents and agreements (and the exhibits, schedules, annexes and supplements thereto) necessary to implement, or entered into in connection with, the Plan, including, without limitation, the Disclosure Statement, the Disclosure Statement Order, the Plan, the Plan Supplement, the Amended Governance Documents, the Management Incentive Plan, the Exit Facility Documents, the New 2L Notes Documents, the Unsecured Warrant Package Documents, and each of the exhibits and schedules to the Plan, which documents and agreements shall in each case be consistent with the Plan.

(106) “Schedules” means the schedules of assets and liabilities and statements of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rule 1007(b), as such schedules or statements may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

(107) “Second Lien Notes” means the 8.875% Second Lien Notes together with the 8.00% Second Lien Notes.

(108) “Second Lien Notes Trustee Charging Lien” means any Lien or other priority in payment arising prior to the Effective Date to which the Second Lien Notes Trustee is entitled pursuant to the Second Lien Notes Indentures, against distributions to be made to the Holders of the Second Lien Notes for payment of the Second Lien Notes Trustee Fees and Expenses, which Lien or other priority in payment shall be deemed a separate right of the Second Lien Notes Trustee arising under the Plan.

(109) “Second Lien Notes Trustee Fees and Expenses” means the Claims not to exceed $200,000 for reasonable and documented compensation, fees, expenses, disbursement, and indemnity claims arising under the Second Lien Notes Indentures, including without limitation, internal default fees, attorneys’, financial advisors’, and agents’ fees, expenses, and disbursements, incurred under the Second Lien Notes Indentures by the Second Lien Notes Trustee, whether prior to or after the Petition Date and whether prior to or after the Effective Date.

(110) “Second Lien Notes Claims” means any and all Claims held by the Second Lien Noteholders against any Debtor arising from, relating to, or pursuant to the Second Lien Notes Indentures.

(111) “Second Lien Notes Indentures” means the 8.00% Second Lien Notes Indenture, together with the 8.875% Second Lien Notes Indenture.

(112) “Second Lien Notes Trustee” means the indenture trustee under the Second Lien Notes Indentures.

(113) “Second Lien Noteholders” means the 8.875% Second Lien Noteholders together with the 8.00% Second Lien Noteholders.

(114) “Section 510(b) Claim” means any Claim against a Debtor arising from (a) rescission of a purchase or sale of a security of any Debtor or an Affiliate of any Debtor, (b) purchase or sale of such a security, or (c) reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

(115) “Secured” means, when referring to a Claim: (a) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or (b) Allowed pursuant to the Plan as a Secured Claim.

(116) “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77c-77aa, as now in effect or hereafter amended, any rules and regulations promulgated thereunder, or any similar federal, state or local law.

(117) “Senior Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of May 5, 2009 (as amended, modified or supplemented from time to time), among Goodrich Subsidiary as borrower, Goodrich as parent guarantor, the lenders from time to time a party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, including all agreements, documents, notes, instruments and any other agreements delivered pursuant thereto or in connection therewith (in each case, as amended, restated, modified or supplemented from time to time).

(118) “Senior Credit Facility” means that certain first lien revolving loan facility, the terms of which are set forth in the Senior Credit Agreement.

(119) “Senior Credit Facility Agent” means Wells Fargo Bank, National Association, as Administrative Agent under the Senior Credit Facility.

(120) “Senior Credit Facility Claims” means any and all Claims held by the Senior Credit Facility Agent, the Senior Credit Facility Lenders, the issuers of letters of credit thereunder and the Senior Secured Swap Parties (as defined in the Senior Credit Agreement) against Goodrich Subsidiary, as borrower, and Goodrich, as parent guarantor, arising from, relating to, or pursuant to the terms of the Senior Credit Facility and any related document, including the Senior Credit Facility Fees and Expenses.

(121) “Senior Credit Facility Fees and Expenses” means any and all accrued and unpaid fees and expenses, including counsel or advisors’ fees and expenses, of the Senior Credit Facility Agent, the Senior Credit Facility Lenders, the issuers of letters of credit thereunder and Secured Swap Parties (as defined in the Senior Credit Agreement) under the Senior Credit Agreement or the Cash Collateral Order.

(122) “Senior Credit Facility Lender” means any lender under the Senior Credit Facility pursuant to the Senior Credit Agreement, and its successors and assigns.

(123) “Senior Notes” means indebtedness issued under the Indenture, dated as of March 2, 2011, for the benefit of holders thereunder, by and among Goodrich, as Issuer, Goodrich Subsidiary as Subsidiary Guarantor, and U.S. Bank, N.A. as Trustee (as amended, supplemented or otherwise modified) in the estimated principal amount of $116.8 million.

(124) “Senior Noteholders” means the Holders of the Senior Notes.

(125) “Setoff Claim” means a Claim of a Holder that has a valid right of setoff with respect to such Claim, which right is enforceable under section 553 of the Bankruptcy Code as determined by a Final Order or as agreed in writing by the Debtors, to the extent subject to such right of setoff.

(126) “Solicitation” means the solicitation of votes on the Plan through the distribution of Ballots in accordance with the Disclosure Statement Order.

(127) “Stamp or Similar Tax” means any stamp tax, recording tax, conveyance fee, intangible or similar tax, mortgage tax, personal or real property tax, real estate transfer tax, sales tax, use tax, transaction privilege tax (including, without limitation, such taxes on prime contracting and owner-builder sales), privilege taxes (including, without limitation, privilege taxes on construction contracting with regard to speculative builders and owner builders), and other similar taxes imposed or assessed by any governmental unit.

(128) “Substantial Contribution Claim” means a claim for compensation or reimbursement of costs and expenses incurred in making a substantial contribution in the Cases pursuant to sections 503(b)(3), (4), or (5) of the Bankruptcy Code.

(129) “Unimpaired” means a Claim or Equity Interest that is not Impaired.

(130) “Unsecured Notes” means the Senior Notes and the Convertible Notes.

(131) “Unsecured Notes Claims” means Claims of the Holders of Unsecured Notes.

(132) “Unsecured Notes Indentures” means the applicable indentures for the Unsecured Notes, as amended and supplemented from time to time.

(133) “Unsecured Notes Trustee” means Wilmington Trust, N.A. as successor indenture trustee under each of the Unsecured Notes Indentures.

(134) “Unsecured Notes Trustee Charging Lien” means any Lien or other priority in payment arising prior to the Effective Date to which the Unsecured Notes Trustee is entitled pursuant to the Unsecured Notes Indentures, against distributions to be made to the Holders of the Unsecured Notes for payment of the Unsecured Notes Trustee Fees and Expenses, which Lien or other priority in payment shall be deemed a separate right of each Unsecured Notes Trustee arising under the Plan.

(135) “Unsecured Notes Trustee Fees and Expenses” means the Claims not to exceed $215,000 for reasonable and documented compensation, fees, expenses, disbursement, and indemnity claims arising under the Unsecured Notes Indentures, including without limitation, internal default fees, attorneys’, financial advisors’, and agents’ fees, expenses, and disbursements, incurred under the Unsecured Notes Indentures by the Unsecured Notes Trustee, whether prior to or after the Petition Date and whether prior to or after the Effective Date.

(136) “Unsecured Warrant Package” means out-of-the-money warrants equal to 10% of the New Goodrich Equity Interests on a fully diluted basis with a maturity of 10 years and an equity strike price equal to $230 million.

(137) “Unsecured Warrant Package Documents” means the documents related to the Unsecured Warrant Package.

(138) “Voting Deadline” means September 21, 2016, the date and time by which votes to accept or reject the Plan must be received by the Balloting Agent.

(139) “Voting Record Date” means August 16, 2016, the date for the determination of Holders of Claims and Equity Interests entitled to receive the solicitation package and vote to accept or reject the Plan.

Section 1.03 Rules of Interpretation

For purposes of the Plan, (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to the Plan, (d) the words “herein,” “hereto,” and “hereof” refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, (f) the word including shall mean, “including, without limitation,” (g) in the event of any conflict between the terms of the Plan or any Restructuring Document (other than the Exit Facility Documents and the Intercreditor Agreement) and the terms of the Unsecured Warrant Package Documents or the New 2L Notes Documents, the Unsecured Warrant Package Documents or the New 2L Notes Documents, as applicable, shall control, and (h) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

Section 1.04 Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

Section 1.05 Reference to Monetary Figures

Unless noted otherwise, all references in the Plan to monetary figures shall refer to the legal currency of the United States of America.

Section 1.06 Reference to Debtors or Reorganized Debtors

Unless specifically provided otherwise in the Plan, references to the Debtors or Reorganized Debtors shall mean the Debtors (or a Debtor) and/or Reorganized Debtors (or a Reorganized Debtor), as the context may require.

ARTICLE II

UNCLASSIFIED CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims, and Professional Fee Claims have not been classified and thus are excluded from the Classes of Claims and Equity Interests set forth in Article III hereof.

Section 2.01 Administrative Claims

Except as otherwise provided for in the Plan, and subject to the requirements of Section 12.01 of the Plan, each Holder of an Allowed Administrative Claim shall, in full satisfaction, release, settlement, and discharge of such Allowed Administrative Claim: (a) to the extent such Claim is due and owing on the Effective Date, be paid in full, in Cash, on the Distribution Date; (b) to the extent such Allowed Administrative Claim is not due and owing on the Effective Date, be paid in full, in Cash, (i) in accordance with the terms of any agreement between the Debtors and such Holder, or when such Claim becomes due and payable under applicable non-bankruptcy law or (ii) in the ordinary course of business; or (c) receive such other treatment as to which such Holder may agree with the Debtors or Reorganized Debtors.

Section 2.02 Priority Tax Claims

Each Holder of an Allowed Priority Tax Claim shall, in full satisfaction, release and discharge thereof, receive (a) such treatment as to which such Holder may agree with the applicable Debtor or Reorganized Debtor, as the case may be, or (b) at the sole option of the applicable Debtor or Reorganized Debtor, as the case may be, (i) payment in full of such Allowed Priority Tax Claim on the Distribution Date or (ii) treatment in accordance with the provisions of sections 1129(a)(9)(C) or 1129(a)(9)(D) of the Bankruptcy Code, as the case may be. To the extent that the Debtors elect to treat an Allowed Priority Tax Claim in accordance with sections 1129(a)(9)(C) or 1129(a)(9)(D) of the Bankruptcy Code, payments shall be made in equal monthly payments commencing within 30 days after the date such Allowed Priority Tax Claim becomes Allowed and ending no later than 60 months after the Petition Date.

Section 2.03 Professional Fee Claims

All final requests for compensation or reimbursement of Professional Fee Claims pursuant to sections 327, 328, 330, 331, 363, 503(b), or 1103 of the Bankruptcy Code for services rendered to or on behalf of the applicable Debtors or the Committee prior to the Effective Date (other than Substantial Contribution Claims under section 503(b)(4) of the Bankruptcy Code) must be filed and served on the Reorganized Debtors and their counsel no later than forty-five (45) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than twenty-one (21) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served. If such a request is granted by the Bankruptcy Court, such Professional Fee Claim shall be paid in full by the Reorganized Debtors, including from the Professional Fee Escrow, in such amount as is Allowed by the Bankruptcy Court on the date such Professional Fee Claim becomes an Allowed Professional Fee Claim, or as soon as reasonably practicable thereafter. Except as otherwise specifically provided in the Plan, from and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Reorganized Debtors, which shall in all instances include preparation and prosecution of fee applications for Professional Fee Claims on a post-Effective Date basis. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional without any further notice to or action, order, or approval of the Bankruptcy Court.

On or before the later of the Effective Date or October 31, 2016, the Reorganized Debtors will establish the Professional Fee Escrow in trust for the Professionals and fund the Professional Fee Escrow with Cash equal to the Professional Fee Amount. Professionals shall deliver to the Debtors their estimates for purposes of the Reorganized Debtors computing the Professional Fee Amount no later than five (5) Business Days prior to the anticipated Effective Date. For the avoidance of doubt, no such estimate shall be deemed to limit the amount of the fees and expenses that are the subject of a Professional’s final request for payment of Professional Claims filed with the Bankruptcy Court. If a Professional does not provide an estimate, the Debtors may estimate the unpaid and unbilled fees and expenses of such Professional. No funds in the Professional Fee Escrow shall be property of the Reorganized Debtors. Any funds remaining in the Professional Fee Escrow after all Allowed Professional Claims have been paid will be turned over to the Reorganized Debtors.

ARTICLE III

CLASSIFICATION AND TREATMENT

OF CLAIMS AND EQUITY INTERESTS

Section 3.01 Introduction

The categories of Claims and Equity Interests set forth below classify Claims and Equity Interests for all purposes, including for purposes of voting, confirmation and Distribution pursuant to the Plan and sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that it qualifies within the description of such Class, and shall be deemed classified in other Classes to the extent that any portion of such Claim or Equity Interest qualifies within the description of such other Classes. Notwithstanding anything to the contrary in the Plan, a Claim or Equity Interest shall be deemed classified in a Class only to the extent that such Claim or Equity Interest has not been paid, released, Disallowed or otherwise settled prior to the Effective Date.

The Plan constitutes a separate chapter 11 plan of reorganization for each Debtor and the classification set forth in Classes 1 through 10 shall be deemed to apply to each Debtor. For all purposes under the Plan, each Class will contain sub-Classes for each of the Debtors (i.e., there will be ten (10) sub-Classes for each Debtor); provided that any Class or sub-Class that is vacant will be treated in accordance with Section 3.06 below.

All Claims (except for Administrative Claims, Priority Tax Claims, and Professional Fee Claims, which are not classified pursuant to section 1123(a)(1) of the Bankruptcy Code) and Equity Interests are classified in Section 3.03 below.

Section 3.02 Voting; Presumptions

(a) Acceptance by Impaired Classes. Each Impaired Class of Claims that will (or may) receive or retain property or any interest in property under the Plan shall be entitled to vote to accept or reject the Plan. An Impaired Class of Claims shall have accepted the Plan if (i) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. An Impaired Class of Equity Interests shall have accepted the Plan if the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Equity Interests actually voting in such Class have voted to accept the Plan.

(b) Voting Presumptions. Claims and Equity Interests in Unimpaired Classes are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan. Claims and Equity Interests in Classes that do not entitle the Holders thereof to receive or retain any property under the Plan are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

Section 3.03 Summary of Classification of Claims

Class	Designation	Status	Voting
1	Other Priority Claims	Unimpaired	Deemed to Accept
2	Other Secured Claims	Unimpaired	Deemed to Accept
3	Senior Credit Facility Claims	Impaired	Entitled to Vote
4	Second Lien Notes Claims	Impaired	Entitled to Vote
5	Unsecured Notes Claims	Impaired	Entitled to Vote
6	General Unsecured Claims	Impaired	Entitled to Vote
7	Convenience Class	Unimpaired	Deemed to Accept
8	Section 510(b) Claims	Impaired	Deemed to Reject
9	Equity Interests in Goodrich Subsidiary	Impaired	Deemed to Reject
10	Equity Interests in Goodrich	Impaired	Deemed to Reject

Section 3.04 Classification and Treatment of Claims and Equity Interests

(a)	Class 1: Other Priority Claims

(i)	Classification. Class 1 consists of Other Priority Claims.

(ii)	Treatment. Except to the extent that a Holder of an Allowed Other Priority Claim agrees in writing to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Other Priority Claim, each Holder of an Allowed Other Priority Claim (other than a priority tax claim or administrative claim) shall receive either: (a) Cash equal to the amount of such Allowed Other Priority Claim or (b) such other treatment as may otherwise be agreed to by such Holder, the Debtors, the Senior Credit Facility Agent, the Majority Second Lien Noteholders, the Committee (only prior to the Effective Date), and the New 2L Notes Purchasers.

(iii)	Voting. Class 1 is Unimpaired by the Plan and Holders of Allowed Other Priority Claims are not entitled to vote to accept or reject the Plan and are conclusively deemed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.

(b)	Class 2: Other Secured Claims.

(i)	Classification. Class 2 consists of Other Secured Claims.

(ii)	Treatment. Except to the extent that a Holder of an Allowed Other Secured Claim agrees in writing to less favorable treatment, in full and final satisfaction, settlement, and release of, and in exchange for, each Allowed Other Secured Claim, each such Holder shall receive, at the Debtors election and with the consent of the Majority Second Lien Noteholders, either: (a) Cash equal to the amount of such Allowed Other Secured Claim, (b) Reinstatement of such Allowed Other Secured Claim, (c) the return or abandonment of the Collateral securing such Allowed Other Secured Claim to such Holder, (d) such other treatment as may otherwise be agreed to by such Holder, the Debtors, the Senior Credit Facility Agent, the Majority Second Lien Noteholders, the Committee (only prior to the Effective Date), and the New 2L Notes Purchasers, or (e) such other treatment that will render an Allowed Other Secured Claim unimpaired under the Bankruptcy Code.

(iii)	Voting. Class 2 is Unimpaired by the Plan and Holders of Allowed Other Secured Claims are not entitled to vote to accept or reject the Plan and are conclusively deemed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.

(c)	Class 3: Senior Credit Facility Claims.

(i)	Classification. Class 3 consists of Senior Credit Facility Claims.

(ii)

Treatment. On the Effective Date, the Senior Credit Facility Claims shall be deemed Allowed Claims in the amount of no less than between approximately $40,265,000 and $40,300,000, consisting of $40,000,000 in principal amount drawn under the Senior Credit Facility as of the Petition Date, $250,000 in face amount of the undrawn letter of credit issued under the Senior Credit Facility, and between approximately $15,000 and $50,000 in respect of Secured Swap Obligations (as defined in the Senior Credit Agreement), plus accrued and unpaid interest, fees and Senior Credit Facility Fees and Expenses incurred through the Effective Date (including default interest and fees as provided in the Cash Collateral Order). The Senior Credit Facility Claims shall not be subject to any avoidance, reduction, setoff, offset, recharacterization, subordination, (whether contractual or otherwise) counterclaim, cross-claim, defense, disallowance, impairment, objection, or challenges under any applicable law or regulation by any Person. On the Effective Date, (i) each Holder of a Senior Credit Facility Claim will receive a Pro Rata share of (a) Cash in an aggregate amount sufficient to reduce the aggregate outstanding Senior Credit Facility Claims to $20 million and (b) loans under the Exit Facility in a principal amount equal to $20 million, which will refinance the outstanding obligations under the Senior Credit Facility; and (ii) the outstanding letter of credit under the Senior Credit Facility shall be deemed to be issued under the Exit Facility and shall be cash collateralized as provided in the Exit Facility Credit Agreement.

(iii)	Voting. Class 3 is Impaired by the Plan and Holders of Allowed Senior Credit Facility Claims are entitled to vote to accept or reject the Plan.

(d)	Class 4: Second Lien Notes Claims.

(i)	Classification. Class 4 consists of Second Lien Notes Claims.

(ii)	Treatment. The Second Lien Notes Claims shall be deemed Allowed in the aggregate amount of $175 million of principal plus accrued and unpaid interest through the Petition Date. Except to the extent a Holder of a Second Lien Note Claim agrees in writing to less favorable treatment, in full and final satisfaction, settlement, and release of, and in exchange for, each Second Lien Notes Claim, each Holder of a Second Lien Notes Claims shall receive its Pro Rata share of 98% of the New Goodrich Equity Interests, subject to dilution on account of (i) the Management Incentive Plan, (ii) the potential conversion of the New 2L Notes, (iii) the warrants granted to the New 2L Notes Purchasers, and (iv) the Unsecured Warrant Package. Distribution to each Holder of an Allowed Second Lien Notes Claim shall be subject to the rights and the terms of the Second Lien Notes Indentures and the rights of the Second Lien Notes Trustee to assert its Second Lien Notes Trustee Charging Lien.

(iii)	Voting. Class 4 is Impaired by the Plan and Holders of Second Lien Notes Claims are entitled to vote to accept or reject the Plan.

(e)	Class 5: Unsecured Notes Claims.

(i)	Classification. Class 5 consists of Unsecured Notes Claims.

(ii)	Treatment. On the Effective Date, except to the extent a Holder of an Unsecured Notes Claim agrees in writing to less favorable treatment, in full and final satisfaction, settlement, and release of, and in exchange for, each Unsecured Notes Claim, each Holder of an Unsecured Notes Claim shall receive, Pro Rata with Holders of General Unsecured Claims, its Pro Rata share of (A) the Unsecured Warrant Package and (B) 2% of the New Goodrich Equity Interests, which New Goodrich Equity Interests shall be subject to dilution on account of (w) the Management Incentive Plan, (x) the potential conversion of the New 2L Notes, (y) the warrants granted to the New 2L Notes Purchasers, and (z) the Unsecured Warrant Package. Distribution to each Holder of an Allowed Unsecured Notes Claim shall be subject to the rights and the terms of the Unsecured Notes Indentures and the rights of the Unsecured Notes Trustee to assert its Unsecured Notes Trustee Charging Lien.

(iii)	Voting. Class 5 is Impaired by the Plan and Holders of Allowed Unsecured Notes Claims are entitled to vote to accept or reject the Plan.

(f)	Class 6: General Unsecured Claims.

(i)	Classification. Class 6 consists of General Unsecured Claims.

(ii)	Treatment. On the Effective Date, or as soon thereafter as reasonably practicable, except to the extent a Holder of a General Unsecured Claim agrees in writing to less favorable treatment, in full and final satisfaction, compromise, settlement, and release of and in exchange for each Allowed General Unsecured Claim, each Holder of an Allowed General Unsecured Claim shall have the option to elect on its Ballot to (a) receive, Pro Rata with Holders of Unsecured Notes Claims, its Pro Rata share of (1) the Unsecured Warrant Package and (2) 2% of the New Goodrich Equity Interests, which New Goodrich Equity Interests shall be subject to dilution on account of (A) the Management Incentive Plan, (B) the potential conversion of the New 2L Notes, (C) the warrants granted to the New 2L Notes Purchasers, and (D) the Unsecured Warrant Package, or (b) treat its Allowed General Unsecured Claim as a Convenience Class Claim in Class 7 by releasing any Claims in excess of $10,000.

(iii)	Voting. Class 6 is Impaired by the Plan and Holders of Allowed General Unsecured Claims are entitled to vote to accept or reject the Plan.

(g)	Class 7: Convenience Class Claims.

(i)	Classification. Class 7 consists of Convenience Class Claims.

(ii)	Treatment. Holders of Convenience Class Claims shall receive either: (a) Cash equal to the full Allowed amount of such Holder’s claim or (b) such lesser treatment as may otherwise be agreed to by such Holder, the Debtors, the Senior Credit Facility Agent, the Majority Second Lien Noteholders, the Committee (only prior to the Effective Date), and the New 2L Notes Purchasers.

(iii)	Voting. Class 7 is Unimpaired by the Plan and Holders of Allowed Convenience Class Claims are not entitled to vote to accept or reject the Plan and are conclusively deemed to have accepted the Plan.

(h)	Class 8: Section 510(b) Claims.

(i)	Classification. Class 8 consists of all Section 510(b) Claims.

(ii)	Treatment. Class 8 Claims, if any, shall be canceled, released, and extinguished as of the Effective Date, and shall be of no further force or effect, and holders of Section 510(b) Claims shall not receive any distribution on account of such Section 510(b) Claims.

(iii)	Voting. Class 8 is Impaired under the Plan. Each holder of a Section 510(b) Claim will be conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each holder of a Section 510(b) Claim will not be entitled to vote to accept or reject the Plan.

(i)	Class 9: Equity Interests in Goodrich Subsidiary.

(i)	Classification. Class 9 consists of Equity Interests in Goodrich Subsidiary.

(ii)	Treatment. Equity Interests in Goodrich Subsidiary shall be cancelled and extinguished without further notice to, approval of, or action by any Entity, and each Holder of an Equity Interest in Goodrich Subsidiary shall not receive any Distribution or retain any property on account of such Equity Interest in Goodrich Subsidiary.

(iii)	Voting. Class 9 is Impaired by the Plan and Holders of Equity Interests in Goodrich Subsidiary are not entitled to vote to accept or reject the Plan and are conclusively deemed to have rejected the Plan.

(j)	Class 10: Equity Interests in Goodrich.

(i)	Classification. Class 10 consists of Equity Interests in Goodrich.

(ii)	Treatment. On the Effective Date, Equity Interests in Goodrich shall be cancelled and extinguished without further notice to, approval of, or action by any Entity, and each Holder of an Equity Interest in Goodrich shall not receive any Distribution or retain any property on account of such Equity Interest in Goodrich.

(iii)	Voting. Class 10 is Impaired by the Plan and Holders of Equity Interests in Goodrich are not entitled to vote to accept or reject the Plan and are conclusively deemed to have rejected the Plan.

Section 3.05 Cram Down

If any Class of Claims or Equity Interests entitled to vote on the Plan does not vote to accept the Plan, the Debtors shall (a) seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code or (b) amend or modify the Plan in accordance with Article IX of the Plan. With respect to any Class of Claims or Equity Interests that is deemed to reject the Plan, the Debtors shall request that the Bankruptcy Court confirm or “cram down” the Plan pursuant to section 1129(b) of the Bankruptcy Code.

Section 3.06 Elimination of Vacant Classes

Any Class of Claims that is not occupied as of the commencement of the Confirmation Hearing by an Allowed Claim or a Claim temporarily allowed under Bankruptcy Rule 3018, or as to which no vote is cast, shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

Section 3.07 Votes Solicited in Good Faith

The Debtors have, and upon the Effective Date the Reorganized Debtors shall be deemed to have, solicited votes on the Plan from the voting Classes in good faith and in compliance with the applicable provisions of the Bankruptcy Code. Accordingly, the Debtors, the Reorganized Debtors and each of their respective Related Persons shall be entitled to, and upon the Confirmation Date are hereby granted, the protections of section 1125(e) of the Bankruptcy Code.

ARTICLE IV

MEANS FOR IMPLEMENTATION OF THE PLAN

Section 4.01 General Settlement of Claims and Equity Interests

As provided herein, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, Distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Equity Interests and controversies resolved pursuant to the Plan. Subject to Article V hereof, all Distributions made to Holders of Allowed Claims and Allowed Equity Interests in any Class are intended to be and shall be final.

Section 4.02 Voting of Claims

Each Holder of an Allowed Claim as of the Voting Deadline in an Impaired Class of Claims that is not (a) deemed to have rejected the Plan or (b) conclusively presumed to have accepted the Plan, and that held such Claim as of the Voting Record Date, shall be entitled to vote to accept or reject the Plan. The instructions for completion of the Ballots are set forth in the instructions accompanying each Ballot.

Section 4.03 Issuance of New Goodrich Equity Interests and Warrants

Subject to and in accordance with the Amended Governance Documents, the issuance of the New Goodrich Equity Interests, the Unsecured Warrant Package, and the New 2L Notes Commitment Fee Warrants by Reorganized Goodrich will be authorized without the need for any further corporate action or any further action by the Holders of Claims or Equity Interests. All of the shares of the New Goodrich Equity Interests, the Unsecured Warrant Package, and the New 2L Notes Commitment Fee Warrants issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and nonassessable, and shall be subject to the terms and conditions of the Amended Governance Documents. Each Distribution and issuance referred to in Article V hereof shall be governed by the terms and conditions set forth in the Plan applicable to such Distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such Distribution or issuance, which terms and conditions shall bind each Entity receiving such Distribution or issuance. On or before the Distribution Date, Reorganized Goodrich shall issue the New Goodrich Equity Interests, the Unsecured Warrant Package, and

the New 2L Notes Commitment Fee Warrants for Distribution pursuant to the provisions hereof. All securities to be issued shall be deemed issued as of the Effective Date regardless of the date on which they are actually distributed. The Unsecured Warrant Package Documents shall be in a form and substance acceptable to the Debtors and the Committee and reasonably acceptable to the Majority Second Lien Noteholders.

Section 4.04 Exit Facility

On the Effective Date, the Reorganized Debtors will enter into the Exit Facility in accordance with the terms of the Exit Facility Credit Agreement.

The Confirmation Order shall constitute approval of the Exit Facility (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Reorganized Debtors in connection therewith), and authorization for the Reorganized Debtors to enter into and perform under the Exit Facility Documents and such other documents as may be required or appropriate.

The Exit Facility Documents shall constitute legal, valid, binding, and authorized obligations of the Reorganized Debtors, enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the Exit Facility Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent transfers, obligations, or conveyances, or other voidable transfers or obligations under the Bankruptcy Code or any other applicable non-bankruptcy law. On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Facility Documents (a) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facility Documents, (b) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Facility Documents, and (c) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent transfers, obligations, or conveyances, or other voidable transfers or obligations under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the persons and entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

Section 4.05 The New 2L Notes

On the Effective Date, the Reorganized Debtors will issue the New 2L Notes to the New 2L Notes Purchasers in accordance with the terms of the New 2L Notes Documents and the New Intercreditor Agreement. The New 2L Notes will be issued in an initial aggregate principal amount of $40 million. The proceeds of the New 2L Notes will be applied as follows: (i) $20 million shall be used to repay outstanding obligations under the Senior Credit Facility and (ii) $20 million shall be used to fund the initial development of the Haynesville Shale drilling program as generally described in the previously delivered Management Presentation dated June 2016.

The Confirmation Order shall constitute approval of the New 2L Notes (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Reorganized Debtors in connection therewith), and authorization for the Reorganized Debtors to enter into and perform under the New 2L Notes Documents and such other documents as may be required or appropriate.

The New 2L Notes Documents shall constitute legal, valid, binding, and authorized obligations of the Reorganized Debtors, enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the New 2L Notes Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent transfers, obligations, or conveyances, or other voidable transfers or obligations under the Bankruptcy Code or any other applicable non-bankruptcy law. On the Effective Date, all of the Liens and security interests to be granted in accordance with the New 2L Notes Documents (a) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New 2L Notes Documents, (b) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the New 2L Notes Documents, and (c) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent transfers, obligations, or conveyances, or other voidable transfers or obligations under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the persons and entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. Notwithstanding anything herein to the contrary, Liens securing the New 2L Notes are and shall be subject to the New Intercreditor Agreement.

Section 4.06 Material Terms of the Management Incentive Plan

Reorganized Goodrich shall adopt a long-term incentive plan that provides for salaries, incentive bonuses, and long term equity-linked compensation which will be adopted and implemented by the Reorganized Goodrich Board. The Management Incentive Plan shall provide for grants of New Goodrich Equity Interests, in an aggregate amount equal to 8% of the total New Goodrich Equity Interests. 5% of the New Goodrich Equity Interests shall be granted upfront and shall be unrestricted, and the remaining 3% of the New Goodrich Equity Interests shall be granted upfront but vest over a three year period, with one-third vesting each year, and be restricted. The additional terms of such on-going, long term equity-based awards shall be approved by the Reorganized Goodrich Board. All existing severance agreements and severance plans shall be assumed by Reorganized Goodrich; provided that such severance agreements and severance plans shall be amended (i) such that the transactions contemplated by the Plan shall not constitute a change of control under any such severance agreements or severance plans and shall not otherwise trigger any payments under such agreements and plans, (ii) such that a sale by any owner of New Goodrich Equity Interests in a transaction after the Effective Date where there is not an actual severance of an officer or employee covered by such severance agreement or severance plan does not constitute a change of control under any such severance agreements or severance plans and shall not otherwise trigger any payments under such agreements and plans, and (iii) to contain such other amendments as may be acceptable to the Debtors and the Majority Second Lien Noteholders, in consultation with the Committee; provided that no such amendments shall be inconsistent with the Plan, the Unsecured Warrants Package, or the New 2L Notes Documents.

Section 4.07 Bankruptcy Restructuring

On the Effective Date, and pursuant to the Plan or the applicable Restructuring Documents, the applicable Debtors or Reorganized Debtors shall enter into the Bankruptcy Restructuring contemplated by the Plan, and shall take any actions as may be reasonably necessary or appropriate to effect a restructuring of their respective liabilities and Equity Interests. The actions to effect the Bankruptcy Restructuring may include: (a) the execution and delivery of appropriate agreements or other documents containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation or reincorporation, or formation pursuant to applicable state law; and (d) all other actions that the applicable Entities determine to be reasonably necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with the Bankruptcy Restructuring. The chairman of the board of directors, president, chief executive officer, chief financial officer, or any other appropriate officer, manager, or managing partner of each Debtor or Reorganized Debtor, as appropriate, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such other actions, as may be reasonably necessary or appropriate, to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of the appropriate Debtor or Reorganized Debtor, as appropriate, shall be authorized to certify or attest to any of the foregoing actions. All actions taken, or caused to be taken, to effect the Bankruptcy Restructuring shall be deemed to have been authorized and approved by the Bankruptcy Court.

Section 4.08 Continued Corporate Existence

Except as otherwise provided in the Plan, following the Effective Date, the Reorganized Debtors shall continue to exist as separate corporations or limited liability companies, as the case may be, in accordance with applicable non-bankruptcy law and pursuant to their Governance Documents in effect prior to the Effective Date, except to the extent that such Governance Documents are amended by the terms of the Plan or the Amended Governance Documents. After the Effective Date, subject to the terms and conditions of the applicable Restructuring Documents, the Reorganized Debtors will be free to act in accordance with applicable governance laws, including, without limitation, laws regarding sale of assets, mergers, dissolution, and name changes. Notwithstanding anything to the contrary herein, the Claims of a particular Debtor or Reorganized Debtor shall remain the obligations solely of such Debtor or Reorganized Debtor and shall not become obligations of any other Debtor or Reorganized Debtor solely by virtue of the Plan or the Cases.

Section 4.09 Amended Governance Documents

On the Effective Date, or as soon as reasonably practicable thereafter, the Reorganized Debtors shall file applicable Amended Governance Documents, in form and substance acceptable to the Debtors, the Majority Second Lien Noteholders and the New 2L Notes Purchasers, in each of their respective sole discretion, and consistent with the New 2L Notes Documents, and the Unsecured Warrant Package Documents, in their applicable jurisdiction of formation or incorporation that such Reorganized Debtor deems necessary or appropriate to carry out the provisions of the Plan. The Debtors, the Majority Second Lien Noteholders, and the New 2L Notes Purchasers will consult with Committee on the form of Amended Governance Documents. The Amended Governance Documents (a) shall prohibit the issuance of nonvoting equity securities to the extent required by section 1123 of the Bankruptcy Code, and (b) after the Effective Date, shall be subject to further amendment as provided in such Amended Governance Documents or as otherwise permitted by applicable law. The initial directors to serve on the Reorganized Goodrich Board on the Effective Date shall be disclosed in the Plan Supplement.

The Reorganized Goodrich Board shall initially have seven (7) members, with appointment to include the following: (i) Walter G. Goodrich, the Chief Executive Officer of Goodrich, (ii) Robert C. Turnham, Jr., the President of Goodrich, (iii) up to three (3) members who are interviewed and appointed by the Majority Second Lien Noteholders, and (iv) two (2) members appointed by the New 2L Notes Purchasers. In all cases, parties shall consult with the Committee regarding candidates for and selection of members of the Reorganized Goodrich Board, provided, however, the Committee shall have no right to select members of the Reorganized Goodrich Board or object to the appointments to the Reorganized Goodrich Board made by the New 2L Notes Purchasers or the Majority Second Lien Noteholders.

Section 4.10 Cancellation of Notes, Certificates, and Instruments

Unless otherwise provided for herein, on the Effective Date, all promissory notes, stock, instruments, indentures, bonds, agreements, certificates or other documents evidencing, giving rise to, or governing any Second Lien Notes and Unsecured Notes Claims against the Debtors and the Equity Interests in Goodrich shall be automatically extinguished, cancelled, and of no further force and effect, without any further act, or action under any applicable agreement, law, regulation, order, or rule and shall represent only the right, if any, to participate in the Distributions contemplated by the Plan. The obligations of the Debtors thereunder or in any away related thereto shall be fully released, terminated, extinguished and discharged and, with respect to the Equity Interests in Goodrich, retired and thereafter cease to exist, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person. Notwithstanding the foregoing and anything else contained in the Plan, the Second Lien Notes shall continue in effect solely for the purposes of (a) allowing the Disbursing Agent or the Second Lien Notes Trustee to make Distributions to the Holders of Second Lien Notes; (b) permitting the Second Lien Notes Trustees to assert its respective Second Liens Notes Charging Lien; (c) allowing the Second Lien Notes Trustee to maintain any right of indemnification, contribution, subrogation, or any other claim or entitlement it may have under the Second Lien Notes Indentures, solely to the extent of the Second Lien Notes Charging Lien; (d) permitting the Second Lien Notes Trustee to appear before the Bankruptcy Court or any other court of competent jurisdiction after the Effective Date; (e) permitting the Second Lien Notes Trustee to perform any functions that are necessary to effectuate the Plan or its rights under the Second Lien Notes Indentures; and (f) exercising the rights and obligations relating to the interests of the Holders of the Second Lien Notes under the Second Lien Notes Indentures in connection with the Plan.

In addition to the foregoing, the Unsecured Notes Indentures shall continue in effect to the extent necessary to (i) allow the Disbursing Agent or the Unsecured Notes Trustee, as applicable, to make distributions to the Holders of Unsecured Notes Claims; (ii) permit the Unsecured Notes Trustee to assert its respective Unsecured Notes Trustee Charging Lien; (iii) allow the Unsecured Notes Trustee to maintain any right of indemnification, contribution, subrogation, or any other claim or entitlement it may have under the Unsecured Notes Indentures solely pursuant to the Unsecured Notes Trustee Charging Lien; (iv) permit the Unsecured Notes Trustee to appear before the Bankruptcy Court or any other court of competent jurisdiction after the Effective Date; (v) permit the Unsecured Notes Trustee to perform any functions that are necessary to effectuate the foregoing; and (vi) to exercise rights and obligations relating to the interests of the Holders of Unsecured Notes under the Unsecured Notes Indentures. For the avoidance of doubt, all indemnification obligations and expense reimbursement obligations of the Debtors arising under the Unsecured Notes Indentures in favor of the Unsecured Notes Trustee, or its respective directors, officers, employees, agents, affiliates, controlling persons, and legal and financial advisors, shall survive, remain in full force and effect, but shall solely be enforceable through the exercise of the applicable Unsecured Notes Trustee Charging Lien.

Notwithstanding the foregoing and anything else contained in the Plan, the Senior Credit Agreement shall continue in effect solely for the purposes of (a) allowing Distributions to be made under the Plan pursuant to the Senior Credit Agreement and for the Senior Credit Facility Agent to perform such other necessary functions with respect thereto with the benefit of all the protections and other provisions of the Senior Credit Agreement and related documents in doing so, and (b) permitting the Senior Credit Facility Agent, the Senior Credit Facility Lenders, the issuing banks in respect of the letters of credit, the Senior Secured Swap Parties (as defined in the Senior Credit Agreement) under the Senior Credit Agreement, to maintain or assert any right or charging lien it may have with respect to Distributions pursuant to the terms of the Plan for its fees and expenses (including fees and expenses of counsel or other agents); (c) permitting the Reorganized Debtors and the Senior Credit Facility Agent to make Plan Distributions on account of the Allowed Senior Credit Facility Claims, and deduct therefrom such compensation, fees, and expenses due thereunder or incurred in making such distributions, including by effectuating any charging liens permitted under the Senior Credit Agreement; and (d) permitting each of the Senior Credit Facility Agent, the Senior Credit Facility Lenders, the issuing banks in respect of the letters of credit, and the Senior Secured Swap Parties under the Second Amended and Restated Credit Agreement to seek compensation and/or reimbursement of fees and expenses in accordance with the terms of this Plan.

Section 4.11 Revesting of Assets

Except as otherwise provided in the Plan or in the Confirmation Order and excluding the Non-Vesting Assets, as of the Effective Date all property of the Debtors other than the Non-Vesting Assets, including all claims, rights, and Causes of Action and any assets or property acquired by the Debtors or the Reorganized Debtors during the Cases or under or in connection with the Plan, shall vest or revest in the applicable Reorganized Debtor (i) free and clear of all Claims, Liens, encumbrances, and other Equity Interests and (ii) subject to all rights of the Debtors under Bankruptcy Code § 544 as such rights existed during the pendency of these Cases so that the Reorganized Debtors may assert any such rights. Notwithstanding the foregoing, all such property shall be subject to the Claims, Liens and encumbrances arising under the Exit Facility and the New 2L Notes and the Equity Interests being issued in accordance with the terms of this Plan. From and after the Effective Date, the Reorganized Debtors may operate (or liquidate and wind up) their businesses and use, acquire, and dispose of property and settle and compromise claims or interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order. Without limiting the generality of the foregoing, the Reorganized Debtors may, without application to or approval by the Bankruptcy Court or any other Person or party, pay professional fees and expenses that they incur after the Effective Date.

Section 4.12 Preservation of Rights of Action; Settlement

Except to the extent such rights, claims, Causes of Action, defenses, and counterclaims are otherwise dealt with in the Plan or are expressly and specifically released in connection with the Plan, the Confirmation Order, or in any settlement agreement approved during the Cases, or otherwise provided in the Confirmation Order or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors and Reorganized Debtors hereby reserve any and all rights, claims, Causes of Action, defenses, and counterclaims of or accruing to the Debtors whether or not litigation relating thereto is pending on the Effective Date, including without limitation, any types of Causes of Action described or referred to in the Disclosure Statement, including without limitation, as identified in Exhibit G thereof, or the Schedules. Except as provided in the Plan or the Confirmation Order, Avoidance Actions shall revest in the Reorganized Debtors and shall not be released upon the Effective Date. The Reorganized Debtors shall have the exclusive right, authority and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw or litigate to judgment any or all of such rights, claims, Causes of Action, defenses, and counterclaims and to decline to do any of the foregoing without further notice to or action, order or approval of the Bankruptcy Court. Notwithstanding the foregoing, (i) Causes of Action under Bankruptcy Code § 547 against counterparties to Assumed Contracts solely as they pertain to such Assumed Contracts may not be pursued by the Reorganized Debtors and (ii) Causes of Action under Bankruptcy Code § 547 against counterparties to Oil and Gas Leases solely as they pertain to such Oil and Gas Leases may not be pursued by the Reorganized Debtors.

Section 4.13 Employee and Retiree Benefits

Except as provided in Section 4.06 of the Plan, on and after the Effective Date, except as otherwise provided in the Plan, the Reorganized Debtors will: (a) honor, in the ordinary course of business, the Management Incentive Plan implemented pursuant to Section 4.06 of this Plan, any unrejected contracts, agreements, policies, programs, and plans for, among other things, compensation (with the exception of equity benefits plans that were in existence on the Petition Date, which plans shall be cancelled upon the Effective Date), health care benefits, disability benefits, deferred compensation benefits, travel benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, accidental death and dismemberment insurance for the directors, officers and employees of any of the Debtors who served in such capacity at any time, and any other Benefit Plan; and (b) honor, in the ordinary course of business, Claims of employees employed as of the Effective Date for accrued vacation time arising prior to the Petition Date; provided, however, that the Debtors’ or Reorganized Debtors’ performance of any employment agreement will not entitle any person to any benefit or alleged entitlement under any policy, program, or plan that has expired or been terminated before the Effective Date, or restore, reinstate, or revive any such benefit or alleged entitlement under any such policy, program, or plan. Nothing in the Plan shall limit, diminish, or otherwise alter the Reorganized Debtors’ defenses, claims, any Causes of Action, or other rights with respect to any such contracts, agreements, policies, programs, and plans. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, on and after the Effective Date, all “retiree benefits” (as that term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

Section 4.14 Workers’ Compensation Programs

On and after the Effective Date, except as otherwise provided in the Plan, the Reorganized Debtors shall continue to honor their post-petition obligations under: (a) all applicable workers’ compensation or similar laws in the states or countries in which the Reorganized Debtors operate; and (b) the Debtors’ written contracts, agreements, agreements of indemnity, self-insurer workers’ compensation bonds, policies, programs and plans for workers’ compensation and workers’ compensation insurance currently in effect. Nothing in the Plan shall limit, diminish or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, claims,

Causes of Action, or other rights under applicable non-bankruptcy law with respect to any such contracts, agreements, policies, programs and plans; provided, however, that nothing herein shall be deemed to impose any obligations on the Debtors or Reorganized Debtors in addition to what is required under the provisions of applicable law.

Section 4.15 Exemption from Certain Transfer Taxes

Pursuant to, and to the fullest extent permitted by, section 1146(a) of the Bankruptcy Code, any transfer of property (including by issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer of property), pursuant to or in connection with the Plan or the Restructuring Documents shall not be subject to any Stamp or Similar Tax or governmental assessment in the United States or by any other governmental unit, and the Confirmation Order shall direct the appropriate federal, state or local (domestic or foreign) governmental officials or agents to forgo the collection of any such Stamp or Similar Tax or governmental assessment and to accept for filing and recordation instruments or other documents evidencing such action or event without the payment of any such Stamp or Similar Tax or governmental assessment. Such exemption specifically applies, without limitation, to (i) all actions, agreements and documents necessary to evidence and implement the provisions of, transactions contemplated by and the Distributions to be made under the Plan or the Restructuring Documents, (ii) the issuance and Distribution of the New Goodrich Equity Interests, the New 2L Notes, and the New 2L Notes Commitment Fee Warrants and/or the Unsecured Warrant Package, and (iii) the maintenance or creation of security interests or any Lien as contemplated by the Plan or the Restructuring Documents.

Section 4.16 Section 1145 and Other Exemptions

On and after the Effective Date, each of the Debtors and the Reorganized Debtors is authorized to and shall provide, distribute, or issue, as applicable, the New Goodrich Equity Interests, the Unsecured Warrant Package, the New 2L Notes, and the New 2L Notes Commitment Fee Warrants (collectively, the “Plan Securities”) and any and all other instruments, certificates, and other documents or agreements required to be provided, distributed, issued, executed or delivered pursuant to or in connection with the Plan (collectively, the “Plan Securities and Documents”), in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity. The issuance of the Plan Securities and the Distribution thereof under the Plan shall be exempt from registration under applicable securities laws (including Section 5 of the Securities Act or any similar state law requiring the registration for offer or sale of a security or registration or licensing of an issuer of a security) pursuant to section 1145(a) of the Bankruptcy Code, Section 4(a)(2) of the Securities Act, and/or other applicable exemptions. The Plan Securities may not be transferred, encumbered, or otherwise disposed of in the absence of such registration or an exemption therefrom under the Securities Act or under such laws and regulations thereunder. Accordingly, the Plan Securities may be subject to restrictions on transfer as set forth in the governing documents to such Plan Securities.

Without limiting the effect of section 1145 of the Bankruptcy Code, all documents, agreements, and instruments entered into and delivered on or as of the Effective Date contemplated by or in furtherance of the Plan shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization, or approval of any Entity (other than as expressly required by such applicable agreement).

Reorganized Goodrich shall seek to list the New Goodrich Equity Interests for public trading on a U.S. national or regional securities exchange or quoted on an established automated over-the-counter trading market in the United States. Distribution of the New Goodrich Equity Interests shall be made by delivery or book-entry transfer thereof as determined by Reorganized Goodrich.

Registration of the New 2L Notes and the New 2L Notes Commitment Fee Warrants shall be in accordance with the New 2L Notes Documents, and registration of the Unsecured Warrant Package shall be in accordance with the Unsecured Warrant Package Documents.

Section 4.17 Authority

All actions and transactions contemplated under the Plan, including, but not limited to, the execution of the Amended Governance Documents, the entry into the Exit Facility, and the issuance of the New 2L Notes, the New 2L Notes Commitment Fee Warrants, the New Goodrich Equity Interests, and the Unsecured Warrant Package are and shall be authorized upon Confirmation of the Plan, in each case without further notice to or order of the Bankruptcy Court, and without the need of further approvals, notices or meetings of the Debtors’ directors, officers, managers, shareholders and/or members (except for those expressly required pursuant hereto or by the Restructuring Documents). Specifically, all amendments to the charters, certificates of incorporation or formation, the articles of incorporation or organization, the operating agreements, the limited liability company agreements, and/or bylaws of any of the Debtors, and all other corporate action on behalf of any of the Debtors or the Reorganized Debtors as may be necessary to put into effect or carry out the terms and intent of the Plan may be effected, exercised, and taken, in each case without further notice to or order of the Bankruptcy Court and without further action by the Debtors’ directors, officers, managers, shareholders and/or members with like effect as if effected, exercised, and taken by unanimous action of the directors, officers, managers, shareholders and/or members of the Debtors or the Reorganized Debtors (as applicable). The Confirmation Order shall include provisions dispensing with the need of further approvals, notices or meetings of the Debtors or holders of Equity Interests and authorizing and directing any director, officer, manager, or member of each respective Debtor to execute any document, certificate or agreement necessary to effectuate the Plan on behalf of such Debtor, which documents, certificates, and agreements shall be binding on the Debtors, the Creditors, and all Holders of Equity Interests.

Section 4.18 Continuing Effectiveness of Final Orders

Payment authorization granted to the Debtors under any prior Final Order entered by the Bankruptcy Court shall continue in effect after the Effective Date. Accordingly, the Debtors or the Reorganized Debtors may pay or otherwise satisfy any Claim to the extent permitted by, and subject to, the applicable Final Order without regard to the treatment that would otherwise be applicable to such Claim under the Plan.

Section 4.19 Plan Funding

The Plan Distributions to be made in Cash under the terms of this Plan shall be funded from the Debtors’ Cash on hand on or after the Effective Date.

Section 4.20 Payment of Fees and Expenses of the Senior Credit Facility Agent

On or before the later of the Effective Date or October 31, 2016 (and thereafter with respect to fees and expenses relating to post-Effective Date services), the Debtors shall pay in Cash all reasonable and documented unpaid fees and expenses of the Senior Credit Facility Agent and its advisors, including counsel, incurred during and in connection with the Cases, without application to or approval of the Court, provided, however, that no such payment shall be made unless and until such invoices, redacted for privilege, have been provided to the Debtors, the Majority Second Lien Noteholders, and the Committee on not less than five (5) business days’ notice. The Debtors, the Reorganized Debtors, and other parties in interest may object to such fees and expenses on the grounds of reasonableness during such five (5) business day period.

Section 4.21 Payment of Fees and Expenses of the Majority Second Lien Noteholders

The Debtors shall pay in Cash all reasonable and documented unpaid fees and expenses of the Majority Second Lien Noteholders, and their advisors, including counsel, incurred during and in connection with the Cases, without application to or approval of the Court and without a reduction for recoveries of the Holders of Allowed Second Lien Notes Claims. Half of such payment shall be made at the time of funding of the Professional Fee Escrow, and the remaining amount of such payment shall be paid on or before the earlier of (i) November 30, 2016 or (ii) such time as all Professionals had been paid out of the Professional Fee Escrow (and thereafter with respect to fees and expenses relating to post-Effective Date services); provided, however, that no such payment shall be made unless and until such invoices, redacted for privilege, have been provided to the Debtors, the Senior Credit Facility Agent, and the Committee on not less than five (5) business days’ notice. The Debtors, the Reorganized Debtors, and other parties in interest may object to such fees and expenses on the grounds of reasonableness during such five (5) business day period.

Section 4.22 Payment of Fees and Expenses of the Second Lien Notes Trustee

On the Effective Date (and thereafter with respect to fees and expenses relating to post-Effective Date services) but subject to the provisions hereunder, the Debtors shall pay in Cash any reasonable and documented Second Lien Notes Trustee Fees and Expenses, without application to or approval of the Court and without a reduction for recoveries of the Holders of Allowed Second Lien Notes Claims.

The Second Lien Notes Trustee shall provide reasonably detailed invoices to the Debtors, the Senior Credit Facility Agent, the Majority Second Lien Noteholders, the Committee, and the New 2L Notes Purchasers no later than five (5) days prior to the Effective Date (subject to redaction to preserve attorney-client privilege). If the Debtors, Reorganized Debtors, or any other party in interest dispute any requested Second Lien Notes Trustee Fees and Expenses (the “Second Lien Trustee Disputed Fees”), such parties shall provide a notice of such Second Lien

Trustee Disputed Fees to the Second Lien Indenture Trustee on or prior to two days before the Effective Date. The Debtors or Reorganized Debtors shall pay the undisputed portion of Second Lien Notes Trustee Fees and Expenses, and the Debtors, Reorganized Debtors, or such applicable party in interest shall notify in writing the Second Lien Notes Trustee and the Debtors or Reorganized Debtors of the amounts of the Second Lien Disputed Fees and the reasons therefor. Upon such notification, the Second Lien Notes Trustee may forego payment of the Second Lien Trustee Disputed Fees or submit such dispute for resolution by the Bankruptcy Court and ask the Bankruptcy Court to compel payment of such Second Lien Trustee Disputed Fees. The Debtors will give counsel to the Second Lien Indenture Trustee advance notice by electronic mail of the anticipated Effective Date.

Nothing herein shall be deemed to impair, waive, or negatively impact any Second Lien Notes Trustee Charging Lien. To the extent permitted under the Second Lien Notes Indentures, the Second Lien Indenture Trustee may assert its Second Lien Trustee Charging Lien by providing the Debtors with written notice at least 2 days prior to the Effective Date for any amounts that such Second Lien Trustee Charging Lien secures that do not constitute Second Lien Notes Trustee Fees and Expenses. In such event, the Distribution to the Second Lien Noteholders shall be reduced in the amount of the asserted Second Lien Trustee Charging Lien and such Distribution shall be instead made to the Second Lien Indenture Trustee; provided, however, that (i) the Debtors, the Reorganized Debtors, and any other party in interest shall retain the right to object to any asserted Second Lien Charging Lien on any grounds, (ii) any such disputes shall be ruled upon by the Bankruptcy Court, and (iii) the Second Lien Indenture Trustee shall be required to disgorge the applicable portion of any Distribution it receives on account of the Second Lien Trustee Charging Lien that the Bankruptcy Court rules is improper or unreasonable under the Second Lien Notes Indenture.

Notwithstanding anything to the contrary herein, the Debtors, the Reorganized Debtors, and any other party in interest shall retain the right to object to any asserted Second Lien Notes Trustee Fees and Expenses or the exercise of any rights or remedy pursuant to Second Lien Trustee Charging Lien on any grounds, and all rights with respect thereto are reserved in all respects.

Section 4.23 Payment of Fees and Expenses of the New 2L Notes Purchasers

On the Effective Date (and thereafter with respect to fees and expenses relating to post-Effective Date services), the Debtors shall pay in Cash all reasonable and documented unpaid fees and expenses of the New 2L Notes Purchasers and their advisors, including counsel, without application to or approval of the Court, that are required to be paid pursuant to the Court approved commitment letter for the New 2L Notes; provided, however, that no such payment shall be made unless and until such invoices, redacted for privilege, have been provided to the Debtors and the Committee on not less than five (5) business days’ notice.

Section 4.24 Payment of Fees and Expenses of the Unsecured Notes Trustee

On the Effective Date (and thereafter with respect to fees and expenses relating to post-Effective Date services) but subject to the provisions hereunder, the Debtors shall pay in Cash any reasonable and documented Unsecured Notes Trustee Fees and Expenses, without application to or approval of the Court and without a reduction for recoveries of the Holders of Allowed Unsecured Notes Claims.

The Unsecured Notes Trustee shall provide reasonably detailed invoices to the Debtors, the Senior Credit Facility Agent, the Majority Second Lien Noteholders, the Committee, and the New 2L Notes Purchasers no later than five (5) days prior to the Effective Date (subject to redaction to preserve attorney-client privilege). If the Debtors, Reorganized Debtors, or any other party in interest dispute any requested Unsecured Notes Trustee Fees and Expenses (the “Unsecured Notes Disputed Fees”), such parties shall provide a notice of such Unsecured Notes Disputed Fees to the Unsecured Notes Indenture Trustee on or prior to two days before the Effective Date. The Debtors or Reorganized Debtors shall pay the undisputed portion of Unsecured Notes Trustee Fees and Expenses, and the Debtors, Reorganized Debtors, or such applicable party in interest shall notify in writing the Unsecured Notes Trustee and the Debtors or Reorganized Debtors of the amounts of the Unsecured Notes Disputed Fees and the reasons therefor. Upon such notification, the Unsecured Notes Trustee may forego payment of the Unsecured Notes Disputed Fees or submit such dispute for resolution by the Bankruptcy Court and ask the Bankruptcy Court to compel payment of such Unsecured Notes Disputed Fees. The Debtors will give counsel to the Unsecured Notes Trustee advance notice by electronic mail of the anticipated Effective Date.

Nothing herein shall be deemed to impair, waive, or negatively impact any Unsecured Notes Trustee Charging Lien. To the extent permitted under the Unsecured Notes Indentures, the Unsecured Notes Indenture Trustee may assert its Unsecured Notes Trustee Charging Lien by providing the Debtors and counsel to the Committee with written notice at least 2 days prior to the Effective Date for any amounts that such Unsecured Notes Trustee Charging Lien secures which are in excess of the cap or that do not constitute Unsecured Notes Trustee Fees and Expenses. In such event, the Distribution to the Unsecured Noteholders shall be reduced in the amount of the asserted Unsecured Trustee Charging Lien and such Distribution shall be instead made to the Unsecured Notes Indenture Trustee; provided, however, that (i) the Debtors, the Reorganized Debtors, and any other party in interest shall retain the right to object to any asserted Unsecured Notes Charging Lien on any grounds, (ii) any such disputes shall be ruled upon by the Bankruptcy Court, and (iii) the Unsecured Notes Indenture Trustee shall be required to disgorge the applicable portion of any Distribution it receives on account of the Unsecured Notes Trustee Charging Lien that the Bankruptcy Court rules is improper or unreasonable under the Unsecured Notes Indenture.

Notwithstanding anything to the contrary herein, the Debtors, the Reorganized Debtors, and any other party in interest shall retain the right to object to any asserted Unsecured Notes Trustee Fees and Expenses or the exercise of any rights or remedy pursuant to the Unsecured Trustee Charging Lien on any grounds, and all rights with respect thereto are reserved in all respects.

Section 4.25 Issuance of Equity Interests in Reorganized Goodrich Subsidiary

On the Effective Date, the Reorganized Goodrich Subsidiary shall issue 100% of the Equity Interests in Reorganized Goodrich Subsidiary to Goodrich.

ARTICLE V

PROVISIONS REGARDING DISTRIBUTIONS

Section 5.01 Distributions for Claims and Equity Interests Allowed as of the Effective Date

Except as otherwise provided in the Plan, as ordered by the Bankruptcy Court, or as otherwise agreed to by the Debtors or the Reorganized Debtors (as applicable) and the Holder of the applicable Claim or interest, each Holder of an Allowed Claim or Allowed Equity Interest shall receive on the Distribution Date or as soon as practicable thereafter the full amount of the Distributions that the Plan provides for Allowed Claims or Allowed Equity Interests in the applicable Class. All Cash Distributions shall be made by the Disbursing Agent from available Cash of the Reorganized Debtors. Any Distribution hereunder of property other than Cash shall be made by the Disbursing Agent in accordance with the terms of the Plan. Except as provided in the Plan, the Confirmation Order or a Final Order of the Bankruptcy Court, or as required by applicable bankruptcy law, including without limitation, by Bankruptcy Code §§ 503, 507, or 511, postpetition interest shall not accrue or be paid on any Claims or Equity Interest and no Holder of an Allowed Claim or Allowed Equity Interest shall be entitled to post-petition interest on account of such Allowed Claim or Allowed Equity Interest.

Section 5.02 Disbursing Agent

The Disbursing Agent shall make all Distributions required under the Plan, except with respect to a Holder of a Claim whose Distribution is governed by an indenture or other agreement and is administered by an indenture trustee, agent, or servicer, which Distributions shall be delivered to the appropriate indenture trustee, agent, or servicer in accordance with provisions of the Plan and the terms of the relevant indenture or other governing agreement for further Distributions to Holders of Claims represented by such indenture trustee, agent, or servicer. Distributions made to such indenture trustee, agent, or servicer, as the case may be, shall constitute Distributions pursuant to the Plan to Holders of Allowed Claims represented by such indenture trustee, agent, or servicer, as the case may be, regardless of whether such indenture trustee, agent, or servicer, make such Distributions to such Holders.

The Unsecured Notes Trustee shall be Disbursing Agent for the Unsecured Notes Claims in accordance with the Unsecured Notes Indentures (and all such distributions shall be subject in all respects to the right of the Unsecured Notes Trustee to assert the Unsecured Notes Trustee Charging Lien against such distribution). The Unsecured Notes Trustee may transfer or direct the transfer of distributions to Holders of Allowed Unsecured Notes Claims through the facilities of the Depository Trust Company and will be entitled to recognize and deal for all purposes under the Plan with the Holders of Allowed Unsecured Notes Claims to the extent consistent with customary practices of the Depository Trust Company. The Unsecured Notes Trustee has no obligation or responsibility to accept or make distribution of any form of consideration that is not eligible to be distributed through the Depository Trust Company.

The Disbursing Agent shall be Disbursing Agent for the Second Lien Notes Claims. The Disbursing Agent may transfer or direct the transfer of distributions to Holders of Allowed Second Lien Notes Claims through the facilities of the Depository Trust Company and will be entitled to recognize and deal for all purposes under the Plan with the Holders of Allowed Second Lien Notes Claims to the extent consistent with customary practices of the Depository Trust Company.

If the Disbursing Agent is an independent third party designated by the Reorganized Debtors to serve in such capacity, such Disbursing Agent shall receive, without further Bankruptcy Court approval, reasonable compensation for Distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms reasonably acceptable to the Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond shall be paid by the Reorganized Debtors.

Section 5.03 Record Date for Plan Distributions

As of the close of business on the Distribution Record Date, the registers for Claims and Equity Interests shall be closed and there shall be no further changes in the Holder of record of any Claim or Equity Interest. The Reorganized Debtors, or the Disbursing Agent, as applicable, shall have no obligation to recognize any transfer of Claim or Equity Interest occurring after the Distribution Record Date, and shall instead be authorized and entitled to recognize and deal for all purposes under the Plan with only those Holders of record stated on the registers of Claims and/or Equity Interests as of the close of business on the Distribution Record Date for Distributions under the Plan.

Section 5.04 Means of Cash Payment

Cash payments hereunder shall be in U.S. funds by check, wire transfer, or such other commercially reasonable manner as the payor shall determine in its sole discretion.

Section 5.05 Calculation of Distribution Amounts of New Goodrich Equity Interests

No fractional shares of New Goodrich Equity Interests shall be issued or distributed hereunder by Reorganized Goodrich or any Disbursing Agent, indenture trustee, agent, or servicer. Each Person entitled to receive New Goodrich Equity Interests shall receive the total number of whole shares of New Goodrich Equity Interests to which such Person is entitled. Whenever any Distribution to a particular Person would otherwise call for Distribution of a fraction of a share of New Goodrich Equity Interests, such number of shares to be distributed shall be rounded down to the nearest whole number and such Person shall receive no separate consideration for such fractional shares.

Section 5.06 Fractional Dollars; De Minimis Distributions

Any other provision of the Plan notwithstanding, payments of fractions of (a) dollars or (b) an applicable currency shall not be made. Whenever any payment of a fraction of (i) a dollar or (ii) an applicable currency under the Plan would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar or unit of such applicable currency (up or down), with half dollars or half units of an applicable foreign currency being rounded down. The Disbursing Agent or the Reorganized Debtors (or any indenture trustee, agent, or servicer), as the case may be, shall not be required to make any payment of less than twenty-five dollars ($25.00), or its equivalent in an applicable foreign currency, with respect to any Claim unless a request therefore is made in writing to such Disbursing Agent or the Reorganized Debtors (or any indenture trustee, agent, or servicer), as the case may be.

Section 5.07 Delivery of Distributions

Except as otherwise provided in the Plan, Distributions to Holders of Allowed Claims and Allowed Equity Interests shall be made by the Disbursing Agent or the Reorganized Debtors, as the case may be, (a) at the addresses set forth on the proofs of Claim filed by such Holders (or at the last known addresses of such Holders if no proof of Claim is filed or if the Debtors have been notified in writing of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent or the Reorganized Debtors, as the case may be, after the date of any related proof of Claim, (c) at the addresses reflected in the Schedules if no proof of Claim has been filed and the Disbursing Agent or the Reorganized Debtors, as the case may be, has not received a written notice of a change of address, (d) in the case of the Holder of a Claim that is governed by an indenture, credit agreement, or other agreement and is administered by an indenture trustee, agent, or servicer, at the addresses contained in the official records of such indenture trustee, agent, or servicer, or (e) at the addresses set forth in a properly completed letter of transmittal accompanying securities, if any, properly remitted to the Reorganized Debtors. If any Holder’s Distribution is returned as undeliverable, no further Distributions to such Holder shall be made unless and until the Disbursing Agent or the Reorganized Debtors (or the appropriate indenture trustee, agent, or servicer), as the case may be, is notified of such Holder’s then current address, at which time all missed Distributions shall be made to such Holder without interest. Amounts in respect of undeliverable Distributions made through the Disbursing Agent or the Reorganized Debtors (or the indenture trustee, agent, or servicer), as the case may be, shall be returned to the Person issuing such Distribution until such Distributions are claimed. All Claims for undeliverable Distributions must be made on or before ninety (90) days after the Effective Date, after which date all unclaimed property shall revert to the Reorganized Debtors, free of any restrictions thereon except as provided elsewhere in the Plan and the Claim of any Holder or successor to such Holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary.

Checks issued by the Disbursing Agent or the Reorganized Debtors, as the case may be, on account of Allowed Claims or Allowed Equity Interests shall be null and void if not negotiated within ninety (90) days after the issuance of such check. Requests for reissuance of any check shall be made directly to the Disbursing Agent by the Holder of the relevant Allowed Claim or Allowed Equity Interest with respect to which such check originally was issued. Any Holder of an Allowed Claim or Allowed Equity Interest holding an un-negotiated check that does not request reissuance of such un-negotiated check within ninety (90) days after the date of mailing or other delivery of such check shall have its Claim, Equity Interest or other rights for such un-negotiated check discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. In such case, any Cash held for payment on account of such Claims or Equity Interests shall revert to the Reorganized Debtors, free and clear of any restrictions thereon except as provided elsewhere in the Plan.

Section 5.08 [Reserved.]

ARTICLE VI

EXECUTORY CONTRACTS, UNEXPIRED LEASES, AND OTHER AGREEMENTS

Section 6.01 Assumption/Rejection

On the Effective Date, all of the Debtors’ executory contracts and unexpired leases, including, without limitation, those contracts and leases listed on Schedule 6.01(a) of the Plan Supplement, will be assumed by the Reorganized Debtors unless such executory contract or unexpired lease: (a) is being rejected pursuant to the Plan by being identified on the Plan Supplement or any other materials filed with the Bankruptcy Court as an executory contract or unexpired lease being rejected pursuant to the Plan, which shall include any material contracts identified for rejection by the Majority Second Lien Noteholders or the New 2L Notes Purchasers; (b) is the subject of a motion to reject filed on or before the Effective Date; or (c) has been previously assumed or rejected by the Debtors.

Without amending or altering any prior order of the Bankruptcy Court approving the assumption or rejection of any executory contract or unexpired lease, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

To the extent any provision in any executory contract or unexpired lease assumed pursuant to the Plan (including, without limitation, any “change of control” provision) prohibits, restricts or conditions, or purports to prohibit, restrict or condition, or is modified, breached or terminated, or deemed modified, breached or terminated by, (i) the commencement of these Cases or the insolvency or financial condition of any Debtor at any time before the closing of its respective Case, (ii) any Debtor’s or any Reorganized Debtor’s assumption of such executory contract or unexpired lease or (iii) the Confirmation or Consummation of the Plan, then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-debtor party thereto to modify or terminate such executory contract or unexpired lease or to exercise any other default-related rights or remedies with respect thereto, and any required consent under any such contract or lease shall be deemed satisfied by the Confirmation of the Plan.

Each executory contract and unexpired lease assumed pursuant to the Plan shall revest in and be fully enforceable by the Reorganized Debtors in accordance with its terms and conditions, except as modified by the provisions of the Plan, any order of the Bankruptcy Court approving its assumption, or applicable law.

Section 6.02 Pass-Through

Except as otherwise provided in the Plan, any rights or arrangements necessary or useful to the operation of the Reorganized Debtors’ business, but excluding any Non-Vesting Assets, but not otherwise addressed as a Claim or Equity Interest or assumed under Section 6.03 of the Plan, including non-exclusive or exclusive patent, trademark, copyright, maskwork, or other intellectual property licenses, and other contracts not assumable under section 365(c) of the Bankruptcy Code, shall, in the absence of any other treatment under the Plan or Confirmation

Order, be passed through the Cases for the benefit of the Reorganized Debtors, provided that notwithstanding anything to the contrary herein, any Claim thereunder shall be treated in accordance with the distribution provisions of the Plan. Notwithstanding anything to the contrary herein, the Non-Vesting Assets shall not pass through the Cases or vest in the Reorganized Debtors.

Section 6.03 Assumed Executory Contracts and Unexpired Leases

Each executory contract and unexpired lease that is assumed will include (a) all amendments, modifications, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease, and (b) all executory contracts or unexpired leases and other rights appurtenant to the property, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, vaults, tunnel, or bridge agreements or franchises, and any other equity interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements have been rejected pursuant to an order of the Bankruptcy Court or are the subject of a motion to reject filed on or before the Confirmation Date.

Amendments, modifications, supplements, and restatements to prepetition executory contracts and unexpired leases that have been executed by the Debtors during the Cases shall not be deemed to alter the prepetition nature of the executory contract or unexpired lease, or the validity, priority, or amount of any claims that may arise in connection therewith.

Section 6.04 Oil and Gas Leases

To the extent any of the Reorganizing Debtors’ Oil and Gas Leases constitute executory contracts or unexpired leases of real property under section 365 of the Bankruptcy Code, such Oil and Gas Leases will be assumed by the applicable Reorganized Debtor. To the extent any of the Reorganizing Debtor’s Oil and Gas Leases constitute contracts or other property rights not assumable under section 365 of the Bankruptcy Code, except as provided in the Plan or Confirmation Order, such Oil and Gas Leases shall pass through the Cases for the benefit of the Reorganized Debtors and the counterparties to such Oil and Gas Leases.

Except for the defaults of a kind specified in sections 365(b)(2) and 541(c)(1) of the Bankruptcy Code (which defaults the applicable Debtor or Reorganized Debtor will not be required to cure), or as otherwise provided herein, the legal, equitable and contractual rights of the counterparties to such Oil and Gas Leases as set forth in such Oil and Gas Leases shall be unaltered by the Plan; provided, however, that to the extent a failure by the Reorganizing Debtor to pay or perform an obligation set forth in such Oil and Gas Lease (whether or not such Oil and Gas Lease is subject to the provisions of section 365 of the Bankruptcy Code) is a default under any applicable Oil and Gas Lease, such default shall be cured for all purposes by the payments provided for herein or the Reorganized Debtor’s subsequent performance of such obligation with such applicable Oil and Gas Lease otherwise remaining in full force and effect for the benefit of the applicable Reorganized Debtor. To the extent such payment owed pursuant to the terms of such Oil and Gas Lease is due and owing on the Effective Date pursuant to the terms of such Oil and Gas lease, such payment shall be made, in Cash, on the Distribution Date, or upon such other terms as may be agreed to by the Disbursing Agent or the Reorganized Debtor, as the case may be. To the extent such payment is not due and owing on the Effective Date pursuant to the terms of such Oil and Gas Lease, such payment (a) will be made, in Cash, in accordance with the terms of such Oil and Gas Lease, or as such payment becomes due and owing under (i) applicable non-bankruptcy law, or (ii) in the ordinary course of business of the Reorganized Debtor or (b) will be made upon other terms as may be agreed upon by the Disbursing Agent or the Reorganized Debtor, as the case may be, and the Person to whom such payment is due. To the extent it is impossible for the Reorganized Debtor to cure a default arising from any failure to perform a non-monetary obligation, such default shall be cured by performance by the applicable Reorganized Debtor at or after the time of assumption in accordance with the terms of the applicable Oil and Gas Lease with the applicable Oil and Gas Lease remaining in effect for the benefit of the applicable Reorganized Debtor. If there is a dispute as to any cure obligation (including cure payments) between the applicable Reorganized Debtor and the Lessor of an Oil and Gas Lease, the applicable Reorganized Debtor shall only have to pay or perform as herein provided the non-disputed cure obligation with the balance of the cure payment or cure performance to be made or performed after resolution of such dispute either by (a) agreement of the parties or (b) resolution by the Bankruptcy Court under a Final Order.

Section 6.05 Reservation of Rights

Nothing contained in the Plan shall constitute an admission by the Debtors that any contract or lease is in fact an executory contract or unexpired lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease. The deemed assumption provided for in Section 6.01 of the Plan shall not apply to any such contract or lease, and any such contract or lease shall be assumed or rejected only upon motion of the Reorganized Debtors following the Bankruptcy Court’s determination that the contract is executory or the lease is unexpired.

Additionally, notwithstanding anything contained herein to the contrary, if there is a dispute as to Cure Payments (as defined below), adequate assurances of future performance or any other matter related to any executory contract or unexpired lease, the Debtors or Reorganized Debtors, as the case may be, may, in their sole and absolute discretion, determine to reject any executory contract or unexpired lease at any time prior to thirty (30) days after the entry of a Final Order resolving such dispute. The effective date of any rejection effected pursuant to the preceding sentence shall be the Effective Date regardless of when the Debtors or Reorganized Debtors send notice of such rejection.

Section 6.06 Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request by the Debtors to extend the deadline for assuming or rejecting unexpired leases pursuant to section 365(d)(4) of the Bankruptcy Code.

Section 6.07 Cure Provisions

Except as otherwise provided under the Plan, with respect to any monetary amounts that must be cured as a requirement for assumption by any Reorganized Debtor, such cure (the “Cure Payment”) shall be effected or otherwise satisfied by prompt payment of such monetary amount as contemplated by section 365(b)(1)(A) of the Bankruptcy Code or as otherwise agreed to by the parties. The Plan Supplement will set forth the Cure Payment for each executory contract and unexpired lease to be assumed by the Debtors. If the non-Debtor party to the executory contract or unexpired lease objects to the Cure Payment scheduled by the Reorganizing Debtors for such executory contract or unexpired lease, such executory contract or unexpired lease non-Debtor party must file an objection with the Bankruptcy Court to such Cure Payment on or before the date that is fourteen (14) days after the mailing of a notice of the proposed Cure Payment; failure to timely file such objection shall be deemed acceptance by such non-Debtor party of the Cure Payment for all purposes. If there is a dispute regarding (a) the timing of any Cure Payment required in order to meet the promptness requirement of section 365(b)(1) of the Bankruptcy Code, (b) the nature, extent or amount of any Cure Payment, (c) the Reorganizing Debtors’ ability or the ability of the Reorganizing Debtors’ assignees to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (d) any other matter pertaining to assumption, subject to the provisions of Section 6.05, the Cure Payment will be made following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

To the extent it is impossible for a Reorganized Debtor to cure a default arising from any failure to perform a non-monetary obligation, such default shall be cured by performance by the applicable Reorganized Debtor at or after assumption in accordance with the terms of the applicable unexpired lease or executory contract with the applicable executory contract or unexpired lease remaining in effect for the benefit of the applicable Reorganized Debtor. Any non-Debtor party to an executory contract or unexpired lease objecting to such cure of non-monetary obligations must file an objection to such cure with the Bankruptcy Court on or before the date that is fourteen (14) days after the mailing of a notice of the proposed Cure Payment; failure to timely file such objection shall be deemed acceptance by such non-Debtor party of the cure of non-monetary defaults for all purposes.

Subject to any cure claims filed with respect thereto, assumption of any executory contract or unexpired lease pursuant to the Plan shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed executory contract or unexpired lease at the time prior to the effective date of assumption, in each case as provided in section 365 of the Bankruptcy Code. Any proofs of Claim filed with respect to an executory contract or unexpired lease that has been assumed or assumed and assigned by Final Order shall be deemed disallowed and expunged (subject to any cure claims filed with respect thereto), without further notice to or action, order, or approval of the Bankruptcy Court.

Section 6.08 Claims Based on Rejection of Executory Contracts and Unexpired Leases

Proofs of claim evidencing any Allowed Claims arising from the rejection of the Debtors’ executory contracts and unexpired leases shall be (i) filed on or before the later of (a) thirty (30) days after the rejection of such contract or unexpired lease or (b) any applicable bar date for creditors in the Cases and (ii) classified as General Unsecured Claims for the particular Debtor in question and shall be treated in accordance with the applicable provisions of the Plan for such Debtor; provided however, if the Holder of an Allowed Claim for rejection damages has an unavoidable security interest in any Collateral to secure obligations under such rejected executory contract or unexpired lease, the Allowed Claim for rejection damages shall be treated as an Other Secured Claim to the extent of the value of such Holder’s interest in the Collateral, with the deficiency, if any, treated as a General Unsecured Claim. All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Article XII hereof. To the extent applicable, the limitations imposed by section 502 of the Bankruptcy Code shall apply to the relevant rejection Claim, including, without limitation, subsection 502(b)(6) and subsection 502(b)(7) thereof.

Section 6.09 Insurance Policies and Agreements

The insurance policies issued to, or insurance agreements entered into by, the Debtors prior to the Petition Date shall continue in full force and effect after the Effective Date. To the extent that such insurance policies or agreements are considered to be executory contracts, then, notwithstanding anything to the contrary in the Plan, the Plan shall constitute a motion to assume or ratify such insurance policies and agreements, and, subject to the occurrence of the Effective Date, the entry of the Confirmation Order shall constitute approval of such assumption pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of each Debtor and its Estate. Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, no payments shall be required to cure any defaults of the Debtors existing as of the Confirmation Date with respect to each such insurance policy or agreements. If the Bankruptcy Court determines otherwise as to any such insurance policy or agreement, the Debtors reserve the right to seek the rejection of such insurance policy or agreement or other available relief.

Section 6.10 Miscellaneous

The Debtors reserve the right to file a motion on or before the Effective Date to assume or reject any executory contract or unexpired lease.

Notwithstanding any other provision of the Plan, each of the Debtors shall retain the right to, at any time prior to the Confirmation Hearing, modify, amend, or supplement the Plan Supplement, including the right to (a) delete any executory contract or unexpired lease listed therein, (b) add any executory contract or unexpired lease thereto, thus providing for its assumption, assumption and assignment and/or rejection, as the case may be, or (c) modify the Cure Payment.

The Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumption or rejection of the executory contracts and unexpired leases as contemplated in this Article VI pursuant to section 365 of the Bankruptcy Code, as of the later of: (a) the Effective Date; or (b) the resolution of any objection to the proposed assumption or rejection of any such executory contract or unexpired lease.

ARTICLE VII

PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT,

AND UNLIQUIDATED CLAIMS

Section 7.01 Objections to Claims

(a) Authority. The Debtors or the Reorganized Debtors, as applicable, (or their authorized representatives) shall have the exclusive authority to file, settle, compromise, withdraw, or litigate to judgment any objections to Claims; provided, however, this provision shall not apply to Professional Fee Claims, which may be objected to by any party-in-interest in these Cases. From and after the Effective Date, the Reorganized Debtors (or its authorized representatives) shall have and shall retain any and all available rights and defenses that the Debtors had with respect to any Claim or Equity Interest based on the limitations imposed by section 502 of the Bankruptcy Code and may settle or compromise any Disputed Claim without further notice to, order from, or approval of the Bankruptcy Court. The Reorganized Debtors (or its authorized representatives) also shall have the right to resolve any Disputed Claim outside the Bankruptcy Court under applicable governing law.

(b) Objection Deadline. As soon as practicable, but no later than the Claims Objection Deadline, the Reorganized Debtors (or their authorized representatives) may file objections with the Bankruptcy Court and serve such objections on the Holders of the Claims or Equity Interests to which objections are made. Nothing contained herein, however, shall limit the right of the Disbursing Agent or Reorganized Debtors (or their authorized representatives) to object to Claims or Equity Interests, if any, filed or amended after the Claims Objection Deadline. The Claims Objection Deadline may be extended by the Bankruptcy Court upon motion by the applicable Reorganized Debtor (or its authorized representatives) and notice as required by the Bankruptcy Code, the Bankruptcy Rules, or prior orders of the Bankruptcy Court. Moreover, notwithstanding the expiration of the Claims Objection Deadline, the Disbursing Agent or the Reorganized Debtors (or their authorized representatives) shall, as applicable, continue to have the right to amend any Claims objections and to file and prosecute supplemental objections and counterclaims to a Disputed Claim until such Disputed Claim is or becomes Allowed by Final Order of the Bankruptcy Court.

Section 7.02 Estimation of Claims

Any Debtor or Reorganized Debtor, as applicable, (or their authorized representatives), may at any time request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether such Debtor or Reorganized Debtor, as applicable, previously objected to such Claim or whether the Bankruptcy Court has ruled on any objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any claim, including during the pendency of any appeal related to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or Reorganized Debtors, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism.

Section 7.03 No Distributions Pending Allowance

Notwithstanding any other provision of the Plan, no payments or Distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim has become an Allowed Claim.

Section 7.04 Distributions After Allowance

The Disbursing Agent or the Reorganized Debtors, as applicable, shall make payments and Distributions to each Holder of a Disputed Claim that has become an Allowed Claim in accordance with the provisions of the Plan governing the class of Claims to which such Holder belongs. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing all or part of any Disputed Claim becomes a Final Order, the Disbursing Agent or the Reorganized Debtors, as applicable, shall distribute to the Holder of such Claim the Distribution (if any) that would have been made to such Holder on the Distribution Date had such Allowed Claim been allowed on the Distribution Date. After a Disputed Claim is Allowed or otherwise resolved, the excess Cash or other property, if any, that was reserved on account of such Disputed Claim, if any, shall become property of the Reorganized Debtors, as applicable.

Section 7.05 Prior Payment of Claims

Notwithstanding the contents of the Schedules, Claims listed therein as undisputed, liquidated and not contingent shall be reduced by the amount, if any, that was paid by the Debtors prior to the Effective Date including pursuant to orders of the Bankruptcy Court. To the extent such payments are not reflected in the Schedules, such Schedules will be deemed amended and reduced to reflect that such payments were made. Nothing in the Plan shall preclude the Reorganized Debtors from paying Claims that the Debtors were authorized to pay pursuant to any Final Order entered by the Bankruptcy Court prior to the Confirmation Date.

Section 7.06 Compliance with Tax Requirements/Allocations

In connection with the Plan, to the extent applicable, the Reorganized Debtors or the Disbursing Agent, as applicable, shall comply with all tax withholding and reporting requirements imposed on them by any governmental unit, and all Distributions pursuant hereto shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors or the Disbursing Agent, as applicable, (or their authorized representatives) shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the Distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding Distributions pending receipt of information necessary to facilitate such Distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all Distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens and encumbrances. All Persons holding Claims or Equity Interests shall be required to provide any information necessary to effect information reporting and the withholding of such taxes. Notwithstanding any other provision of the Plan to the contrary, each Holder of an Allowed Claim shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding, and other tax obligations, on account of such Distribution.

ARTICLE VIII

CONDITIONS PRECEDENT TO CONFIRMATION

AND CONSUMMATION OF THE PLAN

Section 8.01 Conditions Precedent to Effective Date

The following are conditions to the occurrence of the Effective Date, unless such conditions, or any of them, have been satisfied or duly waived in accordance with Section 8.04 of the Plan:

(a)	the Confirmation Order (i) shall be in form and substance reasonably acceptable to the Debtors, the Senior Credit Facility Agent, the Majority Second Lien Noteholders, the Committee, and the New 2L Notes Purchasers in their respective discretion and shall be in full force and effect, and (ii) shall have become a Final Order, and shall not have been amended, modified, reversed, vacated, or stayed pending appeal;

(b)	all authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of the Plan shall have been obtained;

(c)	the Debtors shall have executed and delivered all documents necessary to effectuate the issuance of the New Goodrich Equity Interests;

(d)	the Debtors shall have executed and delivered all documents necessary to effectuate the issuance of the Unsecured Warrants Package and the New 2L Notes Commitment Fee Warrants;

(e)	the Restructuring Documents shall have been filed, tendered for delivery, and been effected or executed by all Entities party thereto (as appropriate), and in each case be in full force and effect. All conditions precedent to the effectiveness of such Restructuring Documents shall have been satisfied or waived pursuant to the terms of such applicable Restructuring Documents (or shall be satisfied or waived concurrently with the occurrence of the Effective Date);

(f)	the Exit Facility Documents, in form and substance acceptable to the Debtors, the Senior Credit Facility Agent, the New 2L Notes Purchasers, the Majority Second Lien Noteholders, and in consultation with the Committee on any material changes from the version of the Exit Facility attached to the Disclosure Statement, shall have been duly and validly executed and delivered by all of the Entities that are parties thereto, and all conditions precedent (other than any conditions related to the occurrence of the Effective Date) to the consummation of the Exit Facility shall have been waived or satisfied in accordance with the terms thereof, and the closing of the Exit Facility shall be deemed to occur concurrently with the occurrence of the Effective Date;

(g)	the New 2L Notes Documents, in form and substance acceptable to the Debtors, the New 2L Notes Purchasers, and the Senior Credit Facility Agent, and in consultation with the Committee on any material changes that are not consistent with the Commitment Letter, shall have been executed and delivered by all of the Entities that are parties thereto, and all conditions precedent (other than the condition precedent that Effective Date has occurred) to the consummation of the New 2L Notes shall have been waived or satisfied in accordance with the terms thereof, including any conditions that the New 2L Notes Purchasers are satisfied with the Plan, the Exit Facility Documents or any other Restructuring Document as set forth in the New 2L Notes Documents, and the closing of the New 2L Notes shall be deemed to occur concurrently with the occurrence of the Effective Date; and

(h)	all other consents, actions, documents, certificates, and agreements necessary to implement the Plan, including documents contained in the Plan Supplement, shall have been obtained and not otherwise subject to unfulfilled conditions, effected, or executed and delivered, as the case may be, to the required parties and, to the extent required, filed with the applicable governmental units in accordance with applicable laws.

Section 8.02 Substantial Consummation

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

Section 8.03 Waiver of Conditions

The Debtors may waive each of the conditions set forth in Section 8.01 (other than 8.01(a)) hereof with prior notice to other parties in interest, including the Senior Credit Facility Agent, the Committee, the Majority Second Lien Noteholders, and the New 2L Notes Purchasers without a hearing; provided that if any such waiver would adversely affect the Holders of Senior Credit Facility Claims, the Holders of General Unsecured Claims, the Holders of Unsecured Notes Claims, or the New 2L Notes Purchasers, each such waiver shall require the prior written consent from the Holders of Senior Credit Facility Claims, the Committee, or the New 2L Notes Purchasers, as applicable. The failure to satisfy or waive any condition to the Effective Date may be asserted by the Debtors or the Reorganized Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors or Reorganized Debtors). The failure of the Debtors or the Reorganized Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

Section 8.01(a)(ii) of the Plan may be waived by written consent and agreement between each of: (i) the applicable Debtors, (ii) the Senior Credit Facility Agent, (iii) the Majority Second Lien Noteholders, (iv) the New 2L Notes Purchasers, and (v) the Committee.

Section 8.04 Revocation, Withdrawal, or Non-Consummation

The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation of the Plan does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Class of Claims) unless otherwise agreed to by the Debtors and any counterparty to such settlement or compromise, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors or any other Person, (ii) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or (iii) constitute an admission of any sort by the Debtors or any other Person.

ARTICLE IX

AMENDMENTS AND MODIFICATIONS

The Debtors may alter, amend, or modify the Plan or any exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date; provided, however, that where the Plan, the New 2L Notes Documents, the Unsecured Warrant Package Documents, or any other Restructuring Document requires a document to be acceptable to the Second Lien Noteholders, the New 2L Notes Purchasers, the Committee, or the Holders of Senior Credit Facility Claims, as applicable, the Debtors may not modify such document without the consent of the Majority Second Lien Noteholders, the New 2L Notes Purchasers, the Committee, or the Holders of Senior Credit Facility Claims, as the case may be. After the Confirmation Date and prior to “substantial consummation” of the Plan, as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan with prior notice to parties in interest as may be required under the Bankruptcy Code.

ARTICLE X

RETENTION OF JURISDICTION

Section 10.01 Retention of Jurisdiction

Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Cases and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

(a)	allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the secured or unsecured status, priority, amount or allowance of Claims or Equity Interests;

(b)	hear and determine all applications for compensation and reimbursement of expenses of Professionals under sections 327, 328, 330, 331, 503(b), 1103 or 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date, the payment of fees and expenses of professionals retained by the Reorganized Debtors shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

(c)	hear and determine all matters with respect to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which one or more of the Debtors are parties or with respect to which one or more of the Debtors or Reorganized Debtors, as applicable, may be liable, including, if necessary, the nature or amount of any required cure or the liquidation of any claims arising therefrom;

(d)	hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Cases, provided, however, that the Reorganized Debtors reserve the right to commence their applicable actions in all appropriate forums and jurisdictions;

(e)	enter and enforce such orders as may be necessary or appropriate to execute, implement, or consummate or otherwise aid in the execution, implementation or consummation of the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement, the Restructuring Documents, or the Confirmation Order;

(f)	hear and determine disputes arising in connection with the interpretation, implementation, Consummation, or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

(g)	consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(h)	issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

(i)	enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

(j)	hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

(k)	enforce all orders previously entered by the Bankruptcy Court, and any and all other orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Cases or pursuant to the Plan;

(l)	recover all assets of the Debtors, Reorganized Debtors, and property of the Estates, wherever located;

(m)	hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(n)	hear and determine all disputes involving the existence, nature, or scope of the Reorganized Debtors’ discharge or any releases granted in the Plan;

(o)	hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

(p)	enter an order or final decree concluding or closing the Cases; and

(q)	resolve any issues related to any matters adjudicated in the Cases.

Notwithstanding the foregoing, if the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Cases, including the matters set forth in this Article of the Plan, the provisions of this Article X shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter. As of the Effective Date, nothwithstanding anything in this Article X to the contrary, the Exit Facility shall be governed by the jurisdictional provisions therein.

Section 10.02 No Bankruptcy Court Approval Required

Notwithstanding the retention of jurisdiction provided herein, where the Plan provides that the Reorganized Debtors may take action or otherwise exercise rights under the Plan without further order or approval of the Bankruptcy Court, the retention of jurisdiction provided for herein shall not require the Reorganized Debtors to seek Bankruptcy Court approval before taking such action or exercising rights under the Plan.

ARTICLE XI

COMPROMISES AND SETTLEMENTS

Except as otherwise provided in the Plan, pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, Distribution and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Equity Interests and controversies resolved pursuant to the Plan, including, without limitation, all Claims arising prior to the Petition Date, whether known or unknown, foreseen or unforeseen, asserted or unasserted, arising out of, relating to or in connection with the business or affairs of, or transactions with, the Debtors. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Estates, Holders of Claims and Equity Interests, and other parties in interest, and are fair, equitable, and within the range of reasonableness.

It is not the intent of the Debtors that Confirmation of the Plan shall in any manner alter or amend any settlement and compromise between the Debtors and any Person that has been previously approved by the Bankruptcy Court (each, a “Prior Settlement”). To the extent of any conflict between the terms of the Plan and the terms of any Prior Settlement, the terms of the Prior Settlement shall control and such Prior Settlement shall be enforceable according to its terms.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01 Bar Dates for Certain Claims

(a) Administrative Claims/Substantial Contribution Claims. The Confirmation Order will establish a bar date for filing of all Administrative Claims, including Substantial Contribution Claims (but not including Professional Fee Claims, claims for the expenses of the members of the Committee, a claim for adequate protection arising under the Cash Collateral Order, or Administrative Claims in section (b) below), which date shall be the Administrative Claims Bar Date. Holders of asserted Administrative Claims, other than Professional Fee Claims, claims for U.S. Trustee fees under 28 U.S.C. § 1930, administrative tax claims and administrative ordinary course liabilities, must file requests for payment of any Administrative Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. A notice prepared by the Reorganized Debtors will set forth such date and constitute notice of this

Administrative Claims Bar Date. The Reorganized Debtors shall have ninety (90) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

(b) Administrative Ordinary Course Liabilities. Holders of Administrative Claims that are based on liabilities incurred in the ordinary course of the applicable Debtors’ businesses (other than Claims of governmental units for taxes and for interest and/or penalties related to such taxes) shall not be required to file any request for payment of such Administrative Claims. Such Administrative Claims, unless objected to by the applicable Debtors or Reorganized Debtors, shall be assumed and paid by the applicable Reorganized Debtors, in Cash, pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claim. For the avoidance of doubt, Holders of Administrative Claims pursuant to section 503(b)(9) of the Bankruptcy Code shall be required to file a proof of Administrative Claim on or before the Administrative Claims Bar Date.

Section 12.02 Payment of Statutory Fees

On or before the Effective Date, the Debtors shall have paid in full, in Cash (including by check or wire transfer), all fees payable pursuant to section 1930 of title 28 of the United States Code. Each of the Reorganized Debtors shall be responsible for timely payment of United States Trustee quarterly fees incurred pursuant to section 1930(a)(6) of title 28 of the United States Code. Any fees due as of the Confirmation Date will be paid in full before the Effective Date or on the scheduled due date, whichever occurs first. After confirmation, each of the Reorganized Debtors each shall timely pay United States Trustee quarterly fees as they accrue until the Cases are closed by the Bankruptcy Court. The Debtors or Reorganized Debtors shall timely file with the Court and serve on the United States Trustee quarterly financial reports for each quarter (or portion thereof) that the Cases remain open, in a format prescribed by the United States Trustee.

Section 12.03 Severability of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, upon the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

Section 12.04 Successors and Assigns

The rights, benefits and obligations of any entity named or referred to in the Plan, including any Holder of a Claim or Equity Interest, shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

Section 12.05 Discharge of the Debtors

Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, without further notice or order, all Claims and Equity Interests of any nature whatsoever shall be automatically discharged forever. Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, the Debtors, Reorganized Debtors, their Estates, and all successors thereto shall be deemed fully discharged and released from any and all Claims and Equity Interests, including, but not limited to, demands and liabilities that arose before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code; (b) a Claim based upon such debt is allowed under section 502 of the Bankruptcy Code; or (c) the Holder of a Claim based upon such debt has accepted the Plan. The Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors, their Estates, and all successors thereto. As provided in section 524 of the Bankruptcy Code, such discharge shall void any judgment against the Debtors, their Estates, or any successor thereto at any time obtained to the extent it relates to a Claim discharged, and operates as an injunction against the prosecution of any action against the Reorganized Debtors and their Affiliates or their property to the extent it relates to a discharged Claim.

Section 12.06 Exculpation

THE PROTECTED PARTIES SHALL NEITHER HAVE NOR INCUR ANY LIABILITY TO ANY ENTITY FOR ANY ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH, OR ARISING OUT OF, THE CASES, THE NEGOTIATION, FORMULATION, DISSEMINATION, CONFIRMATION, CONSUMMATION, OR ADMINISTRATION OF THE PLAN OR THE RESTRUCTURING DOCUMENTS, PROPERTY TO BE DISTRIBUTED UNDER THE PLAN, OR ANY OTHER ACT OR OMISSION IN CONNECTION WITH THE CASES, THE PLAN, THE DISCLOSURE STATEMENT, THE OTHER RESTRUCTURING DOCUMENTS OR ANY CONTRACT, INSTRUMENT, OR OTHER AGREEMENT OR DOCUMENT RELATED THERETO OR DELIVERED THEREUNDER, OR ANY ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH THE RESTRUCTURING OF THE DEBTORS; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT EXTEND TO SUCH EXCULPATED PERSON’S RIGHTS AND OBLIGATIONS UNDER THE PLAN, THE RESTRUCTURING DOCUMENTS, AND THE CONFIRMATION ORDER, OR AFFECT THE LIABILITY OF ANY ENTITY THAT OTHERWISE WOULD RESULT FROM ANY SUCH ACT OR OMISSION TO THE EXTENT THAT SUCH ACT OR OMISSION IS DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE.

THE FOREGOING EXCULPATION SHALL BE EFFECTIVE AS OF THE EFFECTIVE DATE WITHOUT FURTHER NOTICE TO OR ORDER OF THE BANKRUPTCY COURT, ACT OR ACTION UNDER APPLICABLE LAW, REGULATION, ORDER, OR RULE OR THE VOTE, CONSENT, AUTHORIZATION OR APPROVAL OF ANY PERSON.

Section 12.07 Permanent Injunction

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, THE CONFIRMATION ORDER, OR THE RESTRUCTURING DOCUMENTS, ALL ENTITIES WHO HAVE HELD, HOLD, OR MAY HOLD CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES THAT: (A) ARE SUBJECT TO COMPROMISE AND SETTLEMENT PURSUANT TO THE TERMS OF THE PLAN; (B) HAVE BEEN RELEASED PURSUANT TO SECTION 12.08 HEREOF; (C) HAVE BEEN RELEASED PURSUANT TO SECTION 12.09 HEREOF, (D) ARE SUBJECT TO EXCULPATION PURSUANT TO ARTICLE SECTION 12.06 HEREOF OR (E) ARE OTHERWISE DISCHARGED, SATISFIED, STAYED OR TERMINATED PURSUANT TO THE TERMS OF THE PLAN, ARE PERMANENTLY ENJOINED, ON AND AFTER THE EFFECTIVE DATE, FROM COMMENCING OR CONTINUING IN ANY MANNER, ANY ACTION OR OTHER PROCEEDING, INCLUDING ON ACCOUNT OF ANY CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES, SOLELY TO THE EXTENT THAT SUCH ACTIONS HAVE BEEN COMPROMISED OR SETTLED AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, OR ANY ENTITY SO RELEASED OR EXCULPATED (OR THE PROPERTY OR ESTATE OF ANY ENTITY, DIRECTLY OR INDIRECTLY, SO RELEASED OR EXCULPATED) ON ACCOUNT OF, OR IN CONNECTION WITH OR WITH RESPECT TO, ANY DISCHARGED, RELEASED, SETTLED, COMPROMISED, OR EXCULPATED CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES, INCLUDING, WITHOUT LIMITATION (A) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND WITH RESPECT TO OR RELATING TO ANY SUCH CLAIM OR EQUITY INTEREST, (B) THE ENFORCEMENT, ATTACHMENT, COLLECTION, OR RECOVERY BY ANY MANNER OR MEANS OF JUDGMENT, AWARD, DECREE OR ORDER AGAINST ANY RELEASED PARTY ON ACCOUNT OF OR RELATING TO ANY SUCH CLAIM OR EQUITY INTEREST, (C) CREATING, PERFECTING, OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST ANY RELEASED PARTY OR AGAINST THE PROPERTY OR INTERESTS IN PROPERTY OF SUCH PROTECTED PARTY ON ACCOUNT OF ANY SUCH CLAIM OR EQUITY INTEREST, AND (D) ASSERTING ANY RIGHT OF SETOFF, RECOUPMENT OR SUBROGATION OF ANY KIND AGAINST ANY OBLIGATION DUE FROM ANY RELEASED PARTY OR AGAINST THE PROPERTY OR INTERESTS IN PROPERTY OF ANY RELEASED PARTY ON ACCOUNT OF ANY SUCH CLAIM OR EQUITY INTEREST. THE FOREGOING INJUNCTION WILL EXTEND TO SUCCESSORS OF ANY RELEASED PARTY AND THEIR RESPECTIVE PROPERTY AND INTERESTS IN THE PROPERTY.

Section 12.08 Releases by the Debtors, Reorganized Debtors, and their Estates

PURSUANT TO SECTION 1123(B) OF THE BANKRUPTCY CODE, AND EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, FOR GOOD AND VALUABLE CONSIDERATION, INCLUDING THE SERVICE OF THE RELEASED PARTIES TO FACILITATE THE EXPEDITIOUS REORGANIZATION OF THE DEBTORS, THE REORGANIZED DEBTORS AND THE IMPLEMENTATION OF THE RESTRUCTURING CONTEMPLATED BY THE PLAN, ON AND AFTER THE EFFECTIVE DATE, THE DEBTORS, REORGANIZED DEBTORS, AND THEIR ESTATES, FOR THEMSELVES AND ON BEHALF OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, SHALL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER RELEASED EACH RELEASED PARTY FROM ANY AND ALL CLAIMS, INTERESTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, LOSSES, COSTS AND EXPENSES, ACTIONS, CAUSES OF ACTION, REMEDIES, AND LIABILITIES OF ANY KIND OR CHARACTER WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTORS, REORGANIZED DEBTORS, AND THEIR ESTATES, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, SUSPECTED OR UNSUSPECTED, MATURED OR UNMATURED, FIXED OR CONTINGENT, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY, OR OTHERWISE, THAT THE DEBTORS, THE REORGANIZED DEBTORS OR THEIR RESPECTIVE AFFILIATES OR ESTATES EVER HAD, NOW HAS OR HEREAFTER CAN, SHALL OR MAY HAVE, OR OTHERWISE WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM OR EQUITY INTEREST OR OTHER ENTITY, AGAINST ANY RELEASED PARTY ARISING FROM OR RELATING TO, DIRECTLY OR INDIRECTLY FROM, IN WHOLE OR IN PART, THE DEBTORS, THE DEBTORS’ RESTRUCTURING, THE OPERATION OF OR ADMINISTRATION OF DEBTORS’ BUSINESS AND ASSETS, THE CASES, THE PURCHASE, SALE, OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR EQUITY INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS AMONG ANY TWO OR MORE OF ANY DEBTOR, ANY REORGANIZED DEBTOR, OR ANY RELEASED PARTY (AND THE ACTS OR OMISSIONS OF ANY OTHER RELEASED PARTY IN CONNECTION THEREWITH), THE RESTRUCTURING OF CLAIMS AND EQUITY INTERESTS PRIOR TO OR IN THE CASES, THE NEGOTIATION, FORMULATION, OR PREPARATION OF THE PLAN, THE DISCLOSURE STATEMENT, THE OTHER RESTRUCTURING DOCUMENTS, OR RELATED AGREEMENTS, INSTRUMENTS, OR OTHER DOCUMENTS, OR ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE, INCLUDING THE MANAGEMENT AND OPERATION OF THE DEBTORS, TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 12.08 SHALL RELEASE ANY RELEASED PARTY OR OTHER INDIVIDUAL FROM (A) ITS RESPECTIVE RIGHTS AND OBLIGATIONS

UNDER THE PLAN, THE RESTRUCTURING DOCUMENTS, OR THE CONFIRMATION ORDER OR (B) LIABILITY FOR (I) ANY ACT OR OMISSION BY SUCH RELEASED PARTY OR OTHER INDIVIDUAL INCLUDED WITHIN THIS RELEASE THAT IS FOUND BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE JUDGMENT TO CONSTITUTE FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE, OR (II) ANY OBLIGATION FOR BORROWED MONEY OWED BY A RELEASED PARTY TO THE DEBTORS, THE REORGANIZED DEBTORS, OR THEIR RESPECTIVE AFFILIATES OR ESTATES.

THE FOREGOING RELEASES SHALL BE EFFECTIVE AS OF THE EFFECTIVE DATE WITHOUT FURTHER NOTICE TO OR ORDER OF THE BANKRUPTCY COURT, ACT OR ACTION UNDER APPLICABLE LAW, REGULATION, ORDER, OR RULE OR THE VOTE, CONSENT, AUTHORIZATION OR APPROVAL OF ANY PERSON AND THE CONFIRMATION ORDER WILL PERMANENTLY ENJOIN THE COMMENCEMENT OR PROSECUTION BY ANY PERSON OR ENTITY, WHETHER DIRECTLY, DERIVATIVELY OR OTHERWISE, OF ANY CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION, OR LIABILITIES RELEASED PURSUANT TO THESE RELEASES.

ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE FOREGOING RELEASES, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED HEREIN, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT EACH SUCH RELEASE IS: (I) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE RELEASED PARTIES; (II) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY SUCH RELEASE; (III) IN THE BEST INTEREST OF THE DEBTORS AND THEIR ESTATES; (IV) FAIR, EQUITABLE AND REASONABLE; AND (V) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING.

Section 12.09 Releases by Holders of Claims

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, ON AND AFTER THE EFFECTIVE DATE, IN CONSIDERATION OF THE DISTRIBUTIONS UNDER THE PLAN AND OTHER RELEASES, AGREEMENTS, OR DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THE PLAN, HOLDERS OF CLAIMS WHO ARE NOT DEEMED TO ACCEPT OR REJECT THE PLAN WHO DO NOT INDICATE THAT THEY OPT OUT OF THIS RELEASE ON THEIR BALLOT, FOR THEMSELVES AND ON BEHALF OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, SHALL BE DEEMED TO HAVE CONSENTED TO THE PLAN FOR ALL PURPOSES AND THE RESTRUCTURING EMBODIED HEREIN AND SHALL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER RELEASED EACH RELEASED PARTY FROM ANY AND ALL CLAIMS, INTERESTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, LOSSES, COSTS AND

EXPENSES, ACTIONS, CAUSES OF ACTION, REMEDIES, AND LIABILITIES OF ANY KIND OR CHARACTER WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTORS, THE REORGANIZED DEBTORS, OR THEIR ESTATES, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, SUSPECTED OR UNSUSPECTED, MATURED OR UNMATURED, FIXED OR CONTINGENT, EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, THAT SUCH ENTITY EVER HAD, NOW HAS OR HEREAFTER CAN, SHALL OR MAY HAVE, OR OTHERWISE WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY OR DIRECTLY OR DERIVATIVELY), AGAINST ANY RELEASED PARTY ARISING FROM OR RELATING TO, DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, THE DEBTORS, THE DEBTORS’ RESTRUCTURING, THE OPERATION OF OR ADMINISTRATION OF THE DEBTORS’ BUSINESS AND ASSETS, THE CASES, THE PURCHASE, SALE OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR EQUITY INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS AMONG ANY TWO OR MORE OF ANY DEBTOR, ANY REORGANIZED DEBTOR, OR ANY OTHER RELEASED PARTY (AND THE ACTS OR OMISSIONS OF ANY OTHER RELEASED PARTY IN CONNECTION THEREWITH), THE RESTRUCTURING OF CLAIMS AND EQUITY INTERESTS PRIOR TO OR IN THE CASES, THE NEGOTIATION, FORMULATION, OR PREPARATION OF THE PLAN, THE DISCLOSURE STATEMENT, THE OTHER RESTRUCTURING DOCUMENTS OR RELATED AGREEMENTS, INSTRUMENTS, OR OTHER DOCUMENTS, OR ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE, INCLUDING THE MANAGEMENT AND OPERATION OF THE DEBTORS, TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 12.09 SHALL RELEASE ANY RELEASED PARTY FROM (A) ITS RESPECTIVE RIGHTS AND OBLIGATIONS UNDER THE PLAN, THE RESTRUCTURING DOCUMENTS, OR THE CONFIRMATION ORDER OR (B) LIABILITY FOR ANY ACT OR OMISSION BY SUCH RELEASED PARTY THAT IS FOUND BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE JUDGMENT TO CONSTITUTE FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.

THE FOREGOING RELEASES SHALL BE EFFECTIVE AS OF THE EFFECTIVE DATE WITHOUT FURTHER NOTICE TO OR ORDER OF THE BANKRUPTCY COURT, ACT OR ACTION UNDER APPLICABLE LAW, REGULATION, ORDER, OR RULE OR THE VOTE, CONSENT, AUTHORIZATION OR APPROVAL OF ANY PERSON AND THE CONFIRMATION ORDER WILL PERMANENTLY ENJOIN THE COMMENCEMENT OR PROSECUTION BY ANY PERSON OR ENTITY, WHETHER DIRECTLY, DERIVATIVELY OR OTHERWISE, OF ANY CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION, OR LIABILITIES RELEASED PURSUANT TO THESE RELEASES.

ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE FOREGOING RELEASES, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED HEREIN, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT EACH SUCH RELEASE IS: (I) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE RELEASED PARTIES; (II) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY SUCH RELEASE; (III) IN THE BEST INTEREST OF THE DEBTORS AND THEIR ESTATES; (IV) FAIR, EQUITABLE AND REASONABLE; AND (V) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING.

Section 12.10 Waiver of Statutory Limitations on Releases

Each of the parties providing the releases contained above expressly acknowledges that although ordinarily a general release may not extend to Claims or Causes of Action which the releasing party does not know or suspect to exist in its favor, which if known by it may have materially affected its settlement with the party released, they have carefully considered and taken into account in determining to enter into the above releases the possible existence of such unknown losses or claims. Without limiting the generality of the foregoing, each releasing party expressly waives any and all rights conferred upon it by any statute or rule of law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in its favor at the time of providing the release, which if known by it may have materially affected its settlement with the Protected Party. The releases contained in the Plan are effective regardless of whether those released matters are presently known, unknown, suspected or unsuspected, foreseen or unforeseen.

Section 12.11 Indemnification of the D&O Indemnified Parties

The Reorganized Debtors shall, and the Debtors and their respective Estates shall continue to, indemnify and hold harmless the D&O Indemnified Parties from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against in any way relating to or arising out of such indemnified parties’ relationship to the Debtors or their respective Estates, the Bankruptcy Restructuring, or any action taken or omitted to be taken by each such indemnified party in connection therewith, but in each case only to the extent that (a) the acts, omissions or alleged acts or omissions of such applicable Person were indemnifiable under the Debtors’ prepetition organizational documents (whether in the bylaws, certificates of incorporation, charters, operating agreements, board resolutions, employment contracts or otherwise) and (b) the otherwise indemnifiable expense, liability, loss, or other amount is determined not to be covered under any applicable directors’ and officers’ insurance policy purchased by the Debtors prior to the Effective Date. Notwithstanding anything to the contrary herein, the Reorganized Debtors, the Debtors and their respective Estates shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from such indemnified parties’ fraud, willful misconduct, or gross negligence.

The Debtors (subject to the Cash Collateral Order) or the Reorganized Debtors, as the case may be, may purchase for the benefit of the D&O Indemnified Parties, a director and officer insurance coverage policy consistent with any existing policies of the Debtors and customary for transactions of this nature and type, without further notice to or order of the Bankruptcy Court.

Section 12.12 Satisfaction of Claims

Except as otherwise provided in the Plan, the rights afforded in the Plan and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Equity Interests of any nature whatsoever against the Debtors or any of their Estates, assets, properties, or interests in property. Except as otherwise provided in the Plan, on the Effective Date, all Claims against and Equity Interests in the Debtors shall be satisfied, discharged, and released in full. Neither the Reorganized Debtors, nor their Affiliates, shall be responsible for any pre-Effective Date obligations of the Debtors, except those expressly assumed by the Reorganized Debtors or their Affiliates, as applicable. Except as otherwise provided herein, all Persons and Entities shall be precluded and forever barred from asserting against Reorganized Debtors and their Affiliates, their respective successors or assigns, or their assets, properties, or interests in property any event, occurrence, condition, thing, or other or further Claims, Equity Interests or Causes of Action based upon any act, omission, transaction, or other activity of any kind or nature that occurred or came into existence prior to the Effective Date, whether or not the facts of or legal bases therefore were known or existed prior to the Effective Date.

Section 12.13 Discharge of Liabilities

Except as otherwise provided in the Plan, upon the occurrence of the Effective Date, the Reorganized Debtors shall be discharged from all Claims and Causes of Action to the fullest extent permitted by, but subject to the limitations of, section 1141 of the Bankruptcy Code, and all Holders of Claims and Equity Interests shall be precluded from asserting against the Reorganized Debtors and their Affiliates, their respective assets, or any property dealt with under the Plan, any further or other Cause of Action based upon any act or omission, transaction, event, thing, or other activity of any kind or nature that occurred or came into existence prior to the Effective Date.

EXCEPT AS OTHERWISE PROVIDED IN THE PLAN, THE REORGANIZED DEBTORS SHALL NOT HAVE, AND SHALL NOT BE CONSTRUED TO HAVE, OR MAINTAIN ANY LIABILITY, CLAIM, OR OBLIGATION, THAT IS BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT, OTHER OCCURRENCE OR THING OCCURRING OR IN EXISTENCE ON OR PRIOR TO THE EFFECTIVE DATE OF THE PLAN (INCLUDING, WITHOUT LIMITATION, ANY LIABILITY OR CLAIMS ARISING UNDER APPLICABLE NON BANKRUPTCY LAW AS A SUCCESSOR TO THE DEBTORS AND NO SUCH LIABILITIES, CLAIMS, OR OBLIGATIONS FOR ANY ACTS SHALL ATTACH TO THE REORGANIZED DEBTORS).

Section 12.14 Integral Part of Plan

Each of the provisions set forth in the Plan with respect to the settlement, release, discharge, exculpation, injunction, indemnification and insurance of, for or with respect to Claims and/or Causes of Action is an integral part of the Plan and essential to its implementation. Accordingly, each Entity that is a beneficiary of such provision shall have the right to independently seek to enforce such provision.

Section 12.15 Third Party Agreements; Subordination

The Plan Distributions to the various classes of Claims and Equity Interests hereunder shall not affect the right of any Person to levy, garnish, attach, or employ any other legal process with respect to such Plan Distributions by reason of any claimed subordination rights or otherwise. All of such rights and any agreements relating thereto shall remain in full force and effect, except as compromised and settled pursuant to the Plan. Plan Distributions to Holders of Claims in classes that are subject to contractual subordination provisions are subject to Distribution in accordance with such contractual subordination provisions as provided in the Plan. Plan Distributions shall be subject to and modified by any Final Order directing distributions other than as provided in the Plan. The right of the Debtors or Reorganized Debtors to seek subordination of any Claim or Equity Interest pursuant to section 510 of the Bankruptcy Code is fully reserved, and the treatment afforded any Claim or Equity Interest that becomes a subordinated Claim or subordinated Equity Interest at any time shall be modified to reflect such subordination. Unless the Confirmation Order provides otherwise, no Plan Distributions shall be made on account of a subordinated Claim or subordinated Equity Interest.

Section 12.16 Binding Effect

The Plan shall be binding upon and inure to the benefit of the Reorganized Debtors, all present and former Holders of Claims against and Equity Interests in the Reorganized Debtors, and their respective successors and assigns, including, but not limited to, the Reorganized Debtors, and all other parties-in-interest in the Cases. Notwithstanding the foregoing, except as expressly set forth herein, the Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order and the Plan is Consummated. Neither the filing of the Plan, any statement or provision contained herein, nor the taking of any action by the Debtors or any other Entity with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of: (1) the Debtors with respect to the Holders of Claims or Equity Interests or other Entity; or (2) any Holder of a Claim or an Equity Interest or other Entity prior to the Effective Date.

Section 12.17 Plan Supplement

Any and all exhibits, lists, or schedules not filed with the Plan or the Disclosure Statement shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court not later than fourteen (14) days prior to the Confirmation Hearing Date or such other filing deadline as may be approved by the Bankruptcy Court. Holders of Claims or Equity Interests may also obtain a copy of the Plan Supplement upon written request to the Debtors. Notwithstanding the foregoing, the Debtors may amend the Plan Supplement, and any attachments thereto, through and including the Confirmation Date.

Section 12.18 Notices

Any notice, request, or demand required or permitted to be made or provided under the Plan to or upon the Debtors or Reorganized Debtors shall be (a) in writing, (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail, or (v) facsimile transmission, and (c) deemed to have been duly given or made when actually delivered or, in the case of facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtors or Reorganized Debtors:

Goodrich Petroleum Corporation

801 Louisiana St, Suite 700

Houston, Texas 77002

Attn: Michael Killelea

Tel:. (713) 780-9494

Fax: (713) 780-9254

with a copy to (which shall not constitute notice):

Harry A. Perrin

Vinson & Elkins LLP

First City Tower

1001 Fannin Street, Suite 2500

Houston, TX 77002-6760

Tel: (713) 758-2222

Fax: (713) 758-2346

Bradley R. Foxman

Vinson & Elkins LLP

Trammell Crow Center

2001 Ross Avenue, Suite 3700

Dallas, TX 75201-2975

Tel: (214) 220-7784

Fax: (214) 220-7716

Section 12.19 Term of Injunctions or Stay

Unless otherwise provided in the Plan or Confirmation Order, all temporary injunctions or stays provided for in the Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date (excluding any injunctions or stays contained in the Plan or Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or Confirmation Order shall remain in full force and effect in accordance with their terms. All permanent injunctions in existence on the Effective Date shall remain in full force and effect as provided in the order imposing such permanent injunction.

Section 12.20 Setoffs

Except as otherwise expressly provided for in the Plan, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim or Equity Interest, each Reorganized Debtor may setoff against any Allowed Claim or Equity Interest and the Distributions to be made pursuant to the Plan on account of such Allowed Claim or Equity Interest (before such Distribution is made), any Claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim or Equity Interest, to the extent such Claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim or Equity Interest pursuant to the Plan shall constitute a waiver or release by such Reorganized Debtor of any such Claims, rights, and Causes of Action that such Reorganized Debtor may possess against such Holder. Except as otherwise provided for in this Plan, in no event shall any Holder of Claims or Equity Interests be entitled to setoff any Claim or Equity Interest against any Claim, right, or Cause of Action of the Debtors or Reorganized Debtors, as applicable, unless such Holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any proof of Claim or Equity Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 or otherwise.

Section 12.21 Recoupment

Except as provided in the Plan, any Holder of Claims or Equity Interest shall not be entitled to recoup any Claim or Equity Interest against any Claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any proof of Claim or Equity Interest or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

Section 12.22 Release of Liens

Except as otherwise provided in the Plan, the Exit Facility Documents, the New 2L Notes Documents, or in any contract, instrument, release, or other agreement or document entered into pursuant to or to effectuate the Plan, on the Effective Date and concurrently with the applicable Distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Reorganized Debtors or their Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtor and its successors and assigns, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity.

Except as otherwise provided in the Plan, the Exit Facility Documents, the New 2L Notes Documents, or in any contract, instrument, release, or other agreement or document entered into pursuant to or to effectuate the Plan, in addition to, and in no way a limitation of, the foregoing, to the extent the Debtors’ property or assets are encumbered by mortgages, security interests or Liens of any nature for which any Holder of such mortgages, security interests or Liens does not have an Allowed Claim against such Debtor or such Debtor’s property, or such Allowed Claim has been satisfied as provided in the Plan or valid mortgage, security interest or Lien, such mortgages, security interests or Liens shall be deemed fully released and discharged for all purposes and such Holder shall execute such documents as reasonably requested by the applicable Reorganized Debtor in form and substance as may be necessary or appropriate to evidence the release of any such mortgages, security interests or Liens of any nature and the applicable Reorganized Debtor as authorized to cause the filings of such documents with any and all governmental or other entities necessary or appropriate to effect such releases. If such Holder fails to execute such documents, the applicable Reorganized Debtor is authorized to execute such documents on behalf of such Holder and to cause the filing of such documents with any or all governmental or other entities as may be necessary or appropriate to effect such releases.

Section 12.23 Dissolution of any Committees

On the Effective Date, any Committee shall dissolve and the members of such Committee shall be released and discharged from all authority, duties, responsibilities and obligations related to and arising from and in connection with the Cases.

Section 12.24 Protection Against Discriminatory Treatment

To the extent provided by section 525 of the Bankruptcy Code and the Supremacy Clause of the United States Constitution, all Entities, including governmental units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend or refuse to renew a license, permit, charter, franchise or other similar grant to, condition such a grant to, or discriminate with respect to such a grant to, the Reorganized Debtors, solely because any Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Cases (or during the Cases but before the Debtors are granted or denied a discharge) or has not paid a debt that is dischargeable in the Cases.

Section 12.25 No Admissions

Notwithstanding anything herein to the contrary, nothing in the Plan shall be deemed as an admission by the Debtors with respect to any matter set forth herein, including liability on any Claim.

Section 12.26 Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof, shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control) as well as corporate governance matters with respect to the Debtors; provided, however, that corporate governance matters relating to the Debtors or Reorganized Debtors, as applicable, shall be governed by the laws of the state or county of organization of such Debtor or Reorganized Debtor.

Section 12.27 Further Assurances

The Debtors or the Reorganized Debtors, as applicable, all Holders of Claims receiving Distributions hereunder, and all other Entities shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan, the Restructuring Documents, or the Confirmation Order.

Section 12.28 Tax Reporting and Compliance

The Reorganized Debtors are hereby authorized, on behalf of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the applicable Debtor for all taxable periods ending after the Petition Date through and including the Effective Date.

Section 12.29 Entire Agreement

Except as otherwise provided herein or therein, the Plan, the Restructuring Documents, including the Unsecured Warrant Package Documents, the Exit Facility Documents and the New 2L Notes Documents, supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan and the Restructuring Documents.

ARTICLE XIII

CONFIRMATION REQUEST

The Debtors request Confirmation of the Plan under section 1129 of the Bankruptcy Code. If any Impaired Class does not accept the Plan pursuant to section 1126 of the Bankruptcy Code, the Debtors request Confirmation pursuant to section 1129(b) of the Bankruptcy Code. In that event, the Debtors reserve the right to modify the Plan to the extent (if any) that Confirmation of the Plan under section 1129(b) of the Bankruptcy Code requires modification.

[Signature Page Immediately Follows]

Respectfully submitted, as of the date first set forth above,

Dated: August 12, 2016	GOODRICH PETROLEUM CORPORATION
on behalf of itself and all other Debtors

/s/ Robert C. Turnham, Jr.
Robert C. Turnham, Jr.
President and Chief Operating Officer

Exhibit 1

New 2L Notes Term Sheet

Indicative Summary of Terms and Conditions

For Proposed Exit Financing

Issuer:	Goodrich Petroleum Corporation, a Delaware corporation (the “Issuer”).

Guarantors:	Goodrich Petroleum Company, L.L.C., a Louisiana limited liability company, and all other direct or indirect material subsidiaries of the Issuer (the “Guarantors”, and together with the Issuer, the “Obligors”).

Purchasers:	Shenkman Capital Management, Inc. on behalf of certain of its investment advisory clients (“Shenkman”), CVC Capital Partners (“CVC”) and/or one or more of its managed funds, J.P. Morgan Securities LLC (“JPMS”), Franklin Advisers, Inc., as investment manager on behalf of certain funds and accounts (“Franklin”) and such other institutional investors as shall be satisfactory to Shenkman, CVC, JPMS and Franklin) (collectively, the “Purchasers”).

Trustee:	TBD.

Type and Amount:	A new issuance of Convertible Senior Secured Second Lien Notes (the “New 2L Notes”) in an initial aggregate principal amount of $40,000,000.

Interest Rate and Fees:	Set forth on Annex A hereto.

Board Governance:	From and after the Closing Date, the Purchasers shall have the right to appoint two members of the board of directors of the reorganized Issuer; provided that at no time shall the directors appointed by the Purchasers constitute less than 2/7 of the board of directors of the reorganized Issuer.

Conversion:	The aggregate outstanding principal amount of the New 2L Notes (excluding any Additional PIK Principal) shall be convertible at the option of the Purchasers at any time prior to the Scheduled Maturity Date (the date of any such conversion, the “Conversion Date”) into a number of common shares equal to 15% of the common stock of the reorganized Issuer at closing calculated on a fully-diluted basis, including shares allocated to (i) the holders of the Issuer’s 8.000% second lien senior secured notes due 2018 and 8.875% second lien senior secured notes due 2018, (ii) the management incentive plan (the “MIP”) as described in the previously filed Restructuring Support Agreement, (iii) the conversion of the New 2L Notes, (iv) the warrants granted to the Purchasers at closing and (v) any warrants or stock granted to holders of the Issuer’s unsecured indebtedness (collectively, the “Total New Equity”). The Additional PIK Principal, if any, shall not be convertible and shall be earned on the Conversion Date and payable in cash on the later of (x) the Conversion Date and (y) the date the RBL Exit Facility is paid in full.

Voting Stock:	If at any time JPMS shall hold in excess of 4.99% of the voting power of the Total New Equity, the portion of JPMS’ Total New Equity entitling JPMS to in excess of 4.99% of the voting power of the Total New Equity (the “Excess Voting Stock”) shall, without further action on the part of JPMS, be deemed to be non-voting stock; provided that if JPMS shall transfer such Excess Voting Stock such Excess Voting Stock shall no longer be deemed to be non-voting stock.

Closing Date:	On the Effective Date of the Plan (as defined below) but in no event later than September 15, 2016, provided that such date may be extended by 30 days in the event of delay caused by the Bankruptcy Court’s docket or Bankruptcy Court process.

Collateral:

Second priority lien (second only to the liens of the RBL) on all assets of the Obligors. The Trustee and the Agent for the RBL will enter into a satisfactory intercreditor agreement at closing in substantially the same form as the existing intercreditor agreement but subject to certain changes to be agreed and including the following changes (the “Intercreditor Agreement”) (capitalized terms used but not defined below shall have the meanings provided in the existing intercreditor agreement):

-(a) The Priority Lien Cap shall be set at $50,000,000; provided that any Priority Lien Debt in excess of $20,000,000 shall be incurred solely if the RBL Exit Facility is refinanced in a manner permitted by the New 2L Notes and then only in compliance with a customary borrowing base for a reserve based loan provided by commercial banks; provided further that the principal amount of any DIP Financing shall not exceed the amount of Priority Lien Debt outstanding on the petition date being rolled up by such DIP Financing, if any, plus $10,000,000.

-(b) The Priority Lien Secured Parties shall agree to refrain from exercising remedies while the Second Lien Secured Parties are exercising the purchase option (subject to exigent circumstances)

-(c) The prohibition on the Second Lien Secured Parties’ objection to the DIP Financing shall be subject to customary conditions, including (i) the DIP Financing may not require any particular plan of reorganization, (ii) the DIP Financing may not expressly require a liquidation, and (iii) if the Priority Lien Secured Parties are granted adequate protection liens on post-petition assets of the debtors to secure the Priority Lien Obligations in connection with the DIP Financing, the Second Lien Secured Parties shall be granted adequate protection liens on post-petition assets of the Obligors to secure the Second Lien Obligations in connection with the DIP Financing (which shall be junior to the adequate protection liens and prepetition liens of the Priority Lien Secured Parties).

-(d) The Second Lien Secured Parties shall retain the right to object to the DIP Financing on the same bases as an unsecured creditor so long as such opposition or objection is not based on the Second Lien Secured Parties’ status as secured creditors.

-(e) The Second Lien Secured Parties shall have the right to provide DIP Financing if no Priority Lien Secured Party shall have offered to provide DIP Financing on or before the date of the hearing to approve DIP Financing, and the Priority Lien Secured Parties shall retain the right to object to any such DIP Financing.

-(f) The restrictions on prepayments of Second Lien Obligations shall not apply to (i) the conversion contemplated by this term sheet (but shall apply to the payment of any Additional PIK Principal) or (ii) any mandatory prepayments required by the terms of the New 2L Notes if such mandatory prepayments (x) have been offered to and rejected by the lenders under the RBL Exit Facility or (y) are not required to be so offered by the terms of the RBL Exit Facility.

-(g) All references to Third Lien Obligations and any Additional Second Lien Obligations shall be removed and the Intercreditor Agreement limited to the relationship between the RBL Exit Facility and the New 2L Notes.

Scheduled Maturity Date:	The later of (i) August 30, 2019 and (ii) the date that is six months after the scheduled maturity date (including after giving effect to the exercise of the RBL Extension Option (as defined below) of the RBL Exit Facility or any replacement RBL facility permitted by the terms of the New 2L Notes, but in any event no later than March 30, 2020.

Optional Prepayment:	The New 2L Notes will be callable at any time prior to the Scheduled Maturity Date subject to payment of the Applicable Prepayment Premium (as defined below).

Mandatory Prepayment:	Subject to the terms of the agreed Intercreditor Agreement and any provisions of the RBL Exit Facility limiting prepayments agreed with the Purchasers prior to closing, the New 2L Notes will be subject to mandatory prepayment provisions, including the following: (i) net insurance or condemnation/expropriation proceeds (subject to limited reinvestment rights to be negotiated), (ii) net proceeds of asset sales (subject to limited reinvestment rights to be negotiated) and (iii) any refinancing proceeds from a refinancing of the New 2L Notes. Any mandatory prepayment shall be subject to payment of the Applicable Prepayment Premium (as defined below).

Applicable Prepayment Premium:

“Applicable Prepayment Premium” means, as of any date of determination, (a) during the period of time from and after the Closing Date and up to and including the date that is the second anniversary of the Closing Date, a make-whole premium (to be calculated on a T+100 basis), (b) during the period of time from and after the calendar day after the second anniversary of the Closing Date up to and including the date that is two years and six months after the Closing Date, 106.75% of the principal amount being repaid and (c) thereafter, zero.

Any payment of the New 2L Notes prior to the Scheduled Maturity Date (whether voluntary or mandatory, including after acceleration for any reason) shall be subject to payment of the Applicable Prepayment Premium.

Use of Proceeds:	The proceeds of the New 2L Notes shall be applied as follows: (i) $20,000,000 to repay outstanding obligations under the existing RBL facility and (ii) $20,000,000 to fund the initial development of the Haynesville Shale drilling program as generally described in the previously delivered Management Presentation dated as of June 2016.

Documentation:	To be drafted by Counsel to the Purchasers.

Registration:	Reg. D offering with reg. rights and effective within 365 days.

Plan of Reorganization:	The Plan of Reorganization shall be consistent with (i) the terms herein, (ii) the discharge and/or equitization of substantially all claims against the Obligors upon exit from bankruptcy other than the RBL Exit Facility, the New 2L Notes and claims that cannot be discharged or equitized pursuant to applicable bankruptcy law and (iii) the MIP (the “Plan”).

RBL Exit Facility

The RBL Exit Facility shall mature on a date that is no earlier than March 30, 2018; provided that such date may be extended to September 30, 2018 in the discretion of the Issuer by making a one-time payment of a fee equal to 3% of the amount of the RBL Exit Facility then outstanding, and further provided that such date may be extended to September 30, 2019 in the discretion of the Issuer by making a one-time payment of a fee equal to 2% of the amount of the RBL Exit Facility then outstanding, provided that outstandings as of September 30, 2018 do not exceed the lesser of (i) 3x PDP-PV10% coverage, or (ii) $15 million (such extension options, the “RBL Extension Option”).

The Issuer shall covenant to exercise the RBL Extension Option.

Conditions to Closing:

The closing of the New 2L Notes is subject to satisfaction or waiver of conditions that are customary for debt issuances of this type, including without limitation, the following:

1.      An RBL Exit Facility reasonably satisfactory to the Purchasers shall have closed contemporaneously and no Default or Event of Default shall have occurred and be continuing or would result therefrom under the RBL Exit Facility or any other debt of the Obligors;

2.      The Issuer shall have delivered to the Purchasers and the Trustee customary legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements reasonably requested by the Purchasers or the Trustee;

3.      Payment of all fees and expenses payable by the Issuer on the Closing Date;

4.      The Plan and plan supplement documents shall be consistent with this term sheet and otherwise satisfactory to the Purchasers and shall have been approved by the Bankruptcy Court pursuant to a Confirmation Order satisfactory to the Purchasers which shall be in full force and effect and not subject to a stay; and

5.      Others to be agreed, including all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

Representations and Warranties:	The Documentation shall contain representations and warranties customary for financings of this type and others deemed appropriate by the Purchasers, acting reasonably, including: (1) financial statements; (2) no material adverse change; (3) corporate existence; (4) compliance with law; (5) corporate power and authority; (6) enforceability of Documentation; (7) no conflict with law or contractual obligations; (8) no material litigation; (9) no default; (10) ownership of property; (11) liens; (12) intellectual property; (13) no burdensome restrictions; (14) Federal Reserve regulations; (15) Investment Company Act; (16) subsidiaries; (17) accuracy of disclosure; and (18) Sanctions Laws.

Affirmative Covenants:	The Documentation shall contain affirmative covenants that are substantially consistent with the affirmative covenants set forth in the indentures governing the Issuer’s 8.000% second lien senior secured notes due 2018 and 8.875% second lien senior secured notes due 2018 with such changes as may be necessary or desirable to reflect the changed capital structure of the Obligors and such other changes as the Purchasers may reasonably require.

Negative Covenants:	The Documentation shall contain negative covenants that are substantially consistent with the negative covenants set forth in the indentures governing the Issuer’s 8.000% second lien senior secured notes due 2018 and 8.875% second lien senior secured notes due 2018 with such changes as may be necessary or desirable to reflect the changed capital structure of the Obligors and such other changes as the Purchasers may reasonably require.

Financial Covenants:

Asset Coverage Ratio: (i) on each Test Date (as defined below) during the period from the Plan Effective Date through March 31, 2017, the Asset Coverage Ratio (as defined below) shall not be less than 1.10:1.00, (ii) on each Test Date during the period from April 1, 2017 through September 30, 2017, the Asset Coverage Ratio shall not be less than 1.35:1.00, and (iii) on each Test Date thereafter, the Asset Coverage Ratio shall not be less than 1.50:1.00.

Limitation on G&A: The Obligors shall not incur general and administrative expenses determined in accordance with GAAP payable in cash in excess of (i) $3,575,000 during each of the third fiscal quarter and the fourth fiscal quarter of fiscal year 2016 and (ii) $2,775,000 during any fiscal quarter in 2017 or in excess of $10,100,000 for the fiscal year of 2017. G&A after fiscal year 2017 shall be determined by the Obligor’s compensation committee. The Purchasers shall be entitled to designate one of its two Board Members to serve on the Obligor’s compensation committee.

Minimum Liquidity: The Obligors shall maintain minimum liquidity from the Closing Date until April 1, 2018, of $7.5 million, and thereafter, of $5.0 million; provided that any breach of the minimum liquidity covenant may be waived with the consent of holders of more than 50% of the outstanding principal amount of the New 2L Notes; provided further that if the holders of the New 2L Notes shall waive any default with respect to the minimum liquidity covenant such default shall not cause a cross default under the RBL Exit Facility.

“Test Date” means (A) each January 1 (based on the Issuer’s third party prepared reserve report as of January 1) and July 1 (based on the Issuer’s mid-year reserve report as of July 1 (as reasonably approved by the Trustee)) of each year commencing with January 1, 2017 and (B) the date of any material acquisition or material disposition of oil and gas properties.

“Asset Coverage Ratio” means the ratio of the Total Proved PV10% as of such Test Date to total debt under the RBL and the 2L Notes, net of cash not to exceed $10 million that is subject to deposit account control agreements, of the Obligors as of such Test Date.

Events of Default:	The Documentation shall contain events of default that are substantially consistent with the events of default set forth in the indentures governing the Issuer’s 8.000% second lien senior secured notes due 2018 and 8.875% second lien senior secured notes due 2018 with such changes as may be necessary or desirable to reflect the changed capital structure of the Obligors and such other changes as the Purchasers may reasonably require.

Commitment Letter:

The Purchasers shall provide to the Obligors on or before July 7, 2016 a draft commitment letter reflecting the terms set forth in this term sheet. On or before July 25, 2016, the Purchasers and the Obligors shall execute a binding commitment letter in form and substance satisfactory to the Purchasers and the Obligors providing for the consummation of the transactions described herein (the “Commitment Letter”). The Issuer shall file a motion to seek Bankruptcy Court approval of such Commitment Letter within 24 hours of the execution thereof and shall obtain such approval within 10 business days of the execution thereof.

Notwithstanding anything to the contrary herein, all obligations of the Purchasers and the Obligors shall be terminable by the Purchasers or the Obligors if the Bankruptcy Court does not enter an order approving this term sheet and the Commitment Letter. Prior to Bankruptcy Court approval the Issuer shall not engage in any discussions or solicit or accept any proposals with respect to an Alternative Transaction (as defined below) or any financing other than the financing contemplated under this term sheet. A breach of this provision shall entitle the Purchasers to the Delayed Commitment Fee (as defined below). Nothing in this paragraph shall prevent the Issuer from continuing to pursue a sale of assets as required by the bid procedures order entered by the Bankruptcy Court on July 1, 2016 at Docket Number 366 of the Chapter 11 Proceedings.

Expenses and Exclusivity:

Issuer shall reimburse each of the Purchasers for all reasonable out-of-pocket expenses incurred by such Purchaser incurred on and after June 10, 2016 (including, reasonable fees and expenses of Counsel to the Purchasers and any necessary local counsel).

The Commitment Letter shall provide for (i) the expense reimbursement as set forth in the preceding paragraph, (ii) an expense deposit for Counsel to the Purchasers in an amount equal to $200,000 and (iii) $2,000,000 cash fee (the “Delayed Commitment Fee”) to be paid to the Purchasers in the event the Issuer enters into definitive documentation with respect to an Alternative Transaction (as defined below).

The Delayed Commitment Fee shall be a joint and several obligation of the Obligors and shall constitute an administrative expense claim against each Obligor under Bankruptcy Code § 503(b) that is subject only to administrative claims of the Obligors’ professionals. The Delayed Commitment Fee shall only be payable out of the proceeds and upon closing of an Alternative Transaction and, if such Alternative Transaction is a sale of all or substantially all assets of the Obligors, after payment in full of the outstanding obligations under the existing RBL facility.

“Alternative Transaction” means, other than the transactions contemplated herein, a (i) sale, transfer or other disposition of substantially all assets of any Obligor (in one or more transactions) to any party or parties, including a liquidation of the assets of any Obligor or (ii) issuance, sale, transfer or other disposition of substantially all equity securities, ownership interests or voting securities of any Obligor (in one or more transactions) or any merger, consolidation, recapitalization, business combination or other similar transaction involving any Obligor that does not include as a component of such transaction the consummation of the financing contemplated under this term sheet.

Governing Law:	New York.

Counsel to the Purchasers:	Milbank, Tweed, Hadley & McCloy LLP.

Annex A

Interest Rate:	13.5% per annum payable quarterly. Interest will be payable in cash, provided that the Issuer may elect at its sole discretion to exercise its option to pay all or a portion of the interest in kind, provided further that the Issuer may not elect to pay any portion of the interest in cash while the RBL Exit Facility (but not any refinancing or replacement thereof) is outstanding. Interest that the Issuer elects to pay in kind will be added to the outstanding principal amount (the “Additional PIK Principal”) of the New 2L Notes. Additional PIK Principal shall be considered principal for all purposes and, without limiting the foregoing, the Additional PIK Principal of the New 2L Notes shall bear interest at the rate applicable to the New 2L Notes beginning on the date such interest is paid in kind and added to the principal amount of the New 2L Notes and shall continue to accrue interest until the date such Additional PIK Principal is paid in full in cash.

Closing Fee:	At closing, each Purchaser to receive its pro rata share of 10-year costless warrants for common stock in the reorganized Issuer in an amount equal to 20% of the Issuer’s Total New Equity.